CREDIT AGREEMENT

                                  by and among

                        CANADIAN NATIONAL RAILWAY COMPANY

                                   as Borrower

                            GRAND TRUNK CORPORATION,
                   GRAND TRUNK WESTERN RAILROAD INCORPORATED,
                  DULUTH, WINNIPEG AND PACIFIC RAILWAY COMPANY,
             ST. CLAIR TUNNEL COMPANY and CANADIAN NATIONAL RAILWAY
                                 PROPERTIES INC.

                                  as Guarantors

                        THE FINANCIAL INSTITUTIONS NAMED
                          ON THE SIGNATURE PAGES HEREOF

                                   as Lenders

             GOLDMAN SACHS CREDIT PARTNERS L.P. and BANK OF MONTREAL

                                  as Arrangers

                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                        as Advisor and Syndication Agent

                                BANK OF MONTREAL

                             as Administrative Agent

                      THE BANK OF NOVA SCOTIA and NBD BANK

                           as Co-Documentation Agents

                                BANK OF MONTREAL

                               as Repayment Agent

                        ---------------------------------

                               U.S. $1,080,000,000
                        ---------------------------------

                           Dated as of March 16, 1998

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1            INTERPRETATION.........................................  4
         1.1         Definitions............................................  4
         1.2         Control................................................ 32
         1.3         Computation of Time Periods............................ 32
         1.4         Headings and Table of Contents......................... 32
         1.5         References............................................. 32
         1.6         Singular and Plural; Gender............................ 32
         1.7         Generally Accepted Accounting Principles............... 33
         1.8         Ratable - Portion of Accommodations.................... 33
         1.9         Incorporation of Schedules............................. 33

ARTICLE 2            REPRESENTATIONS AND WARRANTIES......................... 33
         2.1         Representations and Warranties......................... 33
         2.2         Survival of Representations and Warranties............. 39

ARTICLE 3            THE CREDIT............................................. 40
         3.1         Term Loan Commitment; Use of Proceeds.................. 40
         3.2         Revolving Loan Commitment; Use of
                       Proceeds of Revolving Loans.......................... 40
         3.3         Direct Advances........................................ 41
         3.4         Bid Advances........................................... 42
         3.5         Money Market Loans..................................... 46
         3.6         Notice Provisions...................................... 48
         3.7         Pro Rata Treatment..................................... 48
         3.8         Accounts kept by the Administrative Agent.............. 49
         3.9         Accounts kept by each Lender........................... 49

ARTICLE 4            REPAYMENT, CONVERSION AND REDUCTION.................... 49
         4.1         Mandatory Repayment and Prepayment of
                       the Loan............................................. 49
         4.2         Optional Repayments.................................... 50
         4.3         Conversion Option...................................... 51
         4.4         Requirements for Optional Repayments and
                       Optional Conversions................................. 52
         4.5         Excess Advances........................................ 52
         4.6         Authority to Debit..................................... 53
         4.7         Reduction of the Commitments........................... 53
         4.8         Increase of Revolving Loan Commitment.................. 54

ARTICLE 5            INTEREST AND FEES...................................... 55
         5.1         Interest............................................... 55
         5.2         Payment of Interest on Libor Loan...................... 55
         5.3         Payment of Interest on Canadian Rate Loan.............. 55
         5.4         Payment of Interest on Canadian Base
                       Rate Loan............................................ 56
         5.5         Selection of Interest Periods.......................... 56
         5.6         Default Interest....................................... 56
         5.7         Determination of Interest Rates........................ 57
         5.8         Acceptance Fee......................................... 57
         5.9         Underwriting Fee....................................... 57
         5.10        Facility Fee........................................... 57
         5.11        Administrative Fee..................................... 58
         5.12        Certain Computations................................... 58

ARTICLE 6            BANKERS' ACCEPTANCES................................... 58
         6.1         Bankers' Acceptances................................... 58
         6.2         Payments at Maturity................................... 59
         6.3         BA Equivalent Advances................................. 60
         6.4         Circumstances Making Bankers'
                       Acceptances Unavailable.............................. 60
         6.5         Purchase of Bankers' Acceptances....................... 61
         6.6         Pre-Signed Draft Forms................................. 61

ARTICLE 7            LETTERS OF CREDIT...................................... 62
         7.1         Letter of Credit Commitment............................ 62
         7.2         Letter of Credit Participations........................ 62
         7.3         Repayment of Participants.............................. 63
         7.4         Role of the Administrative Agent....................... 63
         7.5         Lenders' Obligations Absolute.......................... 63
         7.6         Reinstatement and Survival............................. 64
         7.7         Procedure for Issuance and Renewal
                       of Letters of Credit................................. 64
         7.8         Reimbursement of the Administrative Agent.............. 66
         7.9         Commissions, Fees and Charges.......................... 66
         7.10        Interest on Amounts Disbursed under
                       Letters of Credit.................................... 67
         7.11        Computation of Interest and Fees; Payment
                       not on Business Day.................................. 67
         7.12        Increased Costs........................................ 68
         7.13        Further Assurances..................................... 69
         7.14        Nature of Obligations; Indemnities..................... 69
         7.15        Payments upon any Event of Default..................... 70

ARTICLE 8            CHANGE IN CIRCUMSTANCES................................ 71
         8.1         Substitute Basis - Alternate Interest Rate............. 71
         8.2         Increased Costs........................................ 71
         8.3         Illegality............................................. 73
         8.4         Indemnity.............................................. 73
         8.5         Replacement of a Lender................................ 74

ARTICLE 9            PAYMENTS, TAXES, EXPENSES AND INDEMNITY................ 74
         9.1         Payments by Borrower to Administrative Agent........... 74

         9.2         Payments by Lenders to Administrative Agent............ 75
         9.3         Payments by Administrative Agent to Borrower........... 75
         9.4         Distribution to Lenders and Application of
                       Payments............................................. 75
         9.5         Currency Payment....................................... 75
         9.6         Set-off................................................ 76
         9.7         Taxes.................................................. 76
         9.8         Application of Payments................................ 77
         9.9         Expenses and Indemnity................................. 77
         9.10        Non-Receipt by Administrative Agent.................... 79
         9.11        Indemnity by the Borrower.............................. 79
         9.12        Survival of Indemnification Obligations................ 80

ARTICLE 10           CONDITIONS OF LENDING.................................. 80
         10.1        Conditions Precedent to the Closing.................... 80
         10.2        Conditions Precedent to the Term Loans and other
                       Advances on Initial Funding Date..................... 82
         10.3        Conditions Precedent to each Advance................... 86
         10.4        Waiver................................................. 87

ARTICLE 11           COVENANTS.............................................. 88
         11.1        Affirmative Covenants.................................. 88
         11.2        Financial Covenants.................................... 93
         11.3        Merger and Voting Trust Covenants...................... 94
         11.4        Negative Covenants..................................... 95

ARTICLE 12           DEFAULT................................................ 98
         12.1        Events of Default...................................... 98
         12.2        Effect of a Default....................................101
         12.3        Remedies Cumulative; No Waiver.........................102
         12.4        Set-Off................................................102

ARTICLE 13           NOTICE.................................................102
         13.1        Notices, Etc...........................................102

ARTICLE 14           GOVERNING LAW: JURISDICTION; JUDGMENT CURRENCY.........103
         14.1        Governing Law..........................................103
         14.2        Jurisdiction...........................................103
         14.3        Judgment Currency......................................104

ARTICLE 15           THE AGENTS AND THE LENDERS.............................105
         15.1        Authorization of Agent.................................105
         15.2        Agents' Responsibility.................................106
         15.3        Rights of Agents as Lenders............................106
         15.4        Indemnity..............................................107
         15.5        Notice by Administrative Agent to Lenders..............107
         15.6        Protection of Agents...................................107
         15.7        Notice by Lenders to Administrative Agent..............108
         15.8        Resignation of Administrative Agent....................108
         15.9        Sharing Among the Lenders..............................109
         15.10       Intercreditor Agreement................................110
         15.11       Provisions for the Benefit of Lenders Only.............110
         15.12       Amendment of Article 15................................110
         15.13       Authorized Waivers, Variations and Omissions...........110
         15.14       Dissenting Lenders.....................................111

ARTICLE 16           SUCCESSORS AND ASSIGNS.................................112
         16.1        Successors and Assigns.................................112

ARTICLE 17           GUARANTEE..............................................115
         17.1        Guarantee..............................................115
         17.2        Guarantee Absolute.....................................116
         17.3        Waiver.................................................117
         17.4        Continuing Guarantee...................................117
         17.5        Fraudulent Conveyance Limitation.......................118
         17.6        Taxes..................................................119

ARTICLE 18           MISCELLANEOUS..........................................120
         18.1        Severability...........................................120
         18.2        Amendments, Waivers, Etc...............................121
         18.3        Direct Obligation......................................121
         18.4        Sharing of Information.................................121
         18.5        Term of Agreement......................................121
         18.6        Further Assurances.....................................122
         18.7        Execution in Counterparts..............................122
         18.8        Language...............................................122
         18.9        Whole Agreement........................................122

                                    SCHEDULES

         1.1A        COMMITMENTS AND APPLICABLE LENDING OFFICES
         1.1B        FORM OF NOTICE OF BORROWING
         1.1C        FORM OF NOTICE OF CONVERSION
         1.1D        FORM OF NOTICE OF OPTIONAL REPAYMENT
         2.1.5       MATERIAL LITIGATION
         2.1.10      TITLE DEFECTS
         2.1.13      CERTAIN PERMITS, LICENSES AND APPROVALS
         2.1.14      PENSION PLANS
         2.1.19      CERTAIN MATTERS
         2.1.21      CANADIAN PENSION PLAN FUNDING DEFICIENCIES
         2.1.22      U.S. UNDERFUNDED ERISA PLANS
         3.4.1       FORM OF NOTICE OF BID BORROWINGS
         4.6         ACCOUNTS OF BORROWER
         6.6         FORM OF POWER OF ATTORNEY
         10.1.1      OPINIONS OF COUNSEL
         10.1.2      CAPITAL STRUCTURE
         11.1.12     FORM OF JOINDER AGREEMENT
         11.1.16     FORM OF BORROWER JOINDER AGREEMENT
         16.1.7      FORM OF ASSIGNMENT AGREEMENT
         16.1.9      FORM OF CONFIDENTIALITY AGREEMENT

                                CREDIT AGREEMENT


THIS CREDIT AGREEMENT IS DATED AS OF MARCH 16, 1998 AND ENTERED INTO

BY AND AMONG:  CANADIAN NATIONAL RAILWAY COMPANY, a corporation continued and existing under the Canada Business Corporations Act

               (together with any other Person that may become a Borrower, here-inafter called the "Borrower")

AND: GRAND TRUNK CORPORATION, a corporation incorporated and existing under the Delaware General Corporation Law (hereinafter called "Grand Trunk");

AND: GRAND TRUNK WESTERN RAILROAD INCORPORATED, a corporation incorporated and existing under the Delaware General Corporation Law

               (hereinafter called "Western")

AND: DULUTH, WINNIPEG AND PACIFIC RAILWAY COMPANY, a corporation incorporated and existing under the Minnesota Business Corporation Act

               (hereinafter called "Duluth")

AND: ST. CLAIR TUNNEL COMPANY, a corporation incorporated and existing under the Michigan Railroad Code of 1993

               (hereinafter called "St-Clair")

AND: CANADIAN NATIONAL RAILWAY PROPERTIES INC., a corpora-tion incorporated and existing under the Canada Business Corporations Act

               (hereinafter called "CNR Properties")

               (Grand Trunk, Western, Duluth, St-Clair and CNR Properties, together with any other Person that may become a Guarantor, are hereinafter collectively called the "Guarantors")

AND:           THE FINANCIAL INSTITUTIONS NAMED ON THE SIGNATURE
               PAGES HEREOF

               (hereinafter called individually a "Lender" and collectively the "Lenders")

AND:           BANK OF MONTREAL

               (hereinafter called the "Administrative Agent")

AND:           GOLDMAN SACHS CREDIT PARTNERS L.P. and BANK OF MONTREAL

               (hereinafter called individually an "Arranger" and collectively the "Arrangers")

AND:           THE BANK OF NOVA SCOTIA and NBD BANK

               (hereinafter called individually a "Co-Documentation Agent" and collectively the "Co-Documentation Agents")

AND:           GOLDMAN SACHS CREDIT PARTNERS L.P.

               (hereinafter called the "Advisor" and the "Syndication Agent")

AND:           BANK OF MONTREAL

               (hereinafter called the "Repayment Agent")

                             PRELIMINARY STATEMENTS:

                  A. The Borrower has caused the formation of, and indirectly owns all of the outstanding shares of capital stock of, Merger Sub (this and other capitalized terms used in these Preliminary Statements without definition being used as defined in Section 1.1) for the purpose of acquiring not less than 50.1% (on a fully diluted basis) of the outstanding shares of common stock, par value US$0.001 per share, of Illinois Central Corporation, a Delaware corporation (together with its successors, including without limitation, the survivor to the Merger, "Target") (such common stock being the "Target Common Stock").

                  B. Merger Sub has offered to purchase not less than 50.1% (on a fully diluted basis) and not more than 46,051,761 of the issued and outstanding shares of Target Common Stock at a price equal to US$39.00 per share pursuant to the Tender Offer.

                  C. Simultaneously with the purchase of the Target Common Stock, such Target Common Stock purchased by Merger Sub will be deposited into the Voting Trust established pursuant to the Voting Trust Agreement.

                  D. The Borrower, Merger Sub and Target have entered into the Merger Agreement pursuant to which, upon completion of the Tender Offer and, with respect to clauses (1), (2) and (3) below, upon receipt of the approval by holders of at least 50.1% of the outstanding shares of Target Common Stock (if required by law):

                           (1) Merger Sub will merge with Target pursuant to the Merger Agreement with Target being the surviving corporation in such merger (such surviving corporation is sometimes referred to herein as the "Surviving Corporation");

                           (2) If Merger Sub has purchased 46,051,761 shares of Target Common Stock, each of the shares of Target Common Stock outstanding immediately before the consummation of the Merger (other than shares to be cancelled as described in clause (4) below and shares held by those who perfect appraisal rights, if any, under state law) will be converted into the right to receive a number of common shares, without par value, of the Borrower (the "Borrower Common Stock") determined in accordance with the Merger Agreement;

                           (3) If Merger Sub has purchased less than 46,051,761 shares of Target Common Stock, each of the shares of Target Common Stock outstanding immediately before the consummation of the Merger (other than shares to be cancelled as described in clause (4) below and shares held by those who perfect appraisal rights, if any, under state law) will be converted into the right to receive (x) a number of shares of Borrower Common Stock determined in accordance with the Merger Agreement and (y) a cash payment in an amount determined in accordance with the Merger Agreement;

                           (4) Each of the shares of Target Common Stock outstanding immediately before the consummation of the Merger held by Merger Sub, Target or any of their respective direct or indirect Subsidiaries (including shares held in the Voting Trust) (the "Other Target Shares") shall be cancelled and retired without payment of any consideration therefor;

                           (5) As a result of the Merger, each of the shares of the capital stock of Merger Sub outstanding immediately before the consummation of the Merger will be converted into and become one fully paid and nonassessable share of common stock of Surviving Corporation (the "Surviving Corporation Common Stock"); and

                           (6) Following the Merger, all of the outstanding shares of Surviving Corporation Common Stock shall be deposited into and subject to the provisions of the Voting Trust unless and until the STB approves the acquisition of control of Target by the Borrower.

                  E. The Borrower desires that Lenders extend certain credit facilities to the Borrower to provide (together with cash on hand of the Borrower and the proceeds of borrowings on the Initial Funding Date under the US Credit Agreement) for (i) the payment by Merger Sub of the cash consideration for the Tendered Target Shares in an aggregate amount not exceeding US$1,796,018,679.00; (ii) the refinancing of certain Indebtedness of the Borrower and its Subsidiaries; (iii) the payment of Transaction Costs; (iv) the working capital requirements and general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, commercial paper backstop; (v) the issuance of Standby Letters of Credit and Commercial Letters of Credit as described herein; and (vi) the other purposes described herein.

                  F. The Guarantors have agreed to guarantee the Obligations hereunder.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, Guarantors, Lenders, and Agents hereby agree as follows:


                                    ARTICLE 1

                                 INTERPRETATION

1.1      Definitions

         In this Agreement unless something in the subject-matter or the context otherwise is inconsistent therewith:

         "Acceptance" - means Bankers' Acceptances pursuant to Section 6.1 and BA Equivalent Advances pursuant to Section 6.3.

         "Acceptance Fee" - means the fee payable at the time of the acceptance of Bankers' Acceptances established by multiplying the face amount of such Bankers' Acceptances by the Applicable Margin and by multiplying the product so obtained by a fraction having a numerator equal to the number of days in the term of such Bankers' Acceptances and a denominator of 365.

         "Acquisition" - means a take-over bid or offer to acquire all or substantially all of the outstanding voting or equity securities of a corporation or an acquisition of all or substantially all of the assets of any Person.

         "Administrative Agent" - means Bank of Montreal or the administrative agent in office at such time pursuant to Article 15.

         "Advance" - means (i) a direct advance by a Lender to the Borrower by way of Canadian Rate Advances, Canadian Base Rate Advances and Libor Advances pursuant to Section 3.3, (ii) Canadian Rate Advances pursuant to Section 7.8.1,
(iii) the face amount of Bankers' Acceptances pursuant to Section 6.1 and BA Equivalent Advances pursuant to Section 6.3 and (iv) the amount of the Letter of Credit Exposure.

         "Affiliate" - has the meaning ascribed thereto in the Canada Business Corporations Act, as the same may be amended, replaced or supplemented from time to time.

         "Agreement" - means this agreement as it may be amended, supplemented or restated from time to time.

         "Agents" - means Administrative Agent, Arrangers, Advisor, Syndication Agent, the Co- Documentation Agents and Repayment Agent.

         "Applicable Lending Office" - means, with respect to any Lender, the office of such Lender in Canada specified under the heading "Address" opposite its name on Schedule 1.1A annexed hereto, or such other office of such Lender in Canada as such Lender may from time to time specify to the Borrower (with a copy to the Administrative Agent), and means, with respect to any assignee of all or any part of, or any interest in, any Lender's rights and obligations hereunder, the office of such assignee located at its address selected in Canada and specified as its "Applicable Lending Office" to the Borrower (with a copy to the Administrative Agent) from time to time by such assignee.

         "Applicable Margin" - means, for each day during which an Acceptance or a Libor Loan or a Letter of Credit is outstanding, the rate of interest per annum (expressed in basis points, i.e., 1/100 of 1%) set forth in Column B below opposite the category in Column A below which describes the Applicable Public Debt Rating in effect on such day:

                           Column A                  Column B
                           --------                  --------

                           Level 1                   19.5
                           Level 2                   25
                           Level 3                   27.5
                           Level 4                   30
                           Level 5                   47.5
                           Level 6                   67.5

provided that (i) if the Applicable Public Debt Rating is comprised of two "Levels" (x) if there is no more than one Level difference between such Levels, then the Applicable Margin shall be the amount in Column B above corresponding to the Level in Column A above which is the higher of such Levels and (y) if there is more than one Level difference between such Levels, then the Applicable Margin shall be the arithmetic average of (a) the amount in Column B above corresponding to the Level in Column A above which corresponds to the S&P Public Debt Rating and (b) the amount in Column B above corresponding to the Level in Column A above which corresponds to the Moody's Public Debt Rating, and (ii) for each day during which the sum of the aggregate principal amounts of the Loan, the Bid Loans, the US Term Loan, the US Revolving Loans and all other advances under the US Credit Agreement (including Bid Loans, but not including Money Market Loans, as such terms are defined therein) exceeds US$900,000,000, each of the Applicable Margins shall be increased by 5 basis points.

         "Applicable Public Debt Rating" - means, as of any day, Level 1, Level 2, Level 3, Level 4, Level 5 or Level 6 below, whichever is applicable on such day to (a) if the Public Debt Rating on such day by S&P and Moody's is in the same "Level" below, that Level or (b) if such Public Debt Ratings are not in the same "Level", the Level which corresponds to the S&P Public Debt Rating and the Level which corresponds to the Moody's Public Debt Rating:

       Level                   S&P                           Moody's
       -----                   ---                           -------

       1                  A- or higher                   A3 or higher
       2                  BBB+                           Baal
       3                  BBB                            Baa2
       4                  BBB-                           Baa3
       5                  BB+                            Ba1
       6                  Less than BB+                  Less than Ba1
                          or Unrated                     or Unrated

; provided that, notwithstanding anything to the contrary contained herein, any change in the Applicable Public Debt Rating which results from a change in the Public Debt Rating shall become effective on the day upon which such change in the Public Debt Rating is publicly announced by the relevant rating agency (or the date upon which the relevant rating agency ceases to provide a rating) and shall be effective only with respect to amounts accruing after such date.

         "Arrangers" - is defined in the introductory paragraph.

         "Arrangers' Counsel" - means O'Melveny & Myers LLP and Ogilvy Renault.

         "Asset Sale" means the sale by the Borrower or any of its Subsidiaries or by Target or any of its Subsidiaries to any Person other than the Borrower or any of its wholly-owned Subsidiaries or Target or any of its Subsidiaries of (i) any of the stock of Target or any of Target's Subsidiaries or (ii) any assets (whether tangible or intangible) of Target or any of its Subsidiaries (other than asset sales or network rationalizations in the ordinary course of business).

         "Assignee" - has the meaning specified in Section 16.1.3.

         "Available Revolving Loan Commitment" - means at any time (i) with respect to all Lenders, the aggregate amount of the Revolving Loan Commitments of all Lenders at such time less the Total Utilization of Revolving Loan Commitments at such time and (ii) with respect to a Lender, the amount of the Available Revolving Loan Commitment of all Lenders at such time multiplied by the Participation of such Lender.

         "Available Term Loan Commitment" - means at any time (i) with respect to all Lenders, the aggregate amount of the Term Loan Commitments of all Lenders at such time less the aggregate amount of Advances made to the Borrower pursuant to the Term Loan Commitments at such time, and (ii) with respect to any Lender, the amount of the Available Term Loan Commitment of all Lenders at such time multiplied by the Participation of such Lender.

         "BA Equivalent Advance" - means an Advance contemplated as such in
Section 6.3.

         "Bankers' Acceptance" - means a non-interest bearing bill of exchange in a form satisfactory to the Administrative Agent, denominated in CDollars, drawn and endorsed by the Borrower and presented to each Lender for acceptance pursuant to this Agreement.

         "Benefit Arrangement" - means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA that is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Borrower or any ERISA Affiliate of the Borrower.

         "Bid Advance" - means an advance by a Lender to the Borrower as part of a Bid Borrowing resulting from the auction bidding procedure described in
Section 3.4.

         "Bid Borrowing" - means a borrowing consisting of simultaneous Bid Advances from each of the Lenders whose offers to make one or more Bid Advances as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 3.4.

         "Bid Loan" - means an advance by a Lender to the Borrower pursuant to
Section 3.4.

         "Borrower" - is defined in the introductory paragraph; provided, however, that Borrower may include one or more Canadian Subsidiaries of Canadian National Railway Company that from time to time shall become parties hereto as borrowers by executing instruments reasonably satisfactory to Arrangers assuming the obligations of a Borrower under this Agreement in accordance with Section 11.1.16.

         "Borrowing" - means a utilization by the Borrower of the Credit by way of Advances from the Lenders.

         "Business Day" - means a day on which banking institutions in Montreal, Quebec, Toronto, Canada and New York, New York are open for business and which is also a day on which dealings in USDollars may be carried on by and between banks in the London interbank market.

         "Canadian Base Rate" - means the fluctuating annual rate of interest which shall at all times be equal to the higher of (a) the arithmetic average of the annual rate of interest announced or established by each of the Reference Lenders from time to time as being the reference rate then in effect at its respective principal lending offices in Canada for determining rates of interest on US Dollar commercial loans to Canadian residents in Canada, subject, however, to the provisions of Section 5.7.1 and (b) the Federal Funds Effective Rate (which the parties acknowledge is an annualized rate based on a year of 360 days) plus 1/2 of 1% per annum.

         "Canadian Base Rate Advance" - means an Advance in USDollars to which the Canadian Base Rate is applicable.

         "Canadian Base Rate Loans" - means at any given time during the term of this Agreement the Loan, or that portion of the Loan, which the Borrower has elected or is deemed to have elected to denominate in USDollars and upon which interest is payable at the Canadian Base Rate.

         "Canadian Plan" - means each employee benefit plan (other than a pension plan) which the Borrower or any one of its Material Subsidiaries maintains or to which it is obligated to contribute and which is subject to any Canadian federal Law or provincial Law relating to employee benefit plans (other than pension plans).

         "Canadian Rate" - means, at any time, the rate of interest per annum equal to the greater of (i) the per annum rate of interest quoted, published and commonly known as the "prime rate" of the Administrative Agent which the Administrative Agent establishes in Canada as the reference rate of interest in order to determine interest rates for loans in Canadian dollars to its Canadian commercial borrowers; and (ii) the rate per annum determined by the Administrative Agent for one month bankers' acceptances as appears on the Reuters Screen CDOR (Canadian Deposit Offered Rate) page, plus 3/4 of 1% per annum, the whole as determined as at 10:00 a.m. (Montreal time), on the relevant Business Day (provided that, for non-Business Days, and if no CDOR rate is available for a given Business Day, the CDOR rate for the immediately previous Business Day for which a CDOR rate is available shall be used); in each case adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to the Borrower or any other Person.

         "Canadian Rate Advance" - means an Advance in CDollars to which the Canadian Rate is applicable.

         "Canadian Rate Loan" - means at any given time during the term of this Agreement the Loan, or that portion of the Loan, which the Borrower has elected or is deemed to have elected to denominate in CDollars and upon which interest is payable at the Canadian Rate.

         "Capital Lease Obligations" - shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) immovable or real property or movable or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

         "CBRS" - means Canadian Bond Rating Service or its successor.

         "CDollars" and the symbol: "C$" each means lawful money of Canada.

         "Closing Date" means the date on or prior to March 31, 1998 on which all of the conditions set forth in Section 10.1 are satisfied or waived as permitted hereunder. The parties hereto expect the Closing Date to occur on March 13, 1998.

         "Code" - means the United States Internal Revenue Code of 1986, as amended from time to time. References to sections of the Code as presently in effect include corresponding provisions of the Code after the date hereof.

         "Commercial Letter of Credit Application" - has the meaning ascribed to it in Section 7.7.1.

         "Commercial Letters of Credit" - means a commercial letter of credit or bank letter of guarantee, in either case in a face amount of not less than C$500,000 or US$500,000, having an expiry date not later than the Revolving Loan Commitment Termination Date, issued by the Administrative Agent in accordance with Sections 7.1 and 7.7 for the account of the Borrower for the purchase of goods in the ordinary course of business, in which the Lenders participate pursuant to Section 7.2.

         "Commitments" - in relation to a Lender means at any time such Lender's Term Loan Commitment and Revolving Loan Commitment at such time.

         "Confidential Information Memorandum" - means that certain Confidential Information Memorandum prepared by the Agents relating to the Term Loans and Revolving Loans dated February 1998.

         "Consolidated Subsidiaries" - means all Subsidiaries of the Borrower and all Excluded Subsidiaries.

         "Contaminant" - means, any pollutants, dangerous substances, liquid waste, industrial waste, hauled liquid waste, toxic substances, hazardous wastes, hazardous materials, hazardous substances or contaminants as defined or dealt with in any Environmental Law.

         "Conversion Advance" and "Converted Advance" shall each have the meaning ascribed to such terms in Section 4.3.

         "Conversion Date" - means a day which the Borrower has notified the Administrative Agent in a Notice of Conversion as the date on which the Borrower will convert Borrowings under the Credit, or a portion thereof, in accordance with Section 4.3.

         "Credit" - means the credit facility in the amount of one billion eighty million USDollars (US$1,080,000,000) or the Equivalent Amount thereof in CDollars which the Lenders will make available to the Borrower pursuant to, and in accordance with the terms of, this Agreement for the purposes permitted hereunder.

         "Crown" - means the government of Canada and the government of any province thereof.

         "DBRS" - means Dominion Bond Rating Service or its successor.

         "Deficient Canadian Plans" - means any Canadian Plan of the Borrower or any one of its Material Subsidiaries as to which the actuarial present value of all benefit liabilities under such Canadian Plan exceed the value of the assets held in such Canadian Plan which are allocable to such benefits.

         "Depositary" - means Harris Trust Company of New York.

         "Discount Rate" - means with respect to Bankers' Acceptances issued pursuant to this Agreement with the same maturity date, (i) with respect to any Lender that is listed in Schedule I to the Bank Act (Canada), the average bankers' acceptance rate as quoted on the Reuters Screen CDOR (Canadian Deposit Offered Rate) page (or such other page as may, from time to time, replace such page on that service for the purpose of displaying quotations for bankers' acceptances accepted by leading Canadian financial institutions) at or about 10:00 a.m. (Montreal time) on the date of issue of such Bankers' Acceptances, for bankers' acceptances having a comparable maturity to the maturity date of such Bankers' Acceptances, or, if such rate is not available at or about such time, the bankers' acceptance rate of the Administrative Agent established in accordance with its normal practices for bankers' acceptances having a comparable face value and maturity date to the face value and maturity date of such Bankers' Acceptances (the rate determined in accordance with this clause (i) being the "CDOR Rate"); and (ii) with respect to any Lender that is listed in
Schedule II to the Bank Act (Canada), the lesser of (a) the rate determined by the Administrative Agent as being the arithmetic average (rounded upwards, if necessary, to the nearest .01%) of the bankers' acceptance rates of each of the Reference Lenders which is a Lender listed in Schedule II to the Bank Act (Canada), established in accordance with their respective normal practices at or about 10:00 a.m. (Montreal time) on the date of issue of such Bankers' Acceptances, for bankers' acceptances having a comparable face value and maturity date to the face value and maturity date of each such Reference Lender's Participation in such issue of Bankers' Acceptances, subject to the provisions of Section 5.7.1, and (b) the CDOR Rate plus 7.5 basis points.

         "Discounted Proceeds" - means, in respect of any Bankers' Acceptance to be accepted and purchased by a Lender hereunder on any day, an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded up) calculated on such day by multiplying (i) the face amount of such Bankers' Acceptance by (ii) the price, where the price is determined by dividing one by the sum of one plus the product of (A) the Discount Rate (expressed as a decimal) and (B) a fraction, the numerator of which is the number of days in the term of such Bankers' Acceptance and the denominator of which is 365.

         "Drawdown Date" - means a day which the Borrower has notified the Administrative Agent in a Notice of Borrowing as the date on which the Borrower requests an Advance in accordance with Section 3.3 or, as applicable, the day on which the Borrower has requested the issuance of a Letter of Credit in accordance with Section 7.7.

         "Effective Time" means the date and time that the Merger becomes effective in accordance with the terms of the Merger Agreement, with the effect set forth in Section 259 of the General Corporation Law of the State of Delaware.

         "Environmental Activity" - means any activity, event or circumstances in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its Release, escape, leaching, dispersal or migration into the natural environment, including the movement through or in the air, land surface or subsurface strata, surface water or groundwater.

         "Environmental Law" - means any and all applicable Laws relating to pollution or protection of human health or the environment or any Environmental Activity.

         "Equivalent Amount" - means, on any date, the amount in CDollars or USDollars, as the case may be, which would be obtained on the conversion of an amount in USDollars into CDollars or CDollars into USDollars, respectively, at the Bank of Canada's noon mid-point spot rate for the purchase of USDollars with CDollars or CDollars with USDollars, respectively, as quoted or published or otherwise made available by the Bank of Canada on such date.

         "ERISA" - means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules issued and regulations promulgated thereunder. References to sections or parts of ERISA as presently in effect include corresponding provisions of ERISA after the date hereof.

         "ERISA Affiliate" - shall mean, with respect to any Person, any other Person which, together with any such Person, would be treated as a single employer under Section 414 of the Code; provided, however, that Target and its Subsidiaries shall not be ERISA Affiliates of the Borrower or its Subsidiaries prior to the STB Approval Date; and provided further, however, that Target and its Subsidiaries shall not be ERISA Affiliates of the Borrower or its Subsidiaries for purposes of determining compliance with Article 2 hereof until 90 days after such date.

         "Event of Default" - means any of the events specified in Section 12.1.

         "Excess Canadian Pension Obligations" - means, at any time, the sum of
(a) the amount by which the actuarial present value of all pension liabilities of a Canadian pension plan of the Borrower and its Material Subsidiaries exceed the aggregate value of the assets held in such pension plan which are allocable to such liabilities, plus (b) the aggregate amount of the obligations of the Borrower and its Material Subsidiaries in respect of obligations to terminated Canadian pension plans which are secured by Liens on the assets of the Borrower or its Material Subsidiaries.

         "Excluded Subsidiaries" - means Canaprev Inc., Domestic Four Leasing Corporation, CV Properties Incorporated, Autoport Limited, The Canada and Gulf Terminal Railway Company, Ecorail Inc., Ecorail Enterprises Inc., Canac Inc. and all Subsidiaries of Canac Inc., Canadian National Transportation Limited, CN Transactions Inc., The Quebec and Lake St. John Railway Company, The Northern Consolidated Holding Company Limited, The Canadian Northern Quebec Railway Company and The Great North Western Telegraph Company of Canada, but in each case, only for so long as each such company is a company controlled, directly or indirectly, by the Borrower.

         "Existing Credit Agreements" - means (i) the Amended and Restated Credit Agreement dated July 31, 1997, by and among the Borrower, as borrower, Grand Trunk, Western, Duluth and St-Clair, as guarantors, and the financial institutions named on the signature pages thereof, as lenders, pursuant to which the said borrower is granted a revolving credit facility of C$275,000,000, and
(ii) the Amended and Restated Credit Agreement dated July 31, 1997, by and among Grand Trunk, Western, Duluth and St-Clair, as borrowers, Borrower, as guarantor, and the financial institutions named on the signature pages thereof, as lenders, pursuant to which the said borrowers are granted a revolving credit facility of US$137,500,000.

         "Facility Fee" - means, for each day, the rate per annum (expressed in basis points, i.e. 1/100 of 1%) set forth in Column B below opposite the category in Column A below which describes the Applicable Public Debt Rating in effect on such day:

                           Column A                           Column B
                           --------                           --------

                           Level 1                            8
                           Level 2                            10
                           Level 3                            12.5
                           Level 4                            15
                           Level 5                            20
                           Level 6                            25

; provided that if the Applicable Public Debt Rating is comprised of two "Levels" (x) if there is no more than one Level difference between such Levels, then the Facility Fee shall be the amount in Column B above corresponding to the Level in Column A above which is the higher of such Levels and (y) if there is more than one Level difference between such Levels, then the Facility Fee shall be the arithmetic average of (a) the amount in Column B above corresponding to the Level in Column A above which corresponds to the S&P Public Debt Rating and
(b) the amount in Column B above corresponding to the Level in Column A above which corresponds to the Moody's Public Debt Rating.

         "Federal Funds Effective Rate" - means, for any day, an interest rate per annum (rounding up, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System of the United States of America arranged by federal funds brokers, as published for such day by the Federal Reserve Bank of New York or, if such rate is not published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it; in the case of a day which is not a Business Day, the Federal Funds Effective Rate for such day shall be the Federal Funds Effective Rate for the immediately preceding Business Day.

         "Financial Projections" - has the meaning assigned to that term in
Section 10.1.7(iv).

         "Fixed Assets" - means, as at any time, the aggregate net book value of the long-term fixed assets, including but without limitation, tracks and roadways, buildings and rolling stock, of the Borrower and its Consolidated Subsidiaries.

         "Fixed Charge Coverage Ratio" - means, with respect to the Borrower, the ratio, calculated on a consolidated basis, of (A) the aggregate of (i) Net Profits, (ii) all items properly classified as net interest expense (whether expensed or capitalized) on the Borrower's financial statements in accordance with generally accepted accounting principles, (iii) the computed net interest component for any element of Indebtedness of the Borrower and its Consolidated Subsidiaries (such as capital leases) which would not be classified as interest expense pursuant to (ii), (iv) the aggregate of all taxes (including deferred taxes) based on income of the Borrower and its Consolidated Subsidiaries determined in accordance with generally accepted accounting principles, and (v) operating lease commitments and receivable securitization costs of the Borrower and its Consolidated Subsidiaries to (B) the aggregate of (i) all items properly classified as interest expense (whether expensed or capitalized) on the Borrower's financial statements in accordance with generally accepted accounting principles, (ii) the computed net interest component for any element of Indebtedness of the Borrower and its Consolidated Subsidiaries (such as capital leases) which would not be classified as interest expense pursuant to (i), and
(iii) operating lease commitments and receivable securitization costs of the Borrower and its Consolidated Subsidiaries. For the purposes of this Agreement, the Fixed Charge Coverage Ratio (and related definitions) (x) for the last day of any fiscal quarter ended on or prior to September 30, 1999 shall be calculated for the period from and including April 1, 1998 to and including such last day and (y) for the last day of any fiscal quarter ended after September 30, 1999 shall be calculated for the period of six consecutive fiscal quarters ended on such last day.

         "Fixed Rate Advance" - means a Bid Advance which bears interest at a fixed rate per annum determined as provided in, and in response to, a Notice of Bid Borrowing delivered pursuant to Section 3.4.1(i).

         "Governmental Authority" - means any country or government, any province, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantees" - means, with respect to any Person, any Indebtedness of another Person which such guaranteeing Person has guaranteed or in respect of which such guaranteeing Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase property or services, to provide funds for payment, to supply funds to or otherwise invest in such other Person, or otherwise to assure a creditor of such other Person against loss, other than endorsements for collection or deposit in the ordinary course of business; provided that, in the case of the Borrower, the term Guarantee shall not include any obligations, undertakings or indemnities in respect of surety bonds and other similar contracts issued on behalf of, or entered into by, any of its Subsidiaries including AMF Technotransport Management Inc. prior to the time it ceased to be a Subsidiary in the ordinary course of their business. The amount of any Guarantee shall be deemed to be the higher of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by the Majority Lenders, in good faith.

         "Guarantors" - means, on any date, (i) each of Grand Trunk, Western, Duluth, St-Clair and CNR Properties, (ii) any Material Subsidiary that, on or prior to such date, becomes a guarantor pursuant to Section 11.1.12 and (iii) in the event any Person other than Canadian National Railway Company becomes a borrower under this Agreement, Canadian National Railway Company pursuant to
Section 11.1.16.

         "Hostile Acquisition" - means an Acquisition by the Borrower or any of its Subsidiaries in respect of which the board of directors of the target company or management of the target Person (if the target is not a company) has not recommended acceptance of such Acquisition.

         "Indebtedness" - means, without duplication, for any Person:

         (a) obligations for borrowed money, including obligations evidenced by bonds, notes, debentures or other similar instruments;

         (b) obligations under financial guarantees, letters of credit or letters of guarantee or obligations to financial institutions who issued such letters of credit or letters of guarantee for the account of such Person;

         (c) obligations under banker's acceptances;

         (d) obligations representing the deferred purchase price of property or services except trade accounts payable of such Person arising in the ordinary course of business;

         (e) obligations, whether or not assumed, secured by Liens on, or payable out of the proceeds or production from, property owned by such Person;

         (f) Capital Lease Obligations;

         (b) Guarantees; and

         (h) obligations under interest rate protection agreements, currency hedging agreements and commodity hedging agreements;

; provided that any borrowings made by the Borrower and CNR Properties in connection with the Reorganization and any borrowings (other than Advances) by the Borrower and Grand Trunk in connection with the acquisition of Target Common Stock pursuant to the Tender Offer and the Merger shall not constitute Indebtedness so long as such borrowings are repaid in full on the Business Day on which they have been made.

         "Initial Funding Date" - means the date on or prior to March 31, 1998 on which all of the conditions set forth in Section 10.2 are satisfied or waived as permitted hereunder. The parties hereto expect the Initial Funding Date to occur on March 18, 1998.

         "Intercreditor Agreement" - means that certain Intercreditor Agreement dated as of the date hereof by and among the Administrative Agent, as representative of the Lenders, the administrative agent under the US Credit Agreement and the Repayment Agent, as such agreement may be amended, supplemented or otherwise modified to the extent permitted under Section 15.10.

         "Interest Payment Date" - means (i) in respect of the Canadian Rate Loan and the Canadian Base Rate Loan, the last Business Day of each and every month, and the date of any repayment or prepayment thereof and (ii) in respect of the Libor Loan, for each Libor Loan Portion the last day of each Interest Period in respect of such Libor Loan Portion, the date of any repayment or prepayment thereof and, if any Interest Period is longer than three months, the last day of the three month period starting on the first day of such Interest Period, the last day of each successive three month period and the last day of such Interest Period.

         "Interest Period" - for each Libor Loan Portion means (a) the first period of approximately one month, two months, three months, six months or, subject to availability, nine or twelve months selected by the Borrower and notified to the Administrative Agent in accordance with Section 5.5, which period shall commence on the Drawdown Date or Conversion Date, as the case may be, of such Libor Loan Portion, and (b) each of the successive periods of approximately one month, two months, three months, six months or, subject to availability, nine or twelve months in respect of such Libor Loan Portion selected by the Borrower and notified to the Administrative Agent in accordance with Section 5.5, each of which shall commence on the last day of the immediately preceding Interest Period in respect of such Libor Loan Portion; provided, however, that:

         (i) the duration of any Interest Period with respect to any portion of the Term Loans which otherwise would end after the Term Loan Maturity Date applicable to each Lender shall end on such Term Loan Maturity Date and the duration of any Interest Period with respect to any portion of the Revolving Loans which otherwise would end after the Revolving Loan Commitment Termination Date applicable to each Lender shall end on such Revolving Loan Commitment Termination Date;

         (ii) Interest Periods commencing on the same day for Libor Advances comprising part of the same Libor Loan Portion shall be of the same duration;

         (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, in the case of any Interest Period for a Libor Advance, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

         (iv) there may not, at any one time, be more than five different Interest Periods in effect for Libor Advances.

         "Investments" - means any loan, advance, deposit, extension of credit, capital contribution or investment to or in any Person, or any purchase or other acquisition for a consideration of any evidences of Indebtedness, capital stock or other securities of any Person or the acquisition of assets of another Person in circumstances which would qualify such acquisition as a bulk sale of an enterprise.

         "Law" - means all applicable provisions of statutes, ordinances, decrees, rules, regulations, treaties and all applicable determinations, rulings, orders and decrees of Governmental Authorities.

         "Lender" - means any Person that either (i) is designated as a Lender on the signature pages hereof and has not assigned all of its rights and obligations in the portion of the Credit available to the Borrower or (ii) becomes a Lender after the date hereof by virtue of an assignment by a Lender of such Lender's rights and obligations hereunder and makes the representations set forth in Section 16.1.11, and "Lenders" means such Persons, collectively.

         "Letter of Credit Exposure" - means at a particular time, the sum in USDollars of (i) the undrawn and unexpired aggregate amount of all Letters of Credit outstanding in USDollars plus the Equivalent Amount in USDollars of all Letters of Credit outstanding in CDollars and (ii) the aggregate amount of drawings under the Letters of Credit in USDollars plus the Equivalent Amount in USDollars of drawings under the Letters of Credit in CDollars which have not been reimbursed pursuant to Section 7.8.2.

         "Letters of Credit" - means, collectively, the Commercial Letters of Credit and the Standby Letters of Credit.

         "LIBOR" - means, for any Interest Period for each Libor Loan Portion, an interest rate per annum determined on the basis of the rate for deposits in US Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M. (London time) two Business Days prior to the beginning of such Eurodollar Interest Period; provided, however, that in the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), LIBOR shall be (i) determined by reference to such other publicly available service for displaying Eurodollar rates as may be agreed upon by Administrative Agent and the Borrower or (ii) in the absence of such agreement, the rate per annum equal to the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1% per annum) of the rate per annum at which deposits in USDollars are offered by the principal office of each of the Reference Lenders in London to prime banks in the London Interbank Market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount of the Libor Loan Portion to be outstanding during such Interest Period and for a period equal to such Interest Period. LIBOR (as calculated in accordance with clause
(ii) of the preceding proviso) for each Interest Period for each Libor Loan Portion shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Lenders two Business Days before the first day of such Interest Period subject, however, to the provisions of Section 5.7.1, and provided, however, that for the purposes of Section 3.4, the preceding sentence shall be read with reference to the Lender offering the Bid Advance rather than the Reference Lenders.

         "Libor Advance" - means an advance in USDollars to which LIBOR is applicable pursuant to Section 3.3 or Section 3.4, as the context requires.

         "Libor Loan" - means at any given time during the term of this Agreement the Loan, or that portion of the Loan, upon which interest is payable at a rate determined by reference to LIBOR.

         "Libor Loan Portion" - means the amount of the Libor Loan or any portion of the Libor Loan in respect of which the Borrower has selected an Interest Period or Interest Periods commencing on the same date and having the same duration.

         "Lien" - means a mortgage, hypothecation, legal hypothecation, prior claim, pledge, privilege, lien, charge or encumbrance, whether fixed or floating, on, or any security interest in any property, whether immovable or real, movable or personal, or mixed, tangible or intangible or a pledge or hypothecation thereof or any conditional sale agreement or other title retention agreement or equipment trust relating thereto or any lease relating to property which would be required to be accounted for as a capital lease on a balance sheet; provided, however, that any grant of trackage, haulage, switching or running rights or similar rights shall not constitute a "Lien".

         "Loan" - at any given time means the aggregate principal amount of all Advances outstanding at such time but including, without limitation, the face amount of all Bankers' Acceptances which have been accepted by the Lenders and in respect of which the Lenders have not received payment of an equivalent amount from the Borrower, the amount of all BA Equivalent Advances and the Letter of Credit Exposure.

         "Loan Party" - means the Borrower and each Guarantor, and "Loan Parties" means all such Persons, collectively.

         "Loss" - means any loss, including any expense, cost, damage, penalty, fine, liability or obligation, which results, or may result, directly or indirectly, from any event, fact or circumstance or series of events, facts or circumstances.

         "Majority Lenders" - means at any time:

                  (i) with respect to any amendment, modification or waiver of any provision contained in Articles 2, 10, 11 or 12 (other than Sections 12.1.1, 12.1.2 and 12.1.11) of this Agreement, or the definitions in Article 1 as used therein, including without limitation any waiver of compliance therewith as a condition to making any Advance or Bid Advance, Lenders and the lenders party to the US Credit Agreement having or holding more than 50% of the sum of (w) prior to funding of the Term Loans, the aggregate Term Loan Commitments and, upon and after funding of the Term Loans, the aggregate principal amount of Term Loans outstanding at such time, plus (x) prior to funding of the US Term Loans, the aggregate commitments to make US Term Loans under the US Credit Agreement and, upon and after funding of the US Term Loans, the aggregate principal amount of US Term Loans outstanding at such time, plus (y) prior to the cancellation or termination of the Revolving Loan Commitments, the aggregate

         Revolving Loan Commitments at such time and, upon and after the termination or cancellation of the Revolving Loan Commitments, the aggregate principal amount of the Revolving Loans and Bid Loans outstanding at such time and participations in the Letter of Credit Exposure at such time, plus (z) prior to the cancellation or termination of the commitments to make US Revolving Loans, the aggregate amount of such commitments at such time and, upon and after the termination or cancellation of such commitments, the aggregate principal amount of the US Revolving Loans and Bid Loans outstanding at such time and participations in the Letter of Credit Exposure (as such terms are defined in the US Credit Agreement) at such time; and

                  (ii) except as otherwise provided in clause (i) of this definition, Lenders having or holding more than 50% of the sum of (w) prior to funding of the Term Loans, the aggregate Term Loan Commitments and, upon and after funding of the Term Loans, the aggregate principal amount of Term Loans outstanding at such time, plus (y) prior to the cancellation or termination of the Revolving Loan Commitments, the aggregate Revolving Loan Commitments at such time and, upon and after the termination or cancellation of the Revolving Loan Commitments, the aggregate principal amount of the Revolving Loans and Bid Loans outstanding at such time and participations in the Letter of Credit Exposure at such time.

         "Material Adverse Effect" - means a material adverse change in or effect on, either individually or in the aggregate, the condition, operations, properties, business or results of operations of the Borrower and its Subsidiaries, taken as a whole, which adversely affects or could reasonably be expected to adversely affect the ability of the Borrower and the Guarantors, taken as a whole, to perform their obligations under this Agreement or the US Credit Agreement in accordance with the terms hereof and thereof, provided that if the only material adverse change or effect does not or could not reasonably be expected to result in a Loss (net of any insurance proceeds actually received) to the Borrower or its Subsidiaries in the aggregate of an amount equal to more than three percent (3%) of the Borrower's consolidated Tangible Net Worth, based upon the most recent financial statements of the Borrower and its Consolidated Subsidiaries delivered pursuant to Section 11.1 (calculated, at any date, on a pro forma basis giving effect to the Merger), such material adverse change or effect will be deemed not to constitute a Material Adverse Effect. Except as otherwise provided herein, the final determination of whether any change or effect constitutes a Material Adverse Effect shall be made by the Majority Lenders, in their reasonable opinion.

         "Material Subsidiary" - means each of the Guarantors and, at any date, any Subsidiary of the Borrower which has a Tangible Net Worth in an amount equal to or greater than two percent (2%) of the Borrower's consolidated Tangible Net Worth, based upon the most recent financial statements of such Subsidiary and of the Borrower and its Consolidated Subsidiaries delivered pursuant to Section
11.1 (calculated, at any date, on a pro forma basis giving effect to the Merger), (or the Equivalent Amount thereof in USDollars if organized under the laws of the United States or any State thereof or the District of Columbia).

         "Merger" - means the merger of Merger Sub with and into Target in accordance with the terms of the Merger Agreement with Target being the surviving corporation in such Merger.

         "Merger Agreement" means that certain Agreement and Plan of Merger by and among the Borrower, Merger Sub and Target dated as of February 10, 1998, as amended by Amendment No. 1 thereto dated as of March 4, 1998 and as such agreement may be further amended from time to time thereafter to the extent permitted under Section 11.4.8.

         "Merger Date" means the date that the Merger becomes effective in accordance with the terms of the Merger Agreement.

         "Merger Sub" means Blackhawk Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned Subsidiary of the Borrower.

         "Minimum Shares" means 50.1% of the outstanding shares of Target Common Stock, on a fully-diluted basis, required to be purchased by Merger Sub in order to cause the Merger to occur, as adjusted in accordance with any amendment to the Tender Offer Materials permitted hereunder.

         "Minor Title Defects" - means title defects or irregularities which are of a minor nature and in the aggregate will not substantially impair the use of the property affected by such title defect or irregularity for the purposes for which it is held by the owner thereof, nor substantially diminish any Liens thereon.

         "Money Market Loan" - means a loan by a Lender to the Borrower pursuant to Section 3.5.

         "Money Market Reduction" - has the meaning specified in Section 3.2.1.

         "Moody's" - means Moody's Investors Service, Inc. or its successor.

         "Multiemployer Plan" - means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate of the Borrower is then making, or, pursuant to an applicable collective bargaining agreement, accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be an ERISA Affiliate of the Borrower during such five-year period.

         "Net Asset Sale Proceeds" means, with respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including but not limited to (i) income taxes reasonably estimated to be actually payable as a result of any gain recognized in connection with such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (iii) any amount to be paid to the shareholders of Target as contemplated in the memorandum of understanding dated March 2, 1998, among the Borrower, the plaintiffs to certain class actions brought on behalf of stockholders of the Target challenging the acquisition by the Borrower of Target Common Stock and the Merger and their respective counsel, following a sale of any common stock of Target upon failure to obtain approval by the STB of the Borrower's acquisition of control of Target.

         "Net Profits" - means, as at any time, the sum of (i) the net after tax income or earnings of the Borrower and its Consolidated Subsidiaries, excluding non-recurring gains or losses resulting from a re-evaluation of any of its Fixed Assets occurring after the Closing Date, plus (ii) special charges and unrealized foreign exchange losses related to long term debt denominated in foreign currencies, in each case to the extent deducted in determining such net after tax income or earnings, minus (iii) unrealized foreign exchange gains related to long term debt denominated in foreign currencies, to the extent added in determining such net after tax income or earnings, minus (iv) the cash effect of special charges described in clause (ii) recorded following the date hereof, in each case calculated on a consolidated and annual or quarterly basis, as the case may be, as reflected on the then most recent consolidated statement of income of the Borrower and its Consolidated Subsidiaries.

         "Non-Railway Properties" - means all immovable or real properties of the Borrower and its Subsidiaries, other than Properties of the Borrower and its Consolidated Subsidiaries.

         "Notice of Bid Borrowings" - has the meaning specified in Section 3.4.1(i).

         "Notice of Borrowing" - means an irrevocable notice addressed to the Administrative Agent in substantially the form of Schedule 1.1B, specifying in respect of a proposed Borrowing the Drawdown Date, the amount, the proposed currency, and, in respect of a proposed Borrowing to which LIBOR will be applicable, the initial Interest Period and in respect of a proposed Borrowing by way of Acceptances, the Business Day upon which the Bankers' Acceptances will mature.

         "Notice of Conversion" - means an irrevocable notice delivered by the Borrower pursuant to Section 4.3 substantially in the form of Schedule 1.1C.

         "Notice of Optional Repayment" - means an irrevocable notice delivered by the Borrower pursuant to Section 4.2.1 in substantially the form of Schedule 1.1D.

         "Obligations" - means all obligations of any Loan Party, from time to time owed to the Agents, Lenders or any of them under this Agreement (including the Guarantee in Article 17) or the Bankers' Acceptances, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

         "Officers' Certificate" - means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents or its chief legal officer and by its chief financial officer or its treasurer in their respective capacities as such officers; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of the Advances hereunder shall include a statement that the officers making or giving such Officers' Certificate certify that, to the best of their knowledge after due inquiry, the relevant condition has been complied with.

         "Optional Repayment Date" - means each day which the Borrower has notified the Administrative Agent in a Notice of Optional Repayment as the date on which the Borrower shall repay the Borrowings under the Credit, or a portion thereof, in accordance with Section 4.2.1.

         "Other Target Shares" has the meaning assigned to that term in the Preliminary Statements to this Agreement.

         "PBGC" - means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Participant" - has the meaning specified in Section 16.1.3.

         "Participation" - of a Lender means the percentage of the Total Commitment indicated opposite its name on Schedule 1.1A annexed hereto or, as the context requires, the amount of such Participation in any Advance or in any repayment thereof or, as the context may require, in any payment of interest or fees or other payment, as adjusted to give effect to any assignments made to or by such Lender made pursuant to this Agreement.

         "Permitted Business Acquisition" - means an Acquisition of a business similar to or in support of the railway business provided that (i) any Indebtedness incurred by the Borrower or its Subsidiaries in connection therewith does not create any Event of Default, or would create an Event of Default but for the requirement that notice be given or time elapse or both,
(ii) all transactions related thereto shall be consummated in accordance with applicable Laws, and (iii) at least 51% of the controlling interest must be owned directly by the Borrower or its Subsidiaries. The Borrower shall be permitted to acquire such interests and assets by incurring related Indebtedness as necessary to consummate all related transactions, provided no Event of Default or event which, but for the requirement that notice be given or time elapse or both, would be an Event of Default, results therefrom.

         "Permitted Encumbrances" - means, as at any time, any one or more of the following:

         (i) reservations in any original grants from the Crown of any land or interest therein, statutory exceptions to title and reservations of mineral rights (including coal, oil and natural gas) in any grants from the Crown or from any other predecessors in title;

         (ii) servitudes of rights of way or for purposes of public utility, or for encroachments, rights of view or otherwise, including, without in any way limiting the generality of the foregoing, the sewers, drains, gas and water mains, steam transport, electric light and power or telephone and telegraph conduits, poles and cables, pipelines or zoning restrictions affecting the use of the Borrower's or any of its Subsidiaries' immovable properties which will not materially or adversely impair the use for which any one of the Borrower's or any such Subsidiary's immovable properties is intended nor substantially diminish any Liens thereon;

         (iii) any Lien for taxes, assessments or other governmental charges or levies not yet due or, if due, the validity of which is being contested diligently and in good faith by or on behalf of the Borrower or any of its Subsidiaries, provided the action to enforce the same has not proceeded to final non-appealable judgment and adequate provision has been made for the payment thereof in accordance with generally accepted accounting principles;

         (iv) any Lien of any judgment rendered or claim filed against the Borrower or any of its Subsidiaries, which the Borrower or any such Subsidiaries or others on its behalf shall be contesting diligently and in good faith, provided the action to enforce the same has not proceeded to final non-appealable judgment and adequate provision has been made for the payment thereof in accordance with generally accepted accounting principles;

         (v) any Lien of any craftsman, workman, builder, contractor, supplier of materials, architect, engineer or subcontractor of any other similar Lien related to the construction or the renovation of any property, provided that such Lien secures an obligation whose term has not expired or that the Borrower or any of its Subsidiaries is not in default to perform same, or if its term has expired or the Borrower or any of its Subsidiaries is in default to perform same, provided that the Borrower or any such Subsidiary commences action within a delay of less than fifteen (15) days of its registration or publication to cause its cancellation or radiation unless the validity of such Lien is being contested diligently and in good faith by or on behalf of the Borrower or any such Subsidiary provided the action to enforce the same has not proceeded to final non-appealable judgment and adequate provision has been made for the payment thereof in accordance with generally accepted accounting principles;

         (vi)     Minor Title Defects;

         (vii) the pledges or deposits made pursuant to Laws relating to workmen's compensation or similar Laws, or deposits made in good faith in connection with offers, tenders, leases or contracts (excluding, however, the borrowing of money or the repayment of money borrowed), deposits of cash or securities in order to secure appeal bonds or bonds required in respect of judicial proceedings;

         (viii) undetermined or inchoate Liens, arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable Law or of which written notice has not been duly given in accordance with applicable Law or which, although filed or registered, relate to obligations not due or delinquent;

         (ix) the rights reserved to or vested in municipalities or governmental or other public authorities or agencies by statutory provisions or by the terms of leases, licenses, franchises, grants or permits, which affect any land, to terminate any such leases, licenses, franchises, grants or permits or to require annual or other payments as a condition to the continuance thereof;

         (x) securities to public utilities or to any municipalities or governmental or other public authorities when required by the utility, municipality, governmental or other public authority in connection with the supply of services or utilities to the Borrower or its Subsidiaries;

         (xi) any Lien created on assets of the Borrower or its Subsidiaries acquired or constructed after the date of this Agreement, and any Lien created on the shares or assets of a business entity acquired by the Borrower or any of its Subsidiaries after the date of this Agreement, in each case provided such Lien is created within one hundred and twenty (120) days after the time of purchase, delivery or construction and commencement of full operation thereof, whichever is later, as security for the payment of any part of the purchase price or construction cost of such assets or of such business entity;

         (xii) any Lien existing on assets acquired by the Borrower or any of its Subsidiaries at the time of such acquisition or on the outstanding shares or assets of, or in respect of indebtedness or other obligations of, a corporation or firm at the time such corporation or firm becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or a Subsidiary of the Borrower or at the time of sale, lease or other disposition of the assets of a corporation or firm as an entirety or substantially as an entirety to the Borrower or a Subsidiary of the Borrower;

         (xiii) any present or future conditional sales agreement or other title retention agreement (including any capital leases) with respect to assets of the Borrower or its Subsidiaries acquired after the date of this Agreement or any Lien on rolling stock or equipment of the Borrower or its Subsidiaries acquired after the date of this Agreement;

         (xiv)             [intentionally left blank];

         (xv) any Lien created as a result of the securitization or monetization of assets in the ordinary course of business of the Borrower or its Subsidiaries permitted by the terms of this Agreement;

         (xvi) any Lien granted as part of any refundings or renewals of the outstanding amounts referred to in clauses (xi) to (xv) above or of any secured debt of the Borrower or any of its Subsidiaries outstanding as of the date of this Agreement, provided such Lien is restricted to the same collateral;

         (xvii) Liens on, deposits and pledges of, in trust or otherwise, funding proceeds in the form of cash or Permitted Investments raised in connection with financing or leasing of rolling stock by the Borrower or any of its Subsidiaries and to be subsequently utilized to complete the purchase and/or leasing of said rolling stock;

         (xviii) Liens existing on the date of this Agreement as reflected on the financial statements of the Borrower and its Consolidated Subsidiaries as of the fiscal year ended December 31, 1997 and of the Target and its Subsidiaries as of the STB Approval Date;

         (xix) any Lien created on Non-Railway Properties as security for and in satisfaction of requirements under workmen's compensation or similar Laws, provided the aggregate amount at any time secured by such Liens shall not at any time exceed C$175,000,000; and

         (xx) any Lien on monies in relation to leasing or financing of rolling stock entered into after the date of this Agreement by the Borrower or its Subsidiaries, provided the aggregate amount at any time secured by such Liens shall not exceed C$50,000,000.

         "Permitted Investments" - means:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the government of Canada or the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of Canada or the United States of America);

         (b) marketable general obligations issued by any province of Canada or by any state of the United States of America or any political subdivision of any such province or state or any corporation or public instrumentality thereof and, at the time of acquisition, having a credit rating of "A-1" from S&P or its equivalent from Moody's, CBRS or DBRS;

         (c) investments in commercial paper or other similar marketable promissory notes maturing no longer than one (1) year from the date of acquisition thereof and having, at such date of acquisition, a credit rating of "A-1" from S&P or its equivalent from Moody's, CBRS or DBRS;

         (d) investments in Canadian, U.S. or Eurodollar certificates of deposit, banker's acceptances and time deposits maturing within one (1) year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any Canadian or U.S. offices of any commercial bank organized or licensed under any Laws of Canada or the United States of America or any province or state thereof having a credit rating of "A-1" from S&P or its equivalent from Moody's, CBRS or DBRS;

         (e) investments in money market funds or other mutual funds that invest in, or repurchase obligations that are comprised of, the types of Permitted Investments described in clauses (a) through (d) above;

         (f) investments in obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any of its Subsidiaries or any of their Affiliates and joint ventures;

         (g) investments (other than intercompany debt referred to in clause (h) below) by the Borrower in its present or future Consolidated Subsidiaries, Affiliates, joint ventures, partnerships, associations, trusts and any other forms of business ventures and intercompany debt relating to financial and tax planning actions of the Borrower or its Subsidiaries, as the case may be;

         (h) extensions of credit and intercompany debt to any purchaser of inventory or services in the ordinary course of business and for the purpose of carrying the same;

         (i) any investments of the funding proceeds described in clause (xvii) or of the monies described in clause (xx) under the definition of Permitted Encumbrances;

         (j) Permitted Business Acquisitions;

         (k) seller notes received as consideration with respect to any disposition of assets (other than any disposition of stock of Target) permitted under this Agreement; and

         (l) Investments made in connection with the Reorganization;

provided, however, that no investments may be made by the Borrower or any of its Subsidiaries pursuant to clauses (g) and (j) through (l) above if an Event of Default exists at the time of such investments or would result therefrom unless the Administrative Agent, by prior written consent, agrees with such investments.

         "Person" - means any legal or natural person, corporation, company, firm, joint venture, partnership, whether general, limited or undeclared, trust, association, unincorporated organization, Governmental Authority or other entity of whatever nature.

         "Plan" - means at any time any employee pension benefit plan (other than a Multi-employer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained, or contributed to, by the

Borrower or any ERISA Affiliate of the Borrower for employees of the Borrower or any ERISA Affiliate of the Borrower, or (b) has at any time within the preceding five years been maintained, or contributed to, by the Borrower or any Person which was at such time an ERISA Affiliate of the Borrower for employees of the Borrower or any Person which was at such time an ERISA Affiliate of the Borrower.

         "Pro Forma Closing Balance Sheet" - has the meaning assigned to that term in Section 2.1.7.

         "Prohibited Transaction" - shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code and for which an exception is not available under Section 408 of ERISA or Section 4975 of the Code.

         "Properties" - means all main and branch lines of railway, including all immovable or real properties used as the right of way for such lines of the Borrower and its Consolidated Subsidiaries.

         "Public Debt Rating" - means, as of any date, the rating for any class of long-term public or private unsecured debt securities issued by the Borrower
(i) with respect to S&P, as most recently announced by S&P, or (ii) with respect to Moody's, as most recently announced by Moody's, as the case may be; provided that, being Unrated, whether or not so announced, shall be the lowest possible rating.

         "Reference Lenders" - means (i) the Administrative Agent and (ii) NBD Bank and, solely for purposes of calculating the Discount Rate, Citibank, or in lieu of either Reference Lender referred to in this clause (ii), another Lender that is listed in Schedule II to the Bank Act (Canada) agreed upon by the Borrower and the Administrative Agent.

         "Reimbursement Obligation" - means the obligation of the Borrower to reimburse the Administrative Agent pursuant to Section 7.8.

         "Related Agreements" - means, collectively, the Merger Agreement and the Voting Trust Agreement.

         "Release" - means discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, pour, emit, empty, throw, dump, place and exhaust, and when used as a noun has a similar meaning.

         "Reorganization" - means the sale, transfer and assignment by the Borrower to CNR Properties of all or substantially all of the Canadian real estate assets held by the Borrower (other than in the Province of Quebec) on the date hereof, any borrowings by the Borrower and CNR Properties in connection therewith (so long as such borrowings (other than intercompany loans from the Borrower to CNR Properties) are repaid in full on the Business Day on which they have been made or on the next following Business Day) and all other transactions entered into by the Borrower and CNR Properties in connection therewith, all substantially on the terms described by the Borrower to the Agents prior to the date hereof.

         "Repayment Agent" - means Bank of Montreal or any successor thereto under the Intercreditor Agreement.

         "Reportable Event" - means a reportable event as described in Section 4043 of ERISA for which notice is required to be given to the PBGC.

         "Revolving Loan Commitment" - in relation to a Lender means at any time until cancelled or terminated in accordance with this Agreement, the commitment of such Lender to make Revolving Loans pursuant to Section 3.2 (in the case of each initial Lender being in the amount set opposite its name on Schedule 1.1A annexed hereto, as such Lender's Revolving Loan Commitment or, to the extent expressly permitted by this Agreement, the Equivalent Amount thereof in CDollars, from the Applicable Lending Office or Offices shown thereon), as adjusted to give effect to any assignment or reductions made pursuant to this Agreement or any increases thereto pursuant to Section 4.8.

         "Revolving Loan Commitment Termination Date" - means, with respect to each Lender, the earlier of (i) the fifth anniversary of the Initial Funding Date (but no later than March 31, 2003) and (ii) the date on which the Revolving Loan Commitment of such Lender shall have terminated pursuant to Section 4.7 or 12.2.

         "Revolving Loans" means the Advances made by Lenders to the Borrower pursuant to Section 3.2.

         "S&P" - means Standard and Poor's Rating Group or its successor.

         "Shareholders' Equity" - means, for any Person, as at any time, the sum of all issued and fully paid capital stock of that Person at par or stated value, paid-in capital surplus, contributed capital and retained earnings and Subordinated Debt of that Person, but exclusive of (i) any goodwill (other than goodwill associated with the acquisition of Target Common Stock and the Merger), and (ii) any write-up occurring after the Closing Date of the value of any asset if made on the books of that Person which impacts shareholders' equity on the most recent consolidated balance sheet of that Person and its Subsidiaries, the whole calculated at such time on a consolidated and quarterly financial basis.

         "Standby Letter of Credit Application" - has the meaning ascribed to it in Section 7.7.2.

         "Standby Letter of Credit" - means an irrevocable letter of credit or bank letter of guarantee, in either case in a face amount of not less than C$500,000 or US$500,000, having an expiry date not later than the Revolving Loan Commitment Termination Date, issued by the Administrative Agent in accordance with Sections 7.1 and 7.7 for the account of the Borrower in respect of all obligations of the Borrower incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Borrower is or proposes to become a party in the ordinary course of its business, in which the Lenders participate pursuant to Section 7.2.

         "STB" - means the Surface Transportation Board, an agency of the Federal Government of the United States of America.

         "STB Approval Date" - means the date on which the STB's approval of the acquisition of control of Target by the Borrower, without any terms or conditions not satisfactory to the Borrower, becomes effective.

         "Subordinated Debt" - means indebtedness for borrowed money incurred by a Person which is validly and effectively subordinated and postponed in all respects including principal, interest, premium if any, security and rank, to the obligations, liabilities and indebtedness owing to the Lenders under this Agreement by way of an agreement in form and substance satisfactory to the Majority Lenders provided that, without limitation, (i) such indebtedness is treated as subordinated debt in accordance with generally accepted accounting principles, (ii) such indebtedness is not recognized or classified as debt by S&P and Moody's, (iii) such indebtedness has a maturity date of at least five
(5) years from the date of its issue or creation and, in any event, at least one
(1) year beyond the then current Revolving Loan Commitment Termination Date,
(iv) without limiting the foregoing, the Majority Lenders shall be entirely satisfied with the covenants and default clauses in the agreement pursuant to which such indebtedness is created, and (v) the terms of the instrument evidencing such indebtedness or under which such indebtedness is outstanding reflect the provisions of this definition to the satisfaction of the Majority Lenders.

         "Subsidiary" - of a Person means a company or corporation controlled by that Person but, in the case of the Borrower, does not include any Excluded Subsidiaries. Notwithstanding the foregoing, except for purposes of the definition of "Material Adverse Effect" and for purposes of the calculations in and determining compliance with Section 11.2, unless otherwise specified herein, Target and its Subsidiaries shall not be deemed Subsidiaries of the Borrower for purposes of this Agreement until the STB Approval Date; provided, that Target and its Subsidiaries shall not be deemed Subsidiaries of the Borrower for purposes of determining compliance with Article 2 hereof until 90 days after such date.

         "Surviving Corporation" has the meaning assigned to that term in the Preliminary Statements to this Agreement.

         "Surviving Corporation Common Stock" has the meaning assigned to that term in the Preliminary Statements to this Agreement.

         "Tangible Net Worth" - means, for any Person, as of any date, the Shareholders' Equity of such Person and its Subsidiaries on the then most recent consolidated balance sheet of such Person and its Subsidiaries; excluding, without duplication, however, from the determination thereof: capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles.

         "Target Common Stock" has the meaning assigned to that term in the Preliminary Statements to this Agreement.

         "Tax" - means all taxes, assessments, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge imposed, levied, collected, withheld or assessed as of the date of this Agreement or at any time in the future, and all penalty, interest and other payments on or in respect thereof.

         "Tender Offer" means the offer by Merger Sub to purchase for cash shares of Target Common Stock pursuant to the Tender Offer Materials.

         "Tender Offer Materials" means the Tender Offer Statement on Schedule 14D-1 filed by the Borrower and Merger Sub on February 13, 1998 with the Securities and Exchange Commission pursuant to Section 14(d)(1) of the Exchange Act, together with (i) all exhibits, supplements and amendments thereto and any other amendments prior to the date hereof and (ii) any amendments after the date hereof permitted under Section 11.4.8.

         "Tendered Target Shares" means all shares of Target Common Stock tendered to and purchased by Merger Sub pursuant to the Tender Offer.

         "Term Loan Commitment" - in relation to a Lender means at any time until cancelled or terminated in accordance with this Agreement, the amount set opposite its name on Schedule 1.1A annexed hereto as such Lender's Term Loan Commitment from the Applicable Lending Office or Offices shown thereon.

         "Term Loan Maturity Date" - means, with respect to each Lender, the earlier of (i) the first anniversary of the Initial Funding Date and (ii) the date on which the Term Loan Commitment of such Lender shall have terminated pursuant to Section 4.7 or 12.2.

         "Term Loans" means the Advances made by the Lenders to the Borrower pursuant to Section 3.1.

         "Total Capitalization" - means Total Debt plus Shareholders' Equity of the Borrower.

         "Total Commitment" - means the aggregate of the Commitments of all Lenders less any amounts by which they shall have been cancelled, terminated or reduced pursuant to Section 4.7 or Section 12.2.

         "Total Debt" - means, at any time, the aggregate of all Indebtedness of the Borrower and its Consolidated Subsidiaries plus the present value (using a discount rate of 10% per annum) of all operating lease commitments of the Borrower and its Consolidated Subsidiaries less available cash and cash equivalents of the Borrower and its Consolidated Subsidiaries, all at such time. For the purposes of the foregoing, the expression "cash equivalents" means the Permitted Investments set forth in paragraphs (a) through (e) of the definition of Permitted Investments in this Section 1.1.

         "Total Utilization of Revolving Loan Commitments" - means at any time the aggregate of (a) the sum of the amount of Advances made to the Borrower in USDollars pursuant to the Revolving Loan Commitments, the Equivalent Amount in USDollars of the Advances (including by way of Acceptances) made to the Borrower in CDollars pursuant to the Revolving Loan Commitments and the amount of Bid Advances, and (b) the amount of any Letter of Credit Exposure at such time.

         "Transaction Costs" means the sum of all fees, costs and other similar amounts payable by the Borrower or Merger Sub in connection with the transactions contemplated by this Agreement, the Tender Offer Materials and the Related Agreements.

         "Unrated" - means, as of any date, that S&P or Moody's, as applicable, on such date has not announced the rating for any class, or has terminated a prior rating for each class, of long-term public or private unsecured debt securities issued by the Borrower.

         "US Credit Agreement" - means that certain Credit Agreement dated as of the date hereof by among Grand Trunk, as borrower, the guarantors listed on the signature pages thereof, the financial institutions listed on the signature pages thereof, Bank of Montreal, as administrative agent, Goldman Sachs Credit Partners L.P. and Bank of Montreal, as arrangers, and The Bank of Nova Scotia and NBD Bank, as co-documentation agents, as such agreement may be amended, supplemented or otherwise modified to the extent permitted under Section 11.4.9.

         "US Credit Documents" - means the US Credit Agreement, the promissory notes issued thereunder and each other document executed in connection with the US Credit Agreement.

         "USDollars" and the symbol: "US$" - each means the lawful money for the time being of the United States of America in same day immediately available funds or, if such funds are not available, the form of money of the United States of America which is customarily used in the settlement of international banking transactions on that day.

         "US GAAP" - means, subject to the limitations on the application thereof set forth in Section 1.7, generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders.

         "US Revolving Loans" - means any senior revolving loans borrowed under the US Credit Agreement and designated as "Revolving Loans" thereunder.

         "US Term Loans" - means the senior term loans borrowed under the US Credit Agreement and designated as "Term Loans" thereunder.

         "Voting Shares" - means the capital stock of any class or classes of a corporation which carry voting rights under any circumstances provided that, for the purposes hereof, shares which only carry the right to vote conditionally on the happening of an event shall be considered Voting Shares only upon the happening of such event and then only while they retain the right to vote.

         "Voting Trust" - means the voting trust established pursuant to the Voting Trust Agreement.

         "Voting Trust Agreement" - means that certain Voting Trust Agreement by and among the Borrower, Merger Sub, and the trustee thereunder, substantially in the form attached as Exhibit A to the Merger Agreement as such Voting Trust Agreement may be amended, supplemented or otherwise modified from time to time to the extent permitted under Section 11.4.8.

         "Wholly-owned Subsidiary" - means a corporation that is wholly owned by the Borrower directly or indirectly through any number of its Subsidiaries each of which is wholly owned directly or indirectly by the Borrower.

         "Written" or "in writing" shall include printing, typewriting, or any electronic means of communication capable of being visibly reproduced at the point of reception including telegraph, telecopier and electronic data interchange.

1.2      Control

         For the purposes of this Agreement, a Person controls a company or corporation if that Person and/or one or more of its Subsidiaries beneficially owns, directly or indirectly, an aggregate amount of the Voting Shares of such company or corporation sufficient to enable it to elect a majority of the directors (or other persons performing similar functions) of that company or corporation regardless of the manner in which other Voting Shares are voted or has, through the operation of any agreement or otherwise, the ability to elect or cause the election of a majority of the directors (or other persons performing similar functions), and the expressions "controlled by" and "under common control" shall have correlative meanings. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the Borrower, Merger Sub and their respective Subsidiaries or Affiliates do not control, solely for purposes of this Agreement, the Target or any of its Subsidiaries solely by holding any shares of capital stock of Target through the Voting Trust.

1.3      Computation of Time Periods

         In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

1.4      Headings and Table of Contents

         The headings of Articles and Sections and the table of contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.5      References

         Unless the context otherwise requires, all references to Sections, Articles and Schedules are to Sections, Articles and Schedules in this Agreement.

1.6      Singular and Plural; Gender

         In this Agreement, where the context admits, the singular includes the plural and vice versa; and gender is used as a reference term only and applies with the same effect whether the parties are of masculine or feminine gender, corporate or other form.

1.7      Generally Accepted Accounting Principles

         Each accounting term used in this Agreement shall be construed in accordance with US GAAP. Financial statements and other information required to be delivered by the Borrower pursuant to clauses (ii) and (iii) of Section
11.1.2 shall be prepared in accordance with US GAAP as in effect at the time of such preparation subject to, with respect to the certificates to be delivered pursuant to clauses (ii)(E) and (iii)(F) thereof, the last paragraph of Section
11.2. Calculations in connection with the definitions, covenants and other provisions of this Agreement shall be based on and determined in accordance with US GAAP as in effect at the time of such calculations subject to, with respect to the calculations to be made pursuant to Section 11.2 and related definitions, the last paragraph of Section 11.2.

1.8      Ratable - Portion of Accommodations

         References in this Agreement to "Participation of a Lender", "shared by each Lender pro rata, in accordance with their respective Participations", or similar expressions shall mean and refer to a ratable portion or share as nearly as may be ratable in the circumstances, as determined in good faith by the Administrative Agent. Each such determination by the Administrative Agent shall be prima facie evidence of such ratable share.

1.9      Incorporation of Schedules

         The schedules annexed hereto shall, for all purposes hereof, form an integral part of this Agreement.


                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

2.1      Representations and Warranties

         The Borrower and each of the Guarantors, for itself, represents and warrants to each Lender and the Administrative Agent, acknowledging and confirming that each Lender and the Administrative Agent is relying thereon in entering into this Agreement and providing accommodations hereunder, that:

         2.1.1 the Borrower is a corporation duly continued and validly existing and in good standing under the laws of Canada, the jurisdiction of its incorporation; each of the Guarantors is a corporation duly incorporated and organized and validly existing and in good standing under the laws of its jurisdiction of incorporation; each Loan Party is duly authorized to do business wherever the nature of its material property or activities requires authorization, and it has the corporate power and authority and all material governmental licenses, authorizations, consents, registrations and approvals required (i) to own and lease its material properties and assets, to conduct the business in which it is presently engaged except for such licenses, authorizations, consents, registrations or approvals as to which failure to obtain could not have a Material Adverse Effect, and (ii) to enter into and perform its obligations under this Agreement and the Related Agreements to which it is a party;

         2.1.2 the execution, delivery and the performance by the Borrower and each of the Guarantors of this Agreement and the Related Agreements to which it is a party, (i) have been duly authorized by all necessary corporate action,
(ii) do not contravene any provision of its charter, its articles, its certificate of incorporation, its by-laws, any unanimous agreement of all the shareholders of the Borrower or any of the Guarantors or any law, decree, order, rule or regulation of the Province of Quebec, Canada, or any applicable United States federal law, or any applicable law of any state, or any other jurisdiction in which its material assets are located, (iii) will not constitute, or result in a breach of, or a default under, or be in conflict with, any material deed, indenture, mortgage, franchise, license, judgment, agreement or instrument to which it or any of its Material Subsidiaries is a party or by which it or any of its Material Subsidiaries is bound; and (iv) will not result in any Lien on any of its property or assets;

         2.1.3 no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Borrower and each of the Guarantors of this Agreement and the Related

Agreements to which it is a party except for (i) the filing of certain information and documentary material with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice with respect to the exemption of the purchase of Target Commons Stock pursuant to the Tender Offer and the Merger under 15 U.S.C. ss.18a(c)(6) from any additional Hart-Scott-Rodino requirements, which filing has been made and acknowledged,
(ii) the informal nonbinding opinion of the STB staff to the effect that the Voting Trust and the deposit of such shares into the Voting Trust will effectively insulate the Borrower from the violation of Subtitle IV of Title 49 of the United States Code and the policy of the STB that would result if the Borrower were to acquire without authorization a sufficient interest in the carrier Subsidiaries of Target as otherwise to result in control, (iii) a final order of the STB authorizing the acquisition of control of Target by the Borrower and (iv) such other authorizations or approvals or other action or notice or filings as have been validly obtained, given or filed and are in full force and effect, or as to which failure to obtain or give is not, individually or in the aggregate, material;

         2.1.4 this Agreement and each of the Related Agreements has been duly executed and delivered by the Borrower and each of the Guarantors that is a party thereto, and is the legal, valid and binding obligation of each such Loan Party, enforceable against each such Loan Party in accordance with its terms, except to the extent such enforcement may be restricted by any applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and subject to the discretion of a court in regard to the remedy of specific performance;

         2.1.5 there is no litigation, action or other legal proceeding pending or known to be threatened against the Borrower or any of its Subsidiaries which could have a Material Adverse Effect other than as described in Schedule 2.1.5;

         2.1.6 the Borrower and each of the Guarantors is not in default under this Agreement nor have they done or omitted to do anything which, with the giving of notice or the passage of time, or both, would constitute an Event of Default which has not been waived or cured; the Borrower, its Subsidiaries and each of the Guarantors is not in default in any material respect under any other agreement for monies borrowed, raised or guaranteed to which the Borrower or any of its Subsidiaries is a party or by which it is bound, the amount of which individually or in the aggregate exceeds C$50,000,000, and no holder of such outstanding Indebtedness has given notice of any default thereunder which has not been waived or cured;

         2.1.7 (i) the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the fiscal year ended December 31, 1997 and the related consolidated statements of income and shareholders' equity and of changes in financial position of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Administrative Agent, fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such date and the results of the operations of the Borrower and its Consolidated Subsidiaries for the period ended on such date (subject to changes resulting from audit), all in accordance with Canadian generally accepted accounting principles consistently applied; and
(ii) the unaudited pro forma combined balance sheet of the Borrower and Target and their respective Subsidiaries as of the fiscal year ended December 31, 1997 (the "Pro Forma Closing Balance Sheet"), and the related pro forma combined statement of income for the fiscal year then ended set forth in the Confidential Information Memorandum have been prepared on the basis described therein and, to the actual knowledge of the Borrower, show the combined financial position of the Borrower and the Target and their respective Subsidiaries as of December 31, 1997 and the combined results of operations of the Borrower and the Target and their respective Subsidiaries for the fiscal year ended December 31, 1997, in each case as if the Merger Date and the STB Approval Date had occurred on January 1, 1997;

         2.1.8 there are no outstanding judgments, writs of execution, work orders, notices of deficiency capable of resulting in work orders, injunctions or directives against the Borrower or any of its Subsidiaries or any of their material property or assets which could have a Material Adverse Effect;

         2.1.9 the obligations of the Borrower under this Agreement rank at least pari passu in right of payment with all other unsecured Indebtedness of the Borrower; the obligations of each of the Guarantors under this Agreement rank at least pari passu in right of payment with all other unsecured Indebtedness of each of the Guarantors;

         2.1.10 the Borrower and each of its Subsidiaries is the owner of, and has good and marketable title to, all its assets and the same are free and clear of all Liens except for Permitted Encumbrances, the title defects disclosed in
Schedule 2.1.10 and other title defects which could not have a Material Adverse Effect. The Borrower and each Material Subsidiary has the right to and does enjoy peaceful and undisturbed possession under all leases under which it is leasing property, other than leases of property which, if abandoned, could not have a Material Adverse Effect. All such leases are valid, subsisting and in full force and effect, other than leases of property which, if abandoned, could not have a Material Adverse Effect and neither the Borrower nor any of its Material Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations under any provision of any such leases except for defaults which could not have a Material Adverse Effect;

         2.1.11 to the extent that the Borrower and any of the Guarantors have insurable assets, a policy of insurance or policies of insurance in compliance with the requirements of Section 11.1.5 of this Agreement are in effect;

         2.1.12 the Borrower and each of its Material Subsidiaries possesses all the trademarks, trade names, copyrights, patents, licenses or rights in any thereof, reasonably necessary for the conduct of the business of the Borrower and its Material Subsidiaries as now conducted and presently proposed to be conducted which failure to possess could have a Material Adverse Effect. To the best of the knowledge of the Borrower, neither it nor any of its Subsidiaries is infringing or, as of the date hereof, is alleged to be infringing on the rights of any Person with respect to any patent, trademark, trade name, copyright (or any application or registration respecting any thereof), discovery, improvement, process, formula, know-how, data, plans, specification, drawing or the like, which infringement could have a Material Adverse Effect;

         2.1.13 neither the Borrower nor any of its Subsidiaries is in violation of any applicable Law, which violation could have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in violation of any applicable Environmental Law, and the Borrower and its Subsidiaries have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their business and are in compliance with the terms and conditions of such permits, licenses or approvals, except as disclosed (i) on Schedule 2.1.13 annexed hereto or (ii) in the unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 1997 and the notes thereto, delivered pursuant to Section 10.1.7(i), and except for such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, singularly or in the aggregate, have a Material Adverse Effect;

         2.1.14 Schedule 2.1.14 contains a list of all pension plans (other than the Plans) of the Borrower and its Material Subsidiaries. All contributions to such pension plans required under applicable Laws have been made, except as disclosed in Schedule 2.1.14 and in the audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries most recently delivered to the Lenders. Each registered pension plan listed in Schedule 2.1.14 is funded to the extent that it is required to be funded in accordance with its material terms and applicable Law and the non-registered pension plan listed in
Schedule 2.1.14 is unfunded but the liabilities thereunder are guaranteed by a standby letter of credit. Except as disclosed in Schedule 2.1.14, the Borrower and its Material Subsidiaries do not have any Excess Canadian Pension Obligations;

         2.1.15 the Borrower and each of its Subsidiaries has filed all material tax returns which are required to be filed and has paid all material Taxes, interest and penalties, if any, which have become due pursuant to such returns or pursuant to any assessment received by it and adequate provision for payment has been made for Taxes not yet due except any such payment of which the concerned party is contesting in good faith by appropriate proceedings and for which appropriate reserves have been provided on the books of the Borrower or the affected Subsidiary as the case may be, and as to which, in each case, neither any Lien (other than a Permitted Encumbrance of the type described in clauses (i) through (x) of the definition of Permitted Encumbrances in Section 1.1) has attached nor any foreclosure, distraint, seizure, attachment, sale or other similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes are adequate, in the judgment of the Borrower;

         2.1.16 [intentionally omitted];

         2.1.17 there has been no Material Adverse Effect since September 30, 1997;

         2.1.18 (a) neither the Borrower nor any of the Guarantors is a "public utility company" or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended;

                 (b) neither the Borrower nor any of the Guarantors is an "investment company" or an "affiliated person" of an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended. Neither the Borrower nor any of the Guarantors is an "investment adviser" or an affiliated person" of an "investment adviser" as such terms are defined in the Investment Advisers Act of 1940, as amended;

         2.1.19 except as set forth on Schedule 2.1.19 annexed hereto, there is no fact known to the Borrower or its Subsidiaries which could have a Material Adverse Effect which has not been fully disclosed to the Administrative Agent or the Lenders other than matters of a general economic nature;

         2.1.20 the Borrower and each of its Material Subsidiaries possesses all material franchises, certificates, licenses, permits and other authorizations or exemptions from regulatory authorities and other Governmental Authorities, free from burdensome restrictions or known conflict with the rights of others, that are necessary for the ownership, maintenance and operation of its properties and assets and the conduct of its business as now conducted and as proposed to be conducted, and neither the Borrower nor any of the Material Subsidiaries is in violation of any thereof, which failure to possess or violation could have a Material Adverse Effect;

         2.1.21 each Canadian Plan is in compliance in all material respects with all applicable Laws; neither the Borrower nor any of its Material Subsidiaries has incurred any material liability to any Canadian Plan, whether on account of any failure to meet the contribution or minimum funding requirements applicable thereto, or relating to the administration or termination of any Canadian Plan and no event has occurred and no condition exists which presents a material risk that the Borrower or any of its Material Subsidiaries will incur liabilities on account of the foregoing circumstances which are material in the aggregate. Except as disclosed in Schedule 2.1.21, no Canadian Plan is a Deficient Canadian Plan;

         2.1.22 each of the Borrower and each ERISA Affiliate of the Borrower
(a) has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and (b) is in compliance in all respects with the presently applicable provisions of ERISA and the Code with respect to each Plan except for failures to comply which could not, singularly or in the aggregate, have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate of the Borrower has (x) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (y) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit

Arrangement, which has resulted or could result in the imposition of a Lien other than a Permitted Encumbrance of the type described in paragraphs (i) through (x) in the definition of Permitted Encumbrances in Section 1.1 or the posting of a bond or other security under ERISA or the Code, or (z) incurred any liability under Title IV of ERISA, other than a liability to the PBGC for premiums under Section 4007 of ERISA, which could in any case have a Material Adverse Effect. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan within the past five (5) years which could have a Material Adverse Effect. The execution, delivery and performance of this Agreement does not constitute a Prohibited Transaction. Except as disclosed in
Schedule 2.1.22, there is no material unfunded benefit liability with respect to any Plan of the Borrower or its ERISA Affiliates which could have a Material Adverse Effect. Except to the extent required under Section 4980B of the Code and for a US$5,000 payment made upon the death of a retired employee, no Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

         2.1.23 the Borrower will use the proceeds of the Advances only for the purposes permitted under Sections 3.1 and 3.2. No part of the proceeds of any Advance will be used by the Borrower in violation of Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

         2.1.24 the aggregate Tangible Net Worth of the Excluded Subsidiaries does not exceed C$50,000,000;

         2.1.25 the Borrower has delivered to Lenders complete and correct copies of each Related Agreement and of all exhibits and schedules thereto;

         2.1.26 subject to the qualifications set forth therein, each of the representations and warranties given by the Borrower and Merger Sub in the Merger Agreement is true and correct in all material respects as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Initial Funding Date (or such earlier date as the case may be), and to the Borrower's actual knowledge, each representation and warranty made by Target in the Merger Agreement is true and correct as of the date hereof (or as of any earlier date to which such representation or warranty specifically relates) and will be true and correct as of the Initial Funding Date;

         2.1.27 notwithstanding anything in the Merger Agreement to the contrary, the representations and warranties of the Borrower set forth in subsection 2.1.26 shall, solely for purposes of this Agreement, survive the Initial Funding Date for the benefit of Lenders; and

         2.1.28 the Tender Offer Materials and other information furnished by any Loan Party to any Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including any such information contained in the Confidential Information Memorandum with respect to the credit facilities created hereunder, the Form F-4 that was submitted to the Securities and Exchange Commission on a confidential basis on March 6, 1998 and any information contained in any filings made by the Borrower after the date which is one year prior to the Closing Date with the Securities and Exchange Commission which are publicly available), taken as a whole, as of the date of preparation thereof, do not contain any untrue statement of a material fact or omits to state a material fact (known to any Loan Party, in the case of any document not furnished by it) necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in the Financial Projections and the Pro Forma Closing Balance Sheet are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. As of the date hereof, there are no facts known (or which should upon the reasonable exercise of diligence be known) to any Loan Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

2.2      Survival of Representations and Warranties

         The representations and warranties herein set forth or contained in any certificates or documents delivered to the Administrative Agent or the Lenders pursuant hereto shall not be prejudiced by and shall survive any accommodation hereunder and shall continue in full force and effect until the full payment and performance of all obligations of the Borrower and the Guarantors hereunder or pursuant hereto. The representations and warranties in Section 2.1, except for
Section 2.1.3 and Sections 2.1.14, 2.1.21, 2.1.22, 2.1.26 and 2.1.27 and except that clause (i) of Section 2.1.7 shall be read as if it referred to the most recent financial statements of the Borrower delivered by the Borrower to the Administrative Agent pursuant to Section 11.1.2 and the date in Section 2.1.17 shall be the last day of the most recent fiscal year for which the Borrower has furnished its audited annual consolidated statements to the Administrative Agent pursuant to Section 11.1.2, shall be deemed to be repeated upon each Drawdown Date (other than a Drawdown Date on which there is no increase in the amount of credit extended under this Agreement), on the date of each Bid Borrowing and on the date each Money Market Loan is made.


                                    ARTICLE 3

                                   THE CREDIT

3.1      Term Loan Commitment; Use of Proceeds of Term Loans

         3.1.1 Relying on each of the representations and warranties set out in
Article 2 and subject to the terms of this Agreement, each Lender severally and not jointly, agrees to make its Term Loan Commitment available to the Borrower as term loans on the Initial Funding Date in USDollars by way of Canadian Base Rate Advances or Libor Advances; provided that (a) a Lender shall have no obligation to make any Term Loan if the amount thereof exceeds its then Available Term Loan Commitment and (b) in no event shall the principal amount of the Term Loans made to the Borrower exceed US$480,000,000.

         3.1.2 The Borrower agrees to use the proceeds of the Term Loans, together with other funds, solely as follows:

         (i) to contribute the proceeds thereof, directly or indirectly, to the capital of Merger Sub to provide the consideration for Merger Sub to purchase the Tendered Target Shares, to pay or cause to be paid the consideration for any shares of Target Common Stock that have been converted into the right to receive a cash payment pursuant to the Merger Agreement and to pay or cause to be paid the purchase price of any other Target Common Stock purchased in any manner whatsoever, in an aggregate amount not to exceed US$1,796,018,679.00;

         (ii) to repay in full all Indebtedness outstanding under the Existing Credit Agreements in an amount not to exceed US$30,000,000, together with accrued and unpaid interest thereon and fees and expenses payable in connection therewith; and

         (iii) to pay or cause to be paid Transaction Costs.

3.2      Revolving Loan Commitment; Use of Proceeds of Revolving Loans

         3.2.1 Relying on each of the representations and warranties set out in
Article 2 and subject to the terms of this Agreement, each Lender severally and not jointly, agrees to make its Revolving Loan Commitment available to the Borrower on a revolving basis, during the period from the Initial Funding Date until the Revolving Loan Commitment Termination Date applicable to such Lender:

         (i) in CDollars by way of Canadian Rate Advances or Bankers' Acceptances or, as the case may be, BA Equivalent Advances, or Letters of Credit in accordance with Article 7; or

         (ii) in USDollars by way of Canadian Base Rate Advances or Libor Advances or Letters of Credit in accordance with Article 7.

; provided that (a) a Lender shall have no obligation to make any Advance under this Section 3.2.1 if the amount thereof exceeds its then Available Revolving Loan Commitment and (b) in no event shall the Total Utilization of Revolving Loan Commitments exceed the aggregate Revolving Loan Commitments of all Lenders; and provided further, that the Revolving Loan Commitment of a Lender shall be deemed used from time to time to the extent of the aggregate amount of the Money Market Loans then outstanding owed to such Lender, and such deemed use of such Lender's Revolving Loan Commitment shall be applied to reduce the amount of Advances available from such Lender (such deemed use of such Lender's Revolving Loan Commitment being a "Money Market Reduction"). No Advance shall be required to be made by a Lender if, after giving effect to each applicable Money Market Reduction in effect immediately prior to such Advance (and to the application of the proceeds of such Advance), the aggregate Advances of any Lender would exceed the amount permitted by the prior sentence.

         3.2.2 The Borrower agrees to use the proceeds of the Revolving Loans, together with other funds, solely as follows:

         (i) to contribute the proceeds thereof, directly or indirectly, to the capital of Merger Sub to provide the consideration for Merger Sub to purchase the Tendered Target Shares, to pay or cause to be paid the consideration for any shares of Target Common Stock that have been converted into the right to receive a cash payment pursuant to the Merger Agreement and to pay or cause to be paid the purchase price of any other Target Common Stock purchased in any manner whatsoever, in an aggregate amount not to exceed US$1,796,018,679.00;

         (ii) to repay in full all Indebtedness outstanding under the Existing Credit Agreements in an amount not to exceed US$30,000,000, together with accrued and unpaid interest thereon and fees and expenses payable in connection therewith;

         (iii) to pay or cause to be paid Transaction Costs; and

         (iv) for general corporate purposes including, without limitation, commercial paper backstop.

3.3      Direct Advances

         3.3.1 Term Loans. Subject to the terms and conditions hereof, upon giving to the Administrative Agent prior written notice in accordance with
Section 3.6 by means of a Notice of Borrowing, the Borrower may borrow on the Initial Funding Date from each Lender up to the amount of its Available Term Loan Commitment in USDollars by way of Libor Advances and Canadian Base Rate Advances in a minimum amount of ten million USDollars (US$10,000,- 000) or such larger amount as is an integral multiple of one million USDollars (US$1,000,000) (or the remaining balance of the Available Term Loan Commitment, if less than such amount), provided that in no event shall the principal amount of the Term Loans made to the Borrower exceed US$480,000,000. In each Notice of Borrowing in which the Borrower has elected to pay interest at a margin or margins relative to LIBOR on all or part of the Borrowing, the Borrower shall specify the duration it selects for the initial Interest Period with respect to such Libor Loan Portion in accordance with Section 5.5. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. The Drawdown Date for the Term Loans shall be the Initial Funding Date, which shall be a Business Day. The Borrower may make only one Borrowing under the Term Loan Commitments. Amounts borrowed under this Section 3.3.1 and subsequently repaid or prepaid may not be reborrowed.

         3.3.2 Revolving Loans. Subject to the terms and conditions hereof, from time to time during the period from the Initial Funding Date until the Revolving Loan Commitment Termination Date, upon giving to the Administrative Agent prior written notice in accordance with Section 3.6 by means of a Notice of Borrowing, the Borrower may from time to time borrow from each Lender up to the amount of its Available Revolving Loan Commitment by way of Bankers' Acceptances (or as the case may be, BA Equivalent Advances), Canadian Rate Advances, Canadian Base Rate Advances or Libor Advances in a minimum amount of ten million CDollars (C$10,000,000) or ten million USDollars (US$10,000,000) or such larger amount as is an integral multiple of one million CDollars (C$1,000,000) or one million USDollars (US$1,000,000) respectively (or the remaining balance of the Available Revolving Loan Commitment, if less than such amount), provided that in no event shall the Total Utilization of Revolving Loan Commitments (after giving effect to any Money Market Reduction) in respect of the Borrower exceed the aggregate Revolving Loan Commitments of all Lenders. In each Notice of Borrowing in which the Borrower has elected to pay interest at a margin or margins relative to LIBOR on all or part of the Borrowing, the Borrower shall specify the duration it selects for the initial Interest Period with respect to such Libor Loan Portion in accordance with Section 5.5. In each Notice of Borrowing in which the Borrower has elected Bankers' Acceptances, the Borrower shall specify the maturity date for such Bankers' Acceptances in accordance with Section 6.1.3. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In all cases the Drawdown Date shall be a Business Day. Within the limits of each Lender's Revolving Loan Commitment, the Borrower may borrow under this Section 3.3.2, repay pursuant to Section 4.2 and reborrow under this Section 3.3.2.

3.4      Bid Advances

         3.4.1 Each Lender severally agrees that the Borrower may make Bid Borrowings under this Section 3.4 from time to time on any Business Day during the period from the Initial Funding Date until the date occurring one (1) month (or, in the case of Fixed Rate Advances, thirty (30) days) prior to the Revolving Loan Commitment Termination Date in the manner set forth below; provided that (i) no Bid Borrowing may be requested or made until such time as US$1,700,000,000 in original aggregate principal amount of Advances, US Term Loans and US Revolving Loans have been made under this Agreement and the US Credit Agreement and (ii) following the making of each Bid Borrowing, the Total Utilization of Revolving Loan Commitments (after giving effect to any Money Market Reduction) shall not exceed the aggregate Revolving Loan Commitments of all Lenders.

                  (i) The Borrower may request a Bid Borrowing under this
         Section 3.4 by delivering to the Administrative Agent, by telecopier, confirmed immediately in writing, not later than 10:00 a.m. (Montreal time) (A) at least three (3) Business Days prior to the date of the proposed Bid Borrowing, if the Borrower selects a Fixed Rate Advance, or (B) at least four (4) Business Days prior to the date of the proposed Bid Borrowing, if the Borrower selects a Libor Advance, a notice of a Bid Borrowing (a "Notice of Bid Borrowings"), in substantially the form of Schedule 3.4.1, specifying therein if the Borrower selects a Fixed Rate Advance or a Libor Advance, the date and aggregate amount of the proposed Bid Borrowing, the maturity date for repayment of each Bid Advance to be made as part of such Bid Borrowing (which maturity date may not be earlier than the date occurring one (1) month (or, in the case of Fixed Rate Advances, thirty (30) days) after the date of such Bid Borrowing or, in any case, may not be later than one hundred and eighty (180) days after the date of such Bid Borrowing, or, if earlier, the Revolving Loan Commitment Termination Date), the interest payment date or dates relating thereto, the right, if any, to prepay any principal amount of any Bid Advance to be made a part of such Bid Borrowing on such terms as the Borrower shall therein specify, and any other terms to be applicable to such Bid Borrowing. The Administrative Agent shall in turn promptly notify each Lender of each request for a Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Bid Borrowing.

                  (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Bid Advances to the Borrower as part of such proposed Bid Borrowing at a fixed rate or rates, or a margin or margins relative to LIBOR, as requested by the Borrower, by notifying the Administrative Agent via telecopier (which shall give prompt notice thereof to the Borrower), (A) after 9:00 a.m. but before 9:30 a.m. (Montreal time) on the date of such proposed Bid Borrowing, in the case of a Notice of Bid Borrowing for a Fixed Rate Advance and (B) after 1:30 p.m. but before 2:00 p.m. (Montreal time) three (3) Business Days before the date of such proposed Bid Borrowing, in the case of a Notice of Bid Borrowing for a Libor Advance, of the minimum amount (which amount shall be not less than C$1,000,000 for Bid Advances in C$ and not less than US$1,000,000 for Bid Advances in US$) and maximum amount of each Bid Advance which such Lender would be willing to make as part of such proposed Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 3.4.1, exceed such Lender's Revolving Loan Commitment), the fixed rate or rates, or a margin or margins relative to LIBOR, as requested by the Borrower, which such Lender would be willing to accept for such Bid Advance and such Lender's Applicable Lending Office with respect to such Bid Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer by 9:00 a.m. (Montreal time) on the date of such proposed Bid Borrowing, in the case of a Notice of Bid Borrowing for a Fixed Rate Advance and by 1:30 p.m. (Montreal time) three (3) Business Days before the date of such proposed Bid Borrowing, in the case of a Notice of Bid Borrowing for a Libor Advance. In the event that the Administrative Agent does not receive a notice from a Lender making an offer for a Bid Advance by the applicable time set out above in this paragraph (ii), such Lender shall be deemed for all purposes to have elected not to make such an offer. The failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Bid Advance as part of such proposed Bid Borrowing.

                  (iii) The Borrower shall, in turn, (A) before 10:30 a.m. (Montreal time) on the date of such proposed Bid Borrowing, in the case of a Notice of Bid Borrowing for a Fixed Rate Advance and (B) before 3:00 p.m. (Montreal time) three (3) Business Days before the date of such proposed Bid Borrowing, in the case of a Notice of Bid Borrowing for a Libor Advance, either:

                  (1) cancel such Bid Borrowing by giving the Administrative Agent notice to that effect, or

                  (2) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect.

         The acceptance of offers by the Borrower pursuant to clause (2) of this paragraph (iii) shall be on the basis of ascending rates of interest or margins contained in the offers made by the Lenders pursuant to paragraph (ii) above; provided that, in the event that two or more of such offers contain the same rate of interest or margin for a greater aggregate principal amount than the amount specified in such Notice of Bid Borrowing less the aggregate principal amount of all such offers containing lower rates of interest that have been accepted by the Borrower pursuant to clause (2) of this paragraph (iii), the Borrower shall accept such offers at such rate of interest or margin in amounts allocated among the Lenders which made such offers pro rata according to the amounts so offered (or as nearly pro rata as shall be practicable after giving effect to the requirement that Bid Advances made in connection with a Bid Borrowing shall be a minimum amount of C$1,000,000 for Bid Advances in C$ and a minimum amount of US$1,000,000 for Bid Advances in US$).

                  (iv) If the Borrower notifies the Administrative Agent that such Bid Borrowing is cancelled pursuant to clause (1) of paragraph
         (iii) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Bid Borrowing shall not be made.

                  (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to clause (2) of paragraph (iii) above, the Administrative Agent shall in turn on the date of such acceptance notify (A) each Lender that has made an offer as described in paragraph
         (ii) above of the date and aggregate amount of such Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each

         Lender that is to make a Bid Advance as part of such Bid Borrowing of the amount of each Bid Advance to be made by such Lender as part of such Bid Borrowing, and (C) each Lender that is to make a Bid Advance as part of such Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article 10.

                  (vi) Each Lender that is to make a Bid Advance as part of such Bid Borrowing shall, before 12:00 noon (Montreal time) on the date of such Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (B) of the preceding paragraph
         (v) or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding paragraph (v), make available for the account of its Applicable Lending Office such Lender's ratable portion of such Bid Borrowing by depositing such portion in same day funds in the Administrative Agent's account specified in Section 9.1. Upon fulfillment of the applicable conditions set forth in Article 10, the Administrative Agent will promptly make available to the Borrower at the Administrative Agent's aforesaid address such funds as shall have actually been received by the Administrative Agent. Promptly after each Bid Borrowing, the Administrative Agent will notify each Lender of the amount of the Bid Borrowing.

         3.4.2 Each Bid Borrowing shall be in an aggregate amount of not less than C$10,000,000 or US$10,000,000 or an integral multiple of C$1,000,000 or US$1,000,000 respectively in excess thereof. Following the making of each Bid Borrowing (and the application of the proceeds thereof), the Borrower agrees that it shall be in compliance with the limitations set forth in the proviso to the first sentence of Section 3.4.1. Except as otherwise provided in this
Section 3.4, the provisions of this Agreement dealing with Libor Loans shall apply, mutatis mutandis, to Bid Borrowings at margins relative to LIBOR.

         3.4.3 Within the limits and on the conditions set forth in this Section 3.4, the Borrower may from time to time borrow under this Section 3.4, repay or prepay pursuant to Section 3.4.4, and re-borrow under this Section 3.4; provided that a Bid Borrowing shall not be made within four Business Days of the date that any other Bid Borrowing is made.

         3.4.4 The Borrower shall repay to the Administrative Agent for the account of each Lender which has made a Bid Advance, on the maturity date of each Bid Advance (such maturity date being that specified by the Borrower for repayment of such Bid Advance in the related Notice of Bid Borrowing delivered pursuant to Section 3.4.1(i)), the then unpaid principal amount of such Bid Advance. The Borrower shall have no right to prepay any principal amount of any Bid Advance except on the terms specified for prepayment by the Borrower for such Bid Advance in the related Notice of Bid Borrowing delivered pursuant to
Section 3.4.1(i) or otherwise with the consent of the Lender that has made the relevant Bid Advance.

         3.4.5 The Borrower shall pay interest on the unpaid principal amount of each Bid Advance from the date of such Bid Advance to the date the principal amount of such Bid Advance is repaid in full, at the rate of interest for such

Bid Advance specified by the Lender making such Bid Advance in its notice with respect thereto delivered pursuant to Section 3.4.1(ii), payable on the interest payment date or dates specified by the Borrower for such Bid Advance in the related Notice of Bid Borrowing delivered pursuant to Section 3.4.1(i).

3.5      Money Market Loans

         3.5.1 The Borrower may at any time and from time to time request any one or more of the Lenders to make offers to make Money Market Loans to the Borrower on any Business Day during the period from the date hereof until the Revolving Loan Commitment Termination Date in the manner set forth below. Each such Lender may, but shall have no obligation to, make such offer, and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 3.5.

         3.5.2 In the event that the Borrower desires to borrow a Money Market Loan from a Lender, the Borrower shall, prior to 11:00 a.m. (Montreal time), request that such Lender provide a quotation to the Borrower of the amount and terms under which such Lender would be willing to provide such Money Market Loan. Each Money Market Loan shall be in CDollars or USDollars and if in CDollars, in an amount of not less than C$1,000,000 or on integral multiple of C$1,000,000 in excess thereof, and if in USDollars, in an amount of not less than US$1,000,000 or an integral multiple of US$1,000,000 in excess thereof.

         3.5.3 In the event that the Borrower elects to accept a Lender's offer for a Money Market Loan, the Borrower shall provide telephonic notice to such Lender of its election in a timely manner after the time that such offer was received by the Borrower. The failure of the Borrower to provide such notice of acceptance in a timely manner shall be deemed to constitute a rejection of the offer of such Lender. Any Money Market Loan to be made by a Lender pursuant to this Section 3.5 shall be made by the Lender crediting an account specified by the Borrower with the amount of such advance in same day funds in accordance with the terms agreed upon for such Money Market Loan following receipt of the Borrower's timely acceptance of the offer of such Lender with respect to such Money Market Loan.

         3.5.4 The Borrower agrees to forward to the Lender with respect to a Money Market Loan written evidence of such Money Market Loan by providing, on the date upon which such Money Market Loan is made, documents, in form and substance acceptable to both the Borrower and such Lender, executed and delivered by a duly authorized officer of the Borrower, confirming the amount so borrowed, the rate of interest applicable thereto and the maturity thereof (with such Money Market Loan being due and payable on such date of maturity); provided that the failure of the Borrower to provide such documents shall not impair the obligation of the Borrower to repay any Money Market Loan borrowed by it. All borrowings pursuant to this Section 3.5 shall bear interest at the rate quoted to the Borrower by the relevant Lender in its quotation described in Section 3.5.2.

         3.5.5 In the event that all amounts then owing under this Agreement become due and payable prior to their scheduled maturity, each Lender that has a

Money Market Loan outstanding may declare its Money Market Loans (with any applicable interest thereon) to be immediately due and payable without the consent of, or notice to, any other Lender; provided that if such event is an Event of Default specified in Section 12.1.11, each Lender's Money Market Loans (and any applicable interest thereon) shall automatically become immediately due and payable.

         3.5.6 The Borrower and any Lender may at any time and from time to time enter into written agreements that provide for procedures for soliciting and extending Money Market Loans that differ from those specified in Sections 3.5.2 to 3.5.5, inclusive. As between the Borrower and such Lender such agreements shall supersede the provisions of such sections to the extent specified therein.

         3.5.7 In the event that the availability under any Lender's Revolving Loan Commitment (after giving effect to any applicable Money Market Reduction) has been reduced to a level that is insufficient to permit such Lender to lend its ratable share of any Borrowing requested to be made hereunder, the Borrower shall repay such Lender's outstanding Money Market Loans simultaneously with or prior to such Borrowing (which repayment may be financed with proceeds of such Advances and shall be subject to the provisions of Section 3.5.8) by the amount necessary to increase the availability under its Revolving Loan Commitment (before giving effect to such Borrowing, but after giving effect to the application of the proceeds thereof and to any Money Market Reduction in effect after such application) to be at least equal to its ratable share of any such Borrowing.

         3.5.8 Notwithstanding anything to the contrary contained herein, the following provision shall apply to all Money Market Loans unless expressly otherwise excluded in the terms thereof. If any payment of principal of any Money Market Loan is made other than on the maturity date of such Money Market Loan, as a result of the acceleration of the maturity thereof pursuant to
Section 3.5.5 or for any other reason whatsoever, the Borrower shall, upon demand by the applicable Lender (with a copy of such demand to the Administrative Agent), pay directly to such Lender as it may direct any amounts required to compensate such Lender for any losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund or maintain such Money Market Loan.

         3.5.9 Notwithstanding anything to the contrary contained herein, Money Market Loans shall be deemed not to be extensions of credit, Advances or Borrowings under this Agreement; provided that Money Market Loans shall be considered to be extensions of credit under this Agreement for purposes of calculating the Money Market Reduction.

         3.5.10 Notwithstanding anything to the contrary contained herein, the Administrative Agent shall have no responsibility whatsoever for Money Market Loans, either before or after default hereunder or thereunder, including, without limitation, for establishing the terms thereof, declaring defaults thereunder, monitoring compliance by the Borrower therewith or verifying payments or repayments thereunder, and to the extent that any Lender entering into a Money Market Loan requires any additional documentation in connection therewith, such documentation shall be entirely the responsibility of such Lender, including without limitation the preparation, execution, delivery and safe-keeping thereof.

         3.5.11 Unless the Borrower shall have previously given the Administrative Agent written notice of all then outstanding (or committed to be advanced on or prior to the Business Day of the proposed Borrowing) Money Market Loans (which notice shall be in writing and shall specify the applicable Lender which had advanced a Money Market Loan, the principal amount thereof and the borrowing date and scheduled repayment date thereof), each Notice of Borrowing or Notice of Bid Borrowing, as the case may be, given hereunder shall also specify such information.

3.6      Notice Provisions

         3.6.1 For each Borrowing, each optional repayment and each conversion, the Administrative Agent shall have received prior to 11:00 a.m (Montreal time) from the Borrower in writing a Notice of Borrowing, a Notice of Optional Repayment or a Notice of Conversion, as the case may be, in accordance with the following:

         (a) at least one (1) Business Day prior to the Drawdown Date or Conversion Date, as the case may be, for each Borrowing or conversion by way of Canadian Rate Advance or Canadian Base Rate Advance;

         (b) at least two (2) Business Days prior to the Drawdown Date or Conversion Date, as the case may be, for each Borrowing or conversion by way of Acceptance;

         (c) at least three (3) Business Days prior to the Drawdown Date or Conversion Date, as the case may be, for each Borrowing or conversion by way of Libor Advance (provided, however, that with respect to Libor Advances to be made on the Initial Funding Date, the Borrower shall be required to deliver the relevant Notice of Borrowing no later than 9:00 a.m. (Montreal time) two (2) Business Days prior to the Initial Funding Date); and

         (d) at least three (3) Business Days prior to the Optional Repayment Date for each optional repayment.

         3.6.2 If the Borrower gives a Notice of Borrowing to the Administrative Agent in accordance with Section 3.6.1, the Administrative Agent shall on the same day it receives such Notice of Borrowing notify each Lender by telecopier of the particulars of such request for a Borrowing and of such Lender's Participation in the proposed Borrowing and each Lender shall, no later than 2:00 p.m. (Montreal time) on the Drawdown Date, make or procure to be made its Participation in the Borrowing available to the Administrative Agent.

3.7      Pro Rata Treatment

         Except in respect of Bid Loans, the Borrower agrees to request each Borrowing from the Lenders pro rata in all respects according to their respective Commitments and the Lenders agree to make each Borrowing available to the Borrower pro rata in all respects according to their respective Commitments. A Lender shall not be responsible for the Commitments of any other Lender. Without prejudice to the rights of the Borrower against a defaulting Lender, the failure or incapacity of a Lender to make available its Participation in a Borrowing to the Borrower in accordance with its obligations under this Agreement does not release the other Lenders from their obligations.

3.8      Accounts kept by the Administrative Agent

         The Administrative Agent shall keep in its books, accounts for the Loan and other amounts payable by the Borrower under this Agreement. The Administrative Agent shall keep appropriate registers showing, the amount of the indebtedness of the Borrower in respect of the Loan and showing each payment or repayment of principal and interest made in respect of such indebtedness. Such registers shall constitute (in the absence of manifest error) prima facie evidence of their content against the Borrower, the Guarantors and the Lenders; provided that the obligation of the Borrower and the Guarantors to pay or repay any indebtedness and liability in accordance with the terms and conditions of this Agreement shall not be affected by the failure of the Administrative Agent to keep such registers. The Administrative Agent shall supply any Lender and the Borrower, on demand, with copies of such registers.

3.9      Accounts kept by each Lender

         Each Lender shall keep in its books, in respect of its Participation, accounts for the Loan, any Bid Loans and Money Market Loans made by it, and other amounts payable by the Borrower to it under this Agreement. Each Lender shall make appropriate entries showing, as debits, the amount of the indebtedness of the Borrower towards it in respect of the Loan, any such Bid Loan or Money Market Loan, the amount of all accrued interest and any other amount due to such Lender pursuant hereto and, as credits, each payment or repayment of principal and interest made in respect of such indebtedness as well as other amount paid to such Lender pursuant hereto. These accounts shall constitute (in the absence of manifest error or of contradictory entries in the accounts of the Administrative Agent referred in Section 3.8) prima facie evidence of their content against the Borrower and the Guarantors.

                                    ARTICLE 4

                       REPAYMENT, CONVERSION AND REDUCTION

4.1      Mandatory Repayment and Prepayment of the Loan

         4.1.1 The Borrower covenants and agrees that it shall repay the Term Loans made to it to the Administrative Agent for the account of the Lenders on the Term Loan Maturity Date together with all unpaid interest accrued thereon or owing pursuant thereto. The Borrower covenants and agrees that it shall repay the Revolving Loans made to it to the Administrative Agent for the account of the Lenders on the Revolving Loan Commitment Termination Date together with all unpaid interest accrued and other amounts owing and unpaid hereunder or pursuant hereto.

         4.1.2 Grand Trunk and the Borrower further covenant and agree that, no later than the fifth Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale consummated prior to the STB Approval Date, Grand Trunk and the Borrower shall, and Grand Trunk shall cause each borrower under the US Credit Agreement to, subject to Section 4.1.3, prepay the Term Loans, the Revolving Loans, the US Term Loans and the US Revolving Loans in an aggregate amount equal to such Net Asset Sale Proceeds (rounded downwards to the next lowest multiple of US$100,000); provided, however, that Grand Trunk and the Borrower shall not be required to repay (or to cause each borrower under the US Credit Agreement to repay, as the case may be) any such Net Asset Sale Proceeds until the aggregate amount thereof not yet applied to the repayment of the Term Loans, Revolving Loans, US Term Loans and US Revolving Loans pursuant to Section 4.1.3 exceeds US$10,000,000, at which time Grand Trunk and the Borrower shall be obligated to repay (or to cause each borrower under the US Credit Agreement to repay, as the case may be) all such Net Asset Sale Proceeds in accordance with this Section as if the Borrower and its Subsidiaries had received such amounts at such time; provided that, if the amount of any prepayment to the Term Loans or Revolving Loans to be made by the Borrower pursuant to this Section 4.1.2 exceeds the aggregate principal amount of that portion of the Term Loans or Revolving Loans, respectively, bearing interest at a rate determined by reference to the Canadian Rate or the Canadian Base Rate, the Borrower shall place and maintain with the Administrative Agent a deposit in the amount of such excess amount pending application of such amounts on deposit (it being understood that the Borrower, other than upon the occurrence and during the continuance of an Event of Default, may direct the Administrative Agent to invest such amounts on deposit in cash equivalents) from time to time as soon as practicable thereafter to repay Term Loans or Revolving Loans, respectively, consisting of new Canadian Rate Loans or Canadian Base Rate Loans or other Advances to the Borrower, which application shall be made in a manner which does not require additional payments by the Borrower pursuant to Section 9.9.4.

         4.1.3 Any prepayments made pursuant to Section 4.1.2 shall be made without premium or penalty and shall be applied first, to the prepayment of the Term Loans and the US Term

Loans pro rata according to the respective outstanding principal amount, if any, of each and to the full extent thereof, and second, to the prepayment of the Revolving Loans and the US Revolving Loans pro rata according to the respective outstanding principal amount, if any, of each and to the full extent thereof; provided that prepayments of the Revolving Loans shall not be required pursuant to Section 4.1.2 or this Section 4.1.3 if on the date the relevant Net Asset Sale Proceeds are received by the Borrower or any of its Subsidiaries (i) the Borrower's Public Debt Rating by S&P is BBB or higher or the Borrower's Public Debt Rating by Moody's is Baa2 or higher and (ii) the aggregate Revolving Loan Commitments and the commitments under the US Credit Agreement to make US Revolving Loans are not greater than US$700,000,000.

4.2      Optional Repayments

         4.2.1 At any time prior to the Revolving Loan Commitment Termination Date, subject to Section 4.4, the Borrower may elect to repay by a Notice of Optional Repayment received by the Administrative Agent, and on the Optional Repayment Date set forth therein the Borrower shall repay, to the Administrative Agent for the account of the Lenders in CDollars or USDollars, as the case may be, all or part of the Borrowings under the Credit with interest accrued thereon to the date of such repayment. Within the limits of each Lender's Revolving Loan Commitment and subject to the terms of this Agreement, the Borrower may reborrow any Revolving Loans so repaid. Any optional repayments pursuant to this Section
4.2 shall be applied as specified by the Borrower in the applicable Notice of Optional Prepayment; provided that in the event Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Revolving Loans to the full extent thereof, and applied pro rata in proportion to the amount of Revolving Loans made to the Borrower, and second to repay outstanding Term Loans to the full extent thereof. Notwithstanding anything in this Agreement to the contrary, the Borrower shall not make any optional prepayment of all or a portion of the outstanding Term Loans unless a ratable portion of the US Term Loans outstanding at the time of such prepayment are also prepaid.

         4.2.2 Subject to compliance with Section 4.2.1, prepayments may be made without premium or penalty.

         4.2.3 All optional repayments are in addition to and not in replacement of mandatory repayments provided for in Section 4.1.1.

         4.2.4 Notwithstanding the foregoing, a Borrowing outstanding by way of Letter of Credit may only be repaid or discharged prior to the expiry date of the Letter of Credit by:

         (a) the Administrative Agent being fully released and discharged of all its liabilities and obligations arising from such Letter of Credit and by written evidence satisfactory to the Administrative Agent of such full release and discharge being delivered to the Administrative Agent; or

         (b) by way of the issue to the Administrative Agent by a financial institution acceptable to the Administrative Agent, in its sole discretion, of a full, unconditional counter-guarantee or indemnity in favor of the Administrative Agent acceptable to the Administrative Agent in respect of such Letter of Credit.

4.3      Conversion Option

         4.3.1 At any time prior to the Term Loan Maturity Date or the Revolving Loan Commitment Termination Date, respectively, subject to Section 4.4, the Borrower may elect to convert by Notice of Conversion received by the Administrative Agent, and on the Conversion Date set forth therein the Borrower shall convert, any basis of funding (other than Letters of Credit) of all or any portion of the Borrowings consisting of Term Loans and/or the Borrowings consisting of Revolving Loans, respectively (each a "Converted Advance"), into another basis of funding (each a "Conversion Advance"); provided that (i) the Borrower may convert the basis of funding of any Borrowings only into another basis that the Borrower is permitted to select for such Borrowings under Section
3.1 or 3.2, and (ii) the Borrower may not elect to convert a Borrowing denominated in CDollars to USDollars or a Borrowing denominated in USDollars to CDollars. The provisions of this Agreement relating to Libor Advances shall apply mutatis mutandis to Conversion Advances comprising Libor Advances. The provisions of this Agreement relating to Acceptances shall apply mutatis mutandis to Conversion Advances comprising Acceptances.

         4.3.2 If on any date an Advance is outstanding with respect to which notice has not been delivered to the Administrative Agent specifying the applicable basis for determining the rate of interest, then for that day that Advance shall bear interest by reference to the Canadian Base Rate (in the case of Advances to the Borrower other than Canadian Rate Advances) or the Canadian Rate (in the case of Canadian Rate Advances).

4.4      Requirements for Optional Repayments and Optional Conversions

         Each optional repayment pursuant to Section 4.2 or conversion pursuant to Section 4.3 shall be subject to the following terms and conditions:

         4.4.1 each repayment or conversion shall be in a minimum amount of C$10,000,000 or US$10,000,000 or such larger amount as is an integral multiple of C$1,000,000 or US$1,000,000 respectively (or, for repayments, the remaining balance of the Borrowings if less than such minimum amount) in the currency of the Borrowings or portion thereof to be repaid or of the Converted Advance, as the case may be, and shall be made on a Business Day specified in the Notice of Optional Repayment or Notice of Conversion;

         4.4.2 the Borrower shall have given the Administrative Agent notice in accordance with Section 3.6 for each repayment and each conversion, each notice stating the proposed date of the repayment or conversion and either the aggregate principal amount of the repayment or the aggregate principal amount of the Converted Advance and the type of Conversion Advance;

         4.4.3 if a Notice of Optional Repayment is given, it shall be irrevocable and binding on the Borrower and the Borrower shall repay on the Optional Repayment Date specified in such notice in CDollars or USDollars, as the case may be, the amount stated in such notice with accrued interest to the date of such repayment; and if a Notice of Conversion is given it shall be irrevocable and binding on the Borrower; and

         4.4.4 should any such repayment or conversion result in the repayment of or conversion from any Libor Loan Portion on a day other than the last day of its then current Interest Period, the Borrower shall, in addition, pay to the Administrative Agent the amount calculated as set forth in Section 9.9.4.

4.5      Excess Advances

         The Equivalent Amount in USDollars of the aggregate outstanding amount of the Canadian Rate Loan, all Letters of Credit outstanding in CDollars, the face amount of all Bankers' Acceptances and BA Equivalent Advances, all Bid Advances or Money Market Loans outstanding in CDollars and any other Advances outstanding in CDollars shall be determined by the Administrative Agent (i) on each Drawdown Date, (ii) on each Conversion Date, (iii) on the last day of each month, unless a Drawdown Date or Conversion Date occurs in such month and (iv) at such other times as may be reasonably decided by the Administrative Agent. In the event that on such date of determination the Equivalent Amount in USDollars of the aggregate outstanding amount of the Canadian Rate Loan, all Letters of Credit outstanding in CDollars, the face amount of all Bankers' Acceptances and BA Equivalent Advances, all Bid Advances or Money Market Loans outstanding in CDollars and any other Advances outstanding in CDollars plus the aggregate Libor Loan, the aggregate Canadian Base Rate Loan, all Letters of Credit outstanding in USDollars, all Bid Advances or Money Market Loans outstanding in USDollars and all other Advances outstanding in USDollars, exceeds the then Total Commitment of the Lenders (the "Excess"), then the Borrower shall within three
(3) days after notice of the amount of the Excess pay to the Administrative Agent for application to repayment of Advances to the Borrower the amount of the Excess in USDollars or the Equivalent Amount in CDollars; provided that nothing in this Section 4.5 shall operate to postpone any payment due on the Term Loan Maturity Date or the Revolving Loan Commitment Termination Date. Such payments shall be applied on the date of receipt by the Administrative Agent to the repayment of all outstanding Advances and Bid Advances and Money Market Loans; provided, that if, on the date any such payment of an Excess is to be so applied, the Equivalent Amount in USDollars of the aggregate Canadian Rate Loan and the Canadian Base Rate Loan is less than the Excess, the Borrower shall apply such Excess first, to the repayment of the Canadian Rate Loan and the Canadian Base Rate Loan to the full extent thereof, and then place and maintain with the Administrative Agent an interest bearing deposit in the amount of the remainder. The Administrative Agent shall apply such amounts on deposit (together with the interest accrued thereon) from time to time as soon as practicable thereafter to repay any new Canadian Rate Loan or Canadian Base Rate Loan or other Advances to the Borrower, which repayment shall be made in a manner which does not require additional payments by the Borrower pursuant to
Section 9.9.4.

4.6      Authority to Debit

         In respect of all amounts payable by the Borrower under this Agreement, the Borrower hereby irrevocably authorizes and instructs the Administrative Agent to withdraw from or debit, from time to time when such amounts are due and payable, any account of the Borrower listed in Schedule 4.6 annexed hereto (as such Schedule 4.6 may be amended from time to time as agreed between the Borrower and the Administrative Agent) for the purpose of satisfying payment thereof.

4.7      Reduction of the Commitments

         4.7.1 The Borrower may, upon at least five (5) Business Days' notice to the Administrative Agent, terminate in whole or reduce ratably in part (without premium or penalty) the unused portions of the Commitments of the Lenders; provided that each partial reduction shall be in the aggregate amount of US$25,000,000 or an integral multiple of US$5,000,000 in excess of US$25,000,000. In any such notice, the Borrower must state the proposed date and aggregate principal amount of the reduction and, if such notice is given, the Borrower shall pay the Administrative Agent in accordance with such notice the amount, if any, by which the Total Utilization of Revolving Loan Commitments (after giving effect to any Money Market Reduction) exceeds the proposed reduced aggregate Revolving Loan Commitments and the Borrower shall pay at the same time all interest and other amounts owing in respect of such excess amount accrued to the date of such reduction. Should any such payment result in the payment of any Libor Loan Portion on a day other than the last day of its then current interest period, the Borrower shall, in addition, pay to the Administrative Agent for the benefit of the applicable Lenders the amount calculated as set forth in Section 9.9.4.

         4.7.2 On each date that the Revolving Loans are required to be prepaid pursuant to Section 4.1.2, the Revolving Loan Commitments shall be permanently reduced in the amount of such required prepayment.

4.8      Increase of Revolving Loan Commitment

         The Borrower may, from time to time, request an increase of each Lender's Revolving Loan Commitment by giving written notice to the Administrative Agent making such request and specifying the date upon which the Borrower requests that such increase come into effect (the "Effective Date") and detailing the amount by which each Lender's Revolving Loan Commitment shall be increased; such notice shall be given by the Borrower between the 90th and 60th days prior to the Effective Date. The Administrative Agent shall promptly forward a copy of such request to the Lenders and each Lender shall notify the Administrative Agent within 30 days of the Borrower's request whether such Lender is willing to grant such an increase. In the event that a Lender has failed to notify the Administrative Agent within such 30 day period of whether it has elected to increase its Revolving Loan Commitment, such Lender shall be deemed not to have elected to increase its Revolving Loan Commitment. Each increase request shall be considered by each Lender, in its sole discretion, and each Lender shall not, under any circumstances, be obliged to approve or accept any increase request. The Administrative Agent shall promptly notify the Borrower and the Lenders which Lenders have elected to increase their respective Revolving Loan Commitments. In the event that a Lender elects to increase its Revolving Loan Commitment then (regardless of whether any other Lender has elected to so increase but provided there is no increase in the Total Commitment unless all the Lenders and all lenders designated as "Lenders" under the US Credit Agreement have agreed thereto) the Revolving Loan Commitment for such Lender shall be increased by the amount of the increase requested by the Borrower and agreed to by such Lender.

         If a Lender elects or is deemed to have elected not to increase its Revolving Loan Commitment, the Lenders who have elected to increase their Revolving Loan Commitments shall have the option (all such Lenders who elect to exercise such option being "Accepting Lenders") to take up on a pro rata basis the dissenting Lenders' portion of the increase by so advising the Administrative Agent. The Administrative Agent shall allocate amongst the Accepting Lenders the amount of the Revolving Loan Commitment available from each dissenting Lender in its discretion but always on a pro rata basis or as nearly pro rata as shall be practical.

         If the Accepting Lenders do not take up all of the dissenting Lenders' portion of the increase (on a pro rata basis or otherwise), the Borrower may, at its option (and at any time prior to or on the applicable Effective Date) offer such portion to one or more financial institutions, provided that such other financial institutions are acceptable to the Administrative Agent and provided such offer is consummated as soon as possible to the satisfaction of the Administrative Agent. The provisions in Section 15.14 dealing with Dissenting Lenders shall not apply to a dissenting Lender under this Section 4.8


                                    ARTICLE 5

                                INTEREST AND FEES

5.1      Interest

         The Borrowings shall bear interest from the date of each Advance, calculated on a daily basis and payable in arrears, on the Canadian Rate Loan at the Canadian Rate, on the Canadian Base Rate Loan at the Canadian Base Rate, and on each Libor Loan Portion at LIBOR plus the Applicable Margin in effect from time to time for such Libor Loan Portion for the then current Interest Period, and all overdue amounts shall bear interest in accordance with Section 5.6. All outstanding amounts shall bear interest both before and after default and before and after judgment at the rates determined as aforesaid.

5.2      Payment of Interest on Libor Loan

         On each Interest Payment Date in respect of each Libor Loan Portion of a Lender, the Borrower shall pay the Administrative Agent interest on such Libor

Loan Portion at the rate per annum determined by the Administrative Agent to be LIBOR in respect of such Libor Loan Portion for the applicable Interest Period plus the Applicable Margin in effect from time to time during such Interest Period. Upon determination of the applicable rate of interest on any Libor Loan Portion, the Administrative Agent shall notify the Borrower of this rate. The Administrative Agent will compute the interest on the basis of the actual number of days elapsed in the period for which such interest is payable divided by three hundred and sixty (360).

5.3      Payment of Interest on Canadian Rate Loan

         On each Interest Payment Date in respect of the Canadian Rate Loan, the Borrower shall pay the Administrative Agent interest on the Canadian Rate Loan at the Canadian Rate. The Borrower will pay this interest in arrears for the period up to but excluding such Interest Payment Date; the Administrative Agent will compute the interest on the basis of the actual number of days elapsed in the period for which such interest is payable divided by the actual number of days of the year. Each change in the fluctuating interest rate for the Canadian Rate Loan will take place simultaneously with the corresponding change in the Canadian Rate.

5.4      Payment of Interest on Canadian Base Rate Loan

         On each Interest Payment Date in respect of the Canadian Base Rate Loan, the Borrower shall pay the Administrative Agent interest on the Canadian Base Rate Loan at the Canadian Base Rate. The Borrower will pay this interest in arrears for the period up to but excluding such Interest Payment Date; the Administrative Agent will compute the interest on the basis of the actual number of days elapsed in the period for which such interest is payable divided by the actual number of days of the year. Each change in the fluctuating interest rate for the Canadian Base Rate Loan will take place simultaneously with the corresponding change in the Canadian Base Rate.

5.5      Selection of Interest Periods

         In each Notice of Borrowing delivered pursuant to Section 3.3 and each Notice of Conversion delivered pursuant to Section 4.3 in which the Borrower has elected a Borrowing or Conversion Advance comprising a Libor Loan Portion and at least three Business Days prior to the last day of each Interest Period in respect of each Libor Loan Portion, the Borrower shall select and notify the Administrative Agent of the Interest Period applicable to such Libor Loan Portion commencing on the Drawdown Date, Conversion Date or last day of the Interest Period, as the case may be, and ending on a Business Day, which period shall be one (1) month, two (2) months, three (3) months, six (6) months or, subject to availability, nine (9) months or twelve (12) months, as the Borrower may elect; provided, however, that:

         5.5.1 if the Borrower fails to so elect the duration of any Interest Period, the amount of such Libor Loan Portion shall be deemed to be a Canadian Base Rate Advance at the end of the current Interest Period and interest thereon shall be payable at the Canadian Base Rate; and

         5.5.2 the amount in respect of which the Borrower selects an Interest Period shall not be less than ten million USDollars (US$10,000,000) and in integral multiples of one million USDollars (US$1,000,000) in excess thereof.

5.6      Default Interest

         If the Borrower defaults in any payment of principal, interest or any other amount due pursuant to this Agreement, the Borrower shall pay to the Administrative Agent on demand interest on such overdue principal, overdue interest and other overdue amount, from the date the amount is due until the date it is paid in full, and all interest on overdue principal, all overdue interest and all interest on overdue interest shall be compounded monthly, at the rates per annum as follows:

         5.6.1 with respect to the Libor Loan and any Libor Advance to the Borrower, the Borrower shall be deemed to have elected that any amount of principal of the Libor Loan or any Libor Loan Portion or Libor Advance which is not paid when due shall thereupon cease to be a Libor Loan or Libor Advance and shall be a Canadian Base Rate Advance, and the Borrower shall pay interest on all such overdue principal and any overdue interest and interest on interest thereon at a fluctuating rate per annum at all times equal to the Canadian Base Rate plus two percent (2%) per annum; and

         5.6.2 on overdue principal of, and overdue interest on, the Canadian Rate Loan and on any other amounts owing in CDollars, at a fluctuating rate per annum at all times equal to the Canadian Rate plus two percent (2%) per annum.

5.7      Determination of Interest Rates

         5.7.1 Each Reference Lender, at the request of the Administrative Agent, agrees to furnish to the Administrative Agent timely information for the purpose of determining each Canadian Rate, each Acceptance Fee, each Canadian Base Rate and each LIBOR. If any one or more of the Reference Lenders shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate or fee, the Administrative Agent shall determine such interest rate or fee on the basis of timely information furnished by the remaining Reference Lenders.

         5.7.2 Each determination by the Administrative Agent from time to time of the Canadian Rate, the Canadian Base Rate, LIBOR, the Applicable Margin and the Acceptance Fee shall, in the absence of manifest error, be final, conclusive and binding upon the Borrower, the Guarantors and the Lenders.

5.8      Acceptance Fee

         If the Borrower notifies the Administrative Agent pursuant to Section
3.6 that a Borrowing is to be made by way of Bankers' Acceptances (or, as the case may be, BA Equivalent Advances), the Borrower shall pay in CDollars at or prior to the time of the Acceptance of each Bankers' Acceptance an Acceptance Fee on the face value of each Bankers' Acceptance accepted by a Lender. The Acceptance Fee shall be computed on the basis of the actual number of days of the Bankers' Acceptance divided by the actual number of days of the year.

5.9      Underwriting Fee

         The Borrower shall pay to the Arrangers, for their own accounts, the underwriting fees set forth in that certain letter agreement between the Borrower and the Arrangers dated February 9, 1998, to the extent not paid prior to the date hereof.

5.10     Facility Fee

         The Borrower shall pay to the Administrative Agent, for the account of each Lender, a facility fee from the Closing Date until the Revolving Loan Commitment Termination Date on the sum of the amount of such Lender's Revolving Loan Commitment (whether used or unused) and (x) until the Initial Funding Date, such Lender's Term Loan Commitment and (y) on and after the Initial Funding Date, the principal amount of such Lender's outstanding Term Loan at the rate equal to the Facility Fee in effect from time to time during the period for which such payment is made, payable in arrears on the last day of each March, June, September and December, commencing on the first such day to occur after the Closing Date and on the Revolving Loan Commitment Termination Date. The Facility Fee shall accrue from day to day and be calculated on the basis of a year of 365 (or 366 in a leap year) days for the actual number of days elapsed. Under no circumstances shall such Facility Fee be refundable either in whole or in part, even if no Advance is ever made under the terms hereof.

5.11     Administrative Fee

         The Borrower shall pay to the Administrative Agent, for its account exclusively, an annual administrative fee as agreed between the Borrower and the Administrative Agent in a letter agreement dated February 6, 1998.

5.12     Certain Computations

         5.12.1 All computations of interest shall be made by the Administrative Agent taking into account the actual number of days occurring in the period for which such interest is payable, and (i) with respect to the Canadian Rate or the Canadian Base Rate, on the basis of a year of 365 or 366 days, as the case may be, or (ii) with respect to LIBOR or any interest accruing on a Fixed Rate Advance, on the basis of a year of 360 days.

         5.12.2 For purposes of the Interest Act (Canada), (i) whenever any interest or Fee under this Agreement is calculated using a rate based on a year of 360 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.


                                    ARTICLE 6

                              BANKERS' ACCEPTANCES

6.1      Bankers' Acceptances

         Subject to the terms and conditions hereof, upon giving to the Administrative Agent prior written notice in accordance with Section 3.6 hereof by means of a Notice of Borrowing, on any Business Day the Borrower may borrow from the Lenders up to the amount of the Available Revolving Loan Commitment by way of Acceptances, provided that:

         6.1.1 each Bankers' Acceptance is denominated in CDollars and the minimum aggregate amount of each Borrowing by way of Bankers' Acceptances shall be ten million CDollars (C$10,000,000) or in integral multiples of one million CDollars (C$1,000,000) in excess of such minimum aggregate amount;

         6.1.2 each Lender shall have received a Bankers' Acceptance or Bankers' Acceptances in the aggregate principal amount of such Borrowing from such Lender in due and proper form duly completed and executed by the Borrower and presented for acceptance to such Lender prior to 10:00 a.m. (Montreal time) on the Drawdown Date, together with such other document or documents as such Lender may reasonably require (including the execution by the Borrower of such Lender's usual form of Bankers' Acceptances) and the Acceptance Fee shall have been paid to such Lender at or prior to such time;

         6.1.3 each Bankers' Acceptance shall be stated to mature on a Business Day, no later than the Revolving Loan Commitment Termination Date, which is approximately thirty (30), sixty (60), ninety (90) or one hundred and eighty
(180) days or, subject to availability, periods in excess of 180 days from the date of its acceptance;

         6.1.4 each Bankers' Acceptance shall be stated to mature on a Business Day in such a way that no Lender will be required to incur any costs for the redeployment of funds as a consequence of a mandatory repayment under Section
4.1.1 during any period for which such Bankers' Acceptance is outstanding;

         6.1.5 no days of grace shall be permitted on any Bankers' Acceptance;

         6.1.6 the aggregate face amount of the Bankers' Acceptances to be accepted by a Lender shall be determined by the Administrative Agent by reference to the respective Revolving Loan Commitments of the Lenders, except that, if the face amount of a Bankers' Acceptance which would otherwise be accepted by a Lender would not be C$100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Administrative Agent in its sole discretion to C$100,000 or the nearest whole multiple of that amount, as appropriate.

6.2      Payments at Maturity

         By no later than 10:00 a.m. (Montreal time) on the maturity date of each Bankers' Acceptance, the Borrower shall pay to the Administrative Agent for the account of each Lender an amount equal to the face value of each Bankers' Acceptance accepted by such Lender maturing on that day (notwithstanding that a Lender may be the holder thereof at maturity). If for any reason the Borrower fails to make such payment in respect of any Bankers' Acceptance, the Borrower shall be deemed for all purposes to have received on the maturity date of each such Bankers' Acceptance a Canadian Rate Advance in an amount equal to the face value of each such Bankers' Acceptance and the Borrower shall pay interest thereon at the Canadian Rate until repayment thereof in full by the Borrower, the whole notwithstanding the fact that any Bankers' Acceptances may be held by a Lender in its own right at maturity. The Borrower and each of the Guarantors acknowledge, agree and confirm with the Lenders that the records of each Lender in respect of payment of any Bankers' Acceptance by such Lender shall be binding on the Borrower and the Guarantors and shall be conclusive evidence (in the absence of manifest error) of a Canadian Rate Advance to the Borrower and of an amount owing by the Borrower to such Lender. The Borrower further agrees that if an Event of Default shall occur prior to the date upon which any one or more Bankers' Acceptances are payable by a Lender, thereupon, the Borrower shall provide such Lender with funds for the full face amount of all such Bankers' Acceptances, notwithstanding the fact that any such Bankers' Acceptance may be held by such Lender in its own right at maturity; provided, however, that if for any reason the Borrower fails to make such payment in respect of any Bankers' Acceptance, thereupon the Borrower shall be deemed for all purposes to have received a Canadian Rate Advance in an amount equal to the face amount of such Bankers' Acceptance and the Borrower shall pay interest thereon at the Canadian Rate until repayment thereof in full.

6.3      BA Equivalent Advances

         In the event a Lender is unable to accept Bankers' Acceptances other than under the circumstances set forth in Section 6.4, such Lender shall have the right at the time of accepting drafts to require the Borrower to accept an Advance in CDollars from such Lender in lieu of the issue and acceptance of a Bankers' Acceptance requested by the Borrower to be accepted so that there shall be outstanding while the Bankers' Acceptances are outstanding BA Equivalent Advances from such Lender as contemplated herein. The principal amount of each BA Equivalent Advance shall be that amount which, when added to the face amount of interest (calculated at the applicable Discount Rate) which will accrue during the BA Equivalent Interest Period shall be equal, at maturity, to the face amount of the drafts which would have been accepted by such Lender had it accepted Bankers' Acceptances. The "BA Equivalent Interest Period" for each BA Equivalent Advance shall be equal to the term of the drafts presented for acceptance as Bankers' Acceptances on the relevant Drawdown Date.

         On the relevant Drawdown Date the Borrower shall pay to the Administrative Agent a fee equal to the Acceptance Fee which would have been payable to such Lender if it were a Lender accepting drafts having a term to maturity equal to the applicable BA Equivalent Interest Period and an aggregate face amount equal to the sum of the principal amount of the BA Equivalent Advance and the interest payable thereon by the Borrower for the Applicable BA Equivalent Interest Period.

         The provisions of this Agreement dealing with Bankers' Acceptances shall apply, mutatis mutandis, to BA Equivalent Advances.

6.4      Circumstances Making Bankers' Acceptances Unavailable

         If the Administrative Agent determines in good faith, which determination shall be final, conclusive and binding upon the Borrower, and notifies the Borrower that by reason of circumstances affecting the money market, there is no market for Bankers' Acceptances, then:

         (a) the right of the Borrower to request a Borrowing by way of a Bankers' Acceptance shall be suspended until the Administrative Agent determines that the circumstances causing such suspension no longer exist and so notifies the Borrower;

         (b) any Notice of Borrowing by way of Bankers' Acceptance which is outstanding shall be cancelled and the Advance therein shall not be made; and

         (c) the Administrative Agent shall promptly notify the Borrower of the suspension of the Borrower's right to request a Borrowing by way of Bankers' Acceptance and of the termination of any such suspension.

6.5      Purchase of Bankers' Acceptances

         Each Bankers' Acceptance issued pursuant to this Agreement shall be purchased by the Lender accepting such Bankers' Acceptance for the Discounted Proceeds thereof. In each case, upon receipt of such Discounted Proceeds from the Lenders and upon fulfillment of the applicable conditions set forth in
Article 10, the Administrative Agent shall make such funds available to the Borrower in accordance with this Agreement.

         Upon each issue of Bankers' Acceptances as a result of the conversion of outstanding Borrowings into Bankers' Acceptances, the Borrower shall, concurrently with the conversion, pay in advance to the Administrative Agent on behalf of the Lenders, the amount by which the face value of such Bankers' Acceptances exceeds the Discounted Proceeds of such Bankers' Acceptances, to be applied against the principal amount of the Borrowing being so converted.

The Borrower shall at the same time pay to the Administrative Agent for distribution to the applicable Lenders the applicable Acceptance Fee.

         The Borrower acknowledges and agrees that each Lender may, at any time, arrange for its Participant or Assignee to accept and purchase Bankers' Acceptances hereunder. Any such acceptance by a Participant or Assignee shall be deemed to be an Acceptance by such Lender for the purposes of this Agreement.

6.6      Pre-Signed Draft Forms

         To enable the Lenders to make Advances in the manner specified in this
Article 6, the Borrower shall, in accordance with the request of each Lender either (i) provide a power of attorney to complete, sign, endorse and issue Bankers' Acceptances, in substantially the form of Schedule 6.6 annexed hereto, or such other form as such Lender may reasonably require; or (ii) supply each Lender with such number of drafts as such Lender may reasonably request, duly endorsed and executed on behalf of the Borrower. Each Lender shall exercise such care in the custody and safekeeping of drafts as it would exercise in the custody and safekeeping of similar property owned by it. Each Lender will, upon request by the Borrower, promptly advise the Borrower of the number and designations, if any, of the uncompleted drafts then held by it.


                                    ARTICLE 7

                                LETTERS OF CREDIT

7.1      Letter of Credit Commitment

         Subject to the terms and conditions hereof, the Administrative Agent, on behalf of the Lenders, and in reliance on the agreements of the Lenders set forth in Section 7.2, agrees to issue for the account of the Borrower Letters of Credit in CDollars or USDollars from time to time on any Business Day during the period from the date hereof until the date occurring one month prior to the Revolving Loan Commitment Termination Date; provided that (a) the Letter of Credit Exposure shall not at any time exceed US$120,000,000, (b) the Borrower shall not request the issuance of any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments (after giving effect to any Money Market Reduction) would exceed the aggregate Revolving Loan Commitments and (c) the Borrower shall not request the issuance of, and the Administrative Agent shall not issue, any Letter of Credit having an expiration date later than the Revolving Loan Commitment Termination Date.

7.2      Letter of Credit Participations

         The Administrative Agent irrevocably grants, and in order to induce the Administrative Agent to issue its Letters of Credit for the account of the Borrower hereunder, each Lender irrevocably accepts and hereby purchases from the Administrative Agent, on the terms and conditions hereinafter stated, for its own account and risk an undivided interest equal to such Lender's Participation in the Administrative Agent's obligations and rights under each Letter of Credit issued hereunder for the account of the Borrower and the amount of each draft paid by the Administrative Agent thereunder. Each Lender unconditionally and irrevocably agrees with the Administrative Agent that, on or before the close of business of the Administrative Agent, on each day on which a draft is paid under a Letter of Credit issued for the account of the Borrower for which the Administrative Agent is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, including, without limitation, pursuant to Section 7.8.1 (a "Lender Participation Date"), such Lender will pay to the Administrative Agent for the account of the Administrative Agent at the Administrative Agent's office specified in Section 9.1 such Lender's Participation of any unpaid Reimbursement Obligation. The Administrative Agent shall notify each Lender of the occurrence of a Lender Participation Date, and the amount payable by it to the Administrative Agent based on such Lender's Participation. Any such notice may be oral if promptly confirmed in writing (including telecopy). If any Lender fails to make any such payment on or prior to the first Business Day after such Lender receives notice as provided above, then interest shall accrue on such Lender's obligation to make such payment during the period from such Business Day to the day such Lender makes such payment (or if earlier, the date on which the Borrower reimburses the Administrative Agent for such unpaid Reimbursement Obligation) at the rate specified in Section 15.6.2.

7.3      Repayment of Participants

         Upon and only upon receipt by the Administrative Agent of funds from the Borrower in full or partial reimbursement of any draft paid under a Letter of Credit with respect to which any Lender has theretofore paid the Administrative Agent for the account of the Administrative Agent in full for such Lender's participation pursuant to Section 7.2 and in full or partial payment of interest, commissions or fees on such draft paid under a Letter of Credit, the Administrative Agent will pay to such Lender, in the same funds as those received by the Administrative Agent, or net against any then due obligation of such Lender under Section 7.2 to make any payment to the Administrative Agent, such Lender's Participation of such funds.

7.4      Role of the Administrative Agent

         The Administrative Agent will exercise and give the same care and attention to each Letter of Credit as it gives to its other letters of credit and similar obligations, and the Administrative Agent's sole liability to each Lender shall be to distribute promptly, as and when received by the Administrative Agent, each Lender's Participation of any payments made to the Administrative Agent by the Borrower pursuant to Section 7.2. Each Lender agrees that, in paying any drawing under a Letter of Credit, the Administrative Agent shall not have any responsibility to obtain any document (other than as required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of any Person delivering any such document. Neither the Administrative Agent nor any of its representatives, officers, employees or agents shall be liable to any Lender for (a) any action taken or omitted to be taken in connection herewith at the request or with the approval of the Majority Lenders, (b) any action taken or omitted to be taken in the absence of gross negligence or wilful misconduct, (c) any recitals, statements, representations or warranties contained in any document distributed to any Lender, (d) the creditworthiness of the Borrower, or (e) the execution, effectiveness, genuineness, validity, or enforceability of any Letter of Credit, or any other document contemplated thereby. The Administrative Agent shall not incur any liability (i) by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties or (ii) by acting as permitted under Section 7.14. The obligations of the Lenders hereunder are several, and no Lender shall be liable for the performance or non-performance of the obligations of any other Lender under this Article 7.

7.5      Lenders' Obligations Absolute

         Each Lender acknowledges that its obligations to the Administrative Agent under this Article 7, including the obligation to purchase and fund a participation in the obligations and rights of the Administrative Agent under each Letter of Credit and any unpaid Reimbursement Obligation, is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (i) the occurrence and continuance of an Event of Default or an event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, (ii) subject to the next sentence of this Section 7.5, the fact that a condition precedent to the issuance of any Letter of Credit was not in fact satisfied, (iii) any failure or inability of any other Lender to purchase or fund such a participation hereunder, or (iv) any other failure by any other Lender to fulfil its obligations hereunder. Without affecting the rights and remedies of the Administrative Agent and the Lenders with respect to the Borrower in the event of any such condition precedent is not in fact satisfied, each Lender authorizes the Administrative Agent in its sole discretion and on behalf of such Lender (but without obligating the Administrative Agent), without further notice to such Lender so long as the Administrative Agent shall have notified the Lenders two Business Days prior to the day of issuance that such condition precedent is not or will not be satisfied, to waive any condition precedent set forth in Article 10 to the issuance of the Letter of Credit (or deem each such condition precedent satisfied) in connection with each issuance of the Letters of Credit unless the Administrative Agent shall have received by the close of its business, Montreal time, on the Business Day immediately preceding the day of such issuance written instructions from the Majority Lenders not to waive such condition precedent and such written instructions have not been withdrawn by the Majority Lenders. Each payment by a Lender to the Administrative Agent for its own account shall be made, without any offset, compensation, abatement, withholding or reduction whatsoever.

7.6      Reinstatement and Survival

         Notwithstanding anything herein to the contrary, if the Administrative Agent is required at any time whether before or after the Revolving Loan Commitment Termination Date to make any payment under a Letter of Credit which was outstanding on or before the Revolving Loan Commitment Termination Date, each Lender shall pay over to the Administrative Agent, in accordance with the provisions of this Article 7, the amount of such Lender's Participation of such amount. If the Administrative Agent is required at any time (whether before or after the Revolving Loan Commitment Termination Date) to return to the Borrower or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by or on behalf of the Borrower to the Administrative Agent in reimbursement of Reimbursement Obligations and interest thereon, each Lender shall, on demand of the Administrative Agent, forthwith pay over to the Administrative Agent for its account such Lender's Participation of such amount, plus interest thereon from the day such demand is made to the day such amount is returned by such Lender to the Administrative Agent at the rate specified in Section 15.6.2.

7.7      Procedure for Issuance and Renewal of Letters of Credit

         7.7.1 The Borrower may request the Administrative Agent to issue a Commercial Letter of Credit in favor of a seller of goods to the Borrower, by delivering to the Administrative Agent at its office specified in Section 9.1 a commercial letter of credit application on the Administrative Agent's then customary form (as such form may be modified from time to time, the "Commercial Letter of Credit Applications"), completed to the satisfaction of the Administrative Agent, together with the proposed form of such Commercial Letter of Credit (which shall comply with the applicable requirements set forth herein) and such other certificates, documents and other papers and information as the Administrative Agent may reasonably request; provided that in the event of a conflict between this Agreement and the Commercial Lever of Credit Application, this Agreement shall govern with respect to such conflict.

         7.7.2 The Borrower may request the Administrative Agent to issue a Standby Letter of Credit by delivering to the Administrative Agent at its office specified in Section 9.1 a standby letter of credit application on the Administrative Agent's then customary form (as such form may be modified from time to time, the "Standby Letter of Credit Application"), completed to the satisfaction of the Administrative Agent, together with the proposed form of such Standby Letter of Credit (which shall comply with the applicable requirements set forth herein) and such other certificates, documents and other papers and information as the Administrative Agent may reasonably request; provided that in the event of a conflict between this Agreement and the Standby Letter of Credit Application, this Agreement shall govern with respect to such conflict.

         7.7.3 Within three (3) Business Days following the date on which the Administrative Agent shall have received an application for the issuance of a Letter of Credit including the form thereof, and such additional certificates, documents and other papers and information as the Administrative Agent may have reasonably requested in satisfaction of all conditions to the issuance thereof, the Administrative Agent shall, provided the conditions of Article 10 have been complied with, issue such Letter of Credit (if the Borrower shall have requested that such Letter of Credit be issued immediately) or (if the Borrower shall have requested in the related Commercial Letter of Credit Application or Standby Letter of Credit Application that such Letter of Credit be issued at a later date) the Administrative Agent shall notify the Borrower that the Administrative Agent shall, provided the conditions of Article 10 have been complied with, issue such Letter of Credit on such later date, or that the Administrative Agent shall not issue such Letter of Credit by reason of a provision set forth herein.

         7.7.4 The Borrower may request the extension or renewal of a Letter of Credit issued hereunder which is not automatically renewed in accordance with the terms contained therein, by giving written notice to the Administrative Agent at least three (3) Business Days prior to the then current expiry date of such Letter of Credit (provided that the Administrative Agent may accommodate notices on shorter notice in its sole discretion). If the conditions precedent in Section 10.2 shall have been fulfilled as required thereby, the Administrative Agent shall promptly issue such extension or renewal.

         7.7.5 With respect to any Letter of Credit issued hereunder which by its terms is automatically renewed or extended unless notice to the contrary is received by the beneficiary thereunder within the time period set forth therein (the "Revocation Period"), the Administrative Agent shall, upon receipt of notice from the Majority Lenders (which notice must be received by the Administrative Agent not later than 10:00 A.M. (Montreal time) ten (10) Business Days prior to the expiration of the Revocation Period so long as the Administrative Agent shall have notified the Lenders of such renewal or extension at least one Business Day prior to such date), to the effect that the Majority Lenders have elected not to extend the current expiry date of such Letter of Credit, promptly notify the Borrower and the beneficiary thereunder that such Letter of Credit shall not be renewed.

         7.7.6 Notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall have no obligation to extend or renew any Letter of Credit issued hereunder to a maturity date extending beyond the Revolving Loan Commitment Termination Date, and each Lender shall have no obligation to purchase a participation in the Administrative Agent's obligations and rights under any Letter of Credit extended or renewed to a date beyond the Revolving Loan Commitment Termination Date.

7.8      Reimbursement of the Administrative Agent

         7.8.1 In the event that any drawing shall be made under any Letter of Credit, and if no Event of Default shall have occurred and be continuing, (i) the Administrative Agent shall promptly notify the Borrower of such payment and of the amount thereof, (ii) the payment by the Administrative Agent of such drawing shall, if the Letter of Credit was in CDollars, constitute the making of a Canadian Rate Advance to the Borrower by the Lenders according to their respective Participation, and the Borrower shall be deemed to have elected to denominate same in CDollars and pay interest thereon at the Canadian Rate, (iii) the payment by the Administrative Agent of such drawing shall, if the Letter of Credit was in USDollars, constitute the making of a Canadian Base Rate Advance to the Borrower by the Lenders according to their respective Participation and the Borrower shall be deemed to have elected to denominate same in USDollars and pay interest thereon at the Canadian Base Rate, (iv) the Administrative Agent shall notify each Lender by telecopier or by telephone (confirmed by telecopier) of such drawing and of the portion thereof constituting a Canadian Rate Advance and of the portion thereof constituting a Canadian Base Rate Advance and (v) immediately upon receipt of such notice, each Lender shall make its Participation, in CDollars or USDollars, as applicable, available to the Administrative Agent by wire transfer of immediately available funds to the office of the Administrative Agent specified in Section 9.1.

         7.8.2 In the event that a drawing shall be made under any Letter of Credit and an Event of Default shall have occurred, no Canadian Rate Advance or Canadian Base Rate Advance shall be deemed to have been made in respect of such drawing and the Borrower (i) shall reimburse the Administrative Agent for the amount paid on each draft drawn under each Letter of Credit not later than the close of business on the first Business Day following the day on which the Borrower receives notice of such drawing, and (ii) shall pay, (A) all charges and expenses relating to such drawing as may be payable in accordance with
Section 7.9 and (B) interest at the rate specified in Section 7.10 on the amount of such drawing for the period commencing on the date of any such payment and ending on the date reimbursement is received by the Administrative Agent.

7.9      Commissions, Fees and Charges

         7.9.1 The Borrower agrees to pay for each Letter of Credit, to (A) the Administrative Agent (solely for its account) a non-refundable fronting fee with respect to each Letter of Credit, in an amount equal to 1/8 of 1% per annum of the face amount thereof, and (B) the Administrative Agent for the account of each Lender, a non-refundable letter of credit commission, computed at a rate equal to the Applicable Margin times such Lender's Participation of the aggregate amount available to be drawn under such Letter of Credit, such fronting fee and letter of credit commissions to be payable quarterly in advance for the number of days outstanding, at the rate specified above and in the currency of such Letter of Credit, commencing on the date of issuance of such Letter of Credit and thereafter on the last day of each March, June, September and December so long as such Letter of Credit shall remain outstanding.

         7.9.2 In addition to the fees referred to in Section 7.9.1, the Borrower agrees to pay or reimburse the Administrative Agent for such normal and customary costs and expenses as are incurred or charged by the Administrative Agent in issuing, effecting payment under or administering any Letter of Credit (including, without limitation, amendment fees, correspondent lender fees, reissuance costs and cancellation fees).

         7.9.3 The Administrative Agent shall promptly distribute, at the end of each calendar quarter, all letter of credit commissions received for the account of each Lender by the Administrative Agent during such calendar quarter, together with a statement from the Administrative Agent reconciling the collection and distribution of such commissions.

7.10     Interest on Amounts Disbursed under Letters of Credit

         Subject to Section 7.8, the Borrower agrees to pay to the Administrative Agent interest on any and all amounts disbursed by the Administrative Agent under any Letter of Credit from the date of disbursement until reimbursed in full at the Canadian Rate for Letters of Credit in CDollars and at the Canadian Base Rate for Letters of Credit in USDollars. Interest accrued hereunder shall be payable on demand. For the purposes of computing the number of days for which interest shall accrue on amounts disbursed under Letters of Credit, payments received by the Administrative Agent after 1:00 PM., Montreal time, shall be deemed to have been received on the next following Business Day. All payments (including prepayments) by the Borrower to the Administrative Agent, whether on account of the Borrower's Reimbursement Obligation or interest thereon, on account of any fees due hereunder or otherwise, shall be made in CDollars for Letters of Credit in CDollars and in USDollars for Letters of Credit in USDollars and in immediately available funds without set off, compensation or counterclaim to the Administrative Agent.

7.11     Computation of Interest and Fees; Payment not on Business Day

         7.11.1 Interest and per annum fees due under this Article 7 shall be computed on the basis of a year of 365 (or 366 in a leap year) days for actual days elapsed. Any change in any interest rate hereunder resulting from a change in the Canadian Rate or the Canadian Base Rate, shall become effective as of the opening of business on the day on which such change in the Canadian Rate or the Canadian Base Rate becomes effective.

         7.11.2 If any payment under this Article 7 becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and, in the case of any amount disbursed under a Letter of Credit, interest thereon shall be payable at the then applicable rate during such extension.

7.12     Increased Costs

         If any change occurring after the date of this Agreement in any Law or in the interpretation or application thereof by any Governmental Authority charged with the administration thereof shall either (i) impose, modify, assess or deem applicable any reserve, special deposit, assessment or similar requirement against Letters of Credit issued by the Administrative Agent or any Lender or (ii) impose on the Administrative Agent or any Lender any other condition regarding any Letter of Credit, and the result of any event referred to in clauses (i) or (ii) above shall be to increase the cost to the Administrative Agent or such Lender of issuing or maintaining a Letter of Credit, or its participation therein, as the case may be (which increase in cost shall be the result of the Administrative Agent's or such Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Administrative Agent or such Lender, the Borrower shall immediately pay to the Administrative Agent or such Lender, from time to time as specified by the Administrative Agent or such Lender, additional amounts which shall be sufficient to compensate the Administrative Agent or such Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in Section 7.10. A certificate as to the fact and amount of such increased cost incurred by the Administrative Agent or any Lender as a result of any event mentioned in clauses
(i) or (ii) above, submitted by the Administrative Agent or any such Lender to the Borrower, shall be conclusive, absent manifest error.

         In the event the Borrower is required to pay additional amounts as compensation for increased cost as provided above, the Borrower shall (subject to the terms hereof) be entitled to require (with a copy to the Administrative Agent) the Lender to whom such additional amounts are being paid to assign to an alternate lender in accordance with Section 16.1.7 all of such Lender's rights and obligations hereunder and such alternate lender shall execute all such documents as may be reasonably required by the Administrative Agent, the Borrower and such Lender to effect such assignment provided that (i) each such assignment shall be arranged by the Borrower (with such reasonable assistance from such Lender as the Borrower may request) after consultation with the Administrative Agent and shall be an assignment of all of the rights and obligations of the assigning Lender under this Agreement, (ii) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 7.12 unless and until such Lender shall have received payment from either the Borrower or the assignee in an aggregate amount at least equal to the aggregate outstanding principal amount of the Loan and Bid Loan and any Money Market Loans owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement (including, without limitation, payment of the increased costs and additional amounts demanded by such Lender pursuant to this Section 7.12 incurred by such Lender prior to the effective date of such assignment), and (iii) such alternate lender shall have been approved in writing by the Administrative Agent, such approval not to be unreasonably withheld.

7.13     Further Assurances

         The Borrower hereby agrees from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Administrative Agent more fully to effect the purposes of this
Article 7 and the issuance of the Letters of Credit hereunder.

7.14     Nature of Obligations; Indemnities

         7.14.1 The obligations of the Borrower hereunder shall be absolute and unconditional under any and all circumstances and irrespective of any set off, compensation, counterclaim or defense to payment which the Borrower may have or have had against the Administrative Agent, any Lender or any beneficiary of a Letter of Credit. The Borrower assumes all risks of the acts or omissions of the users of the Letters of Credit and all risks of the misuse of the Letters of Credit. Neither the Administrative Agent, any of its correspondents nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document specified in any applications for any of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any of the Letters of Credit or any of the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of any draft to bear any reference or adequate reference to any of the Letters of Credit, or failure of anyone to note the amount of any draft on the reverse of any of the Letters of Credit or to surrender or to take up any of the Letters of Credit or to send forward any such document apart from drafts as required by the terms of any of the Letters of Credit; (iv) for error, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for any error, neglect, default, suspension or insolvency of any correspondents of the Administrative Agent; (vi) for error in translation or for errors in interpretation of technical terms; (vii) for any loss or delay, in the transmission or otherwise, of any such document or draft or of proceeds thereof; or (viii) for any other circumstances whatsoever in making or failing to make payment under a Letter of Credit; provided that in each of the circumstances referred to in clauses (i) through (viii) above the Borrower shall have a claim against the Administrative Agent, and the Administrative Agent shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the Administrative Agent's wilful misconduct or gross negligence. None of the above shall affect, impair or prevent the vesting of any of the rights or powers of the Administrative Agent or any of the Lenders.

         7.14.2 In furtherance and extension and not in limitation of the specific provisions hereinabove in this Article 7 set forth, (i) any action taken or omitted by the Administrative Agent or by any of its respective correspondents under or in connection with any of the Letters of Credit, if taken or omitted in good faith and without wilful misconduct or gross negligence, shall be binding upon the Borrower and shall not put the Administrative Agent or its respective correspondents under any resulting liability to the Borrower and (ii) the Administrative Agent may, without wilful misconduct or gross negligence, accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided, that if the Administrative Agent shall receive written notification from both the beneficiary of a Letter of Credit and the Borrower that sufficiently identifies (in the opinion of the Administrative Agent) documents to be presented to the Administrative Agent which are not to be honored, the Administrative Agent agrees that it will not honor such documents.

         7.14.3 The Borrower hereby agrees at all times to protect, indemnify and save harmless the Administrative Agent and each Lender participating in a Letter of Credit, from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities and damages, which they or any of them may, at any time, sustain or incur by reason of or in consequence of or arising out of the issuance of any of the Letters of Credit (all of the foregoing, collectively, the "indemnified liabilities"), it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify each of the Administrative Agent and each Lender participating in a Letter of Credit against any and all risks involved in the issuance of all of the Letters of Credit, all of which risks, whether or not foreseeable, being hereby assumed by the Borrower, including, without limitation, any and all risks of all acts by any Governmental Authority and any and all claims by correspondents used in connection with a Letter of Credit, provided that the Borrower shall not have any obligation hereunder to an indemnified party with respect to indemnified liabilities arising from the gross negligence or wilful misconduct of such indemnified party. Neither the Administrative Agent nor any Lender shall, in any way, be liable for any failure by it or anyone else to pay a draft drawn under any of the Letters of Credit as a result of any acts, whether rightful or wrongful, of any Governmental Authority or any correspondent used in connection with a Letter of Credit or any other cause not readily within their control or the control of their respective correspondents. Without limiting the generality of the foregoing, the Borrower shall be responsible for, and shall reimburse the Administrative Agent forthwith upon its receipt of any demand therefor, any and all commissions, fees and other charges paid or payable by the Administrative Agent to any foreign lender which shall be an advising lender or a beneficiary of a Letter of Credit which shall, in reliance thereon, have issued its own letter of credit in respect of obligations of the Borrower.

7.15     Payments upon any Event of Default

         The Borrower agrees that upon the occurrence and during the continuance of any Event of Default, in addition to all other rights and remedies, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders by notice to the Borrower demand, immediate delivery of cash collateral, and the Borrower agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, provided that such cash collateral shall be immediately due and payable upon the occurrence of any Event of Default described in Section 12.1.11. Such cash collateral shall be deposited in a special cash collateral account to be held by the Administrative Agent as collateral security and as a pledge for the payment and performance of the Borrower's obligations under this Agreement to the Agents and the Lenders.


                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCES

8.1      Substitute Basis - Alternate Interest Rate

         If a Lender determines in good faith that:

         8.1.1 adequate and fair means do not exist for ascertaining the rate of interest on a Libor Loan Portion for the ensuing Interest Period,

         8.1.2 the making or the continuing of a Libor Loan Portion has become impracticable by an event materially or adversely affecting the London interbank market, or

         8.1.3 deposits in USDollars are not available to such Lender in the London interbank market in sufficient amounts in the ordinary course of business for the ensuing Interest Period in respect of a Libor Loan Portion, then, such Lender may notify the Administrative Agent thereof and if such Lender so notifies the Administrative Agent, the Administrative Agent shall promptly notify the Borrower and the other Lenders in writing and, effective upon the date such interest rate would otherwise become applicable, such Libor Loan Portion shall be deemed for all purposes to be a Canadian Base Rate Advance and the interest rate applicable thereto shall be the applicable Canadian Base Rate.

8.2      Increased Costs

         If, with respect to any Borrowing or accommodation of any kind or nature provided by the Lenders under this Agreement (each such form of accommodation being in this Section 8.2 referred to as a "Facility") and as a result of or due to any change occurring after the date of this Agreement in any Law, or in the interpretation or application thereof by any Governmental Authority charged with the administration thereof or by reason of any compliance with any guideline, request or requirement from any fiscal, monetary or other authority (whether or not having the force of law),

         (a) a Lender incurs a cost (which it would not otherwise have incurred) or becomes liable to make a payment (calculated with reference to the amount outstanding under a Facility) with respect to continuing to provide or maintain a Facility or as a result of obligations of a Lender being outstanding hereunder in favor of third parties (other than a tax imposed on the overall income or net profits of such Lender or franchise taxes imposed in lieu thereof);

         (b) any reserve, special deposit or similar requirement is imposed or increased with respect to a Facility increasing the cost thereof to a Lender;

         (c) a Lender suffers or will suffer a reduction in the rate of return on its overall capital (other than a reduction by reason of any increase in the taxes referred to in (a) above) as a result of the amount of the capital that a Lender is required to maintain being increased or of any change in the manner in which a Lender is required to allocate its resources, or as a result of a requirement to attribute or allocate capital in respect of any undrawn portion of a Facility;

         (d) if there is any increase in the direct cost to a Lender of making available the Facility; or

         (e) a Lender becomes liable to make any payment (not being the payment of tax on its overall income or net profits or franchise taxes imposed in lieu thereof) on or calculated by reference to the amount of a Facility;

then and in each such case the Borrower shall, subject to the terms and conditions of this Section 8.2, pay to such Lender such amount (herein called the "Compensating Amount") as will compensate such Lender for and will indemnify such Lender against such increases in cost or reductions of rate of return or liability with respect to the Facility.

         After the occurrence of an event having the effect set out in (a), (b),
(c), (d) or (e) above entitling a Lender to the payment of a Compensating Amount and such Lender determining to claim such Compensating Amount, such Lender shall forthwith give notice to the Borrower of the Compensating Amount claimed with details of the events giving rise thereto and shall at that time or within twenty (20) days thereafter provide to the Borrower a certificate setting out in reasonable detail a compilation of the Compensating Amount claimed or, if such Lender is then unable to determine the Compensating Amount or the method of compilation thereof an estimate of such Compensating Amount and/or the method or the basis on which such Lender estimates the calculation will be made which estimate will be confirmed or adjusted by the aforesaid certificate. The certificate of a Lender with respect to the Compensating Amount shall be final and conclusive in the absence of manifest error.

         The Borrower shall within thirty (30) days of receipt of such notice from a Lender pay to such Lender the Compensating Amount (or the estimated Compensating Amount) claimed but, if the Compensating Amount claimed and paid is greater or lesser than the Compensating Amount as finally determined, such Lender or the Borrower, as the case may be, shall pay to the other the amount required to adjust the payment to the Compensating Amount required to be paid. The obligation to pay such a Compensating Amount for subsequent periods will continue, subject as herein provided, until the earlier of the termination of the Facility affected by the event referred to in the notice given by such Lender to the Borrower or the lapse or cessation of the event giving rise to the Compensating Amount.

         A copy of any notice or certificate given pursuant to this Section 8.2 shall be given to the Administrative Agent at the same time as such notice or certificate is given.

8.3      Illegality

         Notwithstanding anything to the contrary contained in this Agreement, if any introduction of or change occurring after the date of this Agreement in any Law, policy, exchange control, guideline or official directive (whether or not having the force of law) or any change in the interpretation or application thereof by any court or by any Governmental Authority charged with the administration thereof makes it unlawful or prohibited for a Lender to make, fund or maintain all or any Libor Loan Portion or the Canadian Base Rate Loan, or to give effect to its obligations contemplated by this Agreement, such Lender shall notify the Borrower and the Administrative Agent in writing of the change and, within the period specified by such Lender in the notice, at the option of the Borrower:

         8.3.1 if such introduction or change so affects the Canadian Base Rate Loan, the Borrower shall elect (i) that the Borrowings in USDollars shall be immediately converted into CDollars and interest thereon shall be payable at the Canadian Rate, or (ii) to repay and, within the time required by the new law (or at the end of any longer period that such Lender at its discretion may agree), the Borrower shall repay the Borrowings in USDollars together with accrued interest up to the date of payment and all other amounts which are due, and in any such event the obligation of the Lenders to make any further Advance in USDollars or to allow any conversion into USDollars shall terminate for so long as any circumstance entitling any Lender to give such a notice shall continue; or

         8.3.2 if such introduction or change so affects the Libor Loan Portion, the Borrower shall elect (i) that interest on the Libor Loan Portion shall be payable at the Canadian Rate, or (ii) to repay and, within the time required by the new law (or at the end of any longer period that such Lender at its discretion may agree), the Borrower shall repay the Libor Loan Portion, together with accrued interest up to the date of payment and all other amounts which are due, and in any such event the obligation of the Lenders to make any further Libor Advance or to allow any conversion of an Advance into a Libor Advance shall terminate for so long as any circumstance entitling any Lender to give such a notice shall continue.


8.4      Indemnity

         If the Borrower converts or prepays any amounts pursuant to Section 8.3 in respect to a Libor Loan Portion on a day other than the last day of an Interest Period in respect of such Libor Loan Portion, the Borrower shall on demand pay to the Administrative Agent, the amount required to indemnify the Lenders for any loss, cost or expense incurred as a result of such conversion or prepayment including, without limitation, any costs incurred in liquidating or maintaining or redeploying deposits or other funds obtained by the Lenders to fund such Libor Loan Portion. A certificate of the Lenders setting out the basis of the determination of the amount necessary to indemnify them shall, in the absence of manifest error, be conclusive and binding for all purposes.

8.5      Replacement of a Lender

         In the event a Lender has given a notice to the Borrower pursuant to
Section 8.1, 8.2 or 8.3, the Borrower shall (subject to the terms hereof) be entitled to require (with a copy to the Administrative Agent) the Lender having given such notice to assign to an alternate lender in accordance with Section
16.1.7 all of such Lender's rights and obligations hereunder and such alternate lender shall execute all such documents as may be reasonably required by the Administrative Agent, the Borrower and such Lender to effect such assignment, provided that (i) each such assignment shall be arranged by the Borrower (with such reasonable assistance from such Lender as the Borrower may request) after consultation with the Administrative Agent and shall be an assignment of all of the rights and obligations of the assigning Lender under this Agreement, (ii) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.5 unless and until such Lender shall have received payment from either the Borrower or the assignee in an aggregate amount at least equal to the aggregate outstanding principal amount of the Loan and Bid Loan and any Money Market Loans owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement (including, without limitation, payment of any amounts owing to such Lender pursuant to Section 8.1,
8.2 or 8.3, as applicable, prior to the effective date of such assignment),
(iii) such alternate lender shall have been approved in writing by the Administrative Agent, such approval not to be unreasonably withheld, and (iv) any such assignment shall be subject to the restrictions set forth in Section 16.1.3.


                                    ARTICLE 9

                     PAYMENTS, TAXES, EXPENSES AND INDEMNITY

9.1      Payments by Borrower to Administrative Agent

         Unless otherwise specifically provided for, the Borrower shall make each payment pursuant to this Agreement before 11:00 a.m. (Montreal time) on the day specified for payment. All such payments by the Borrower shall be made in immediately available funds having same day value to the Administrative Agent, for its account or for the account of the Lenders, at the Administrative Agent's Main Branch, First Canadian Place, Toronto, Ontario, if in CDollars for Agency Account No. 0002-1260-397, if in USDollars for Agency Account No. 0002-4636-010, or at any other office or account designated by the Administrative Agent. Whenever a payment is due to be made on a day which is not a Business Day, the day for payment shall be the following Business Day.

9.2      Payments by Lenders to Administrative Agent

         9.2.1 All payments in CDollars to be made by any Lender to the Administrative Agent shall be made in immediately available funds having same day value to the Administrative Agent, for the Borrower's account (unless otherwise specified), at the branch, office or account mentioned in or designated under Section 9.1 for CDollar payments by the Borrower and at the time designated therein.

         9.2.2 All payments in USDollars to be made by any Lender to the Administrative Agent shall be made in immediately available funds having same day value to the Administrative Agent, for the Borrower's account (unless otherwise specified), at the branch, office or account mentioned in or designated under Section 9.1.1 or 9.1.2, as applicable, for USDollar payments by the Borrower and at the time designated therein.

9.3      Payments by Administrative Agent to Borrower

         Any payments received by the Administrative Agent for the account of the Borrower shall be paid in funds having same day value to the Borrower by the Administrative Agent on the date of receipt, or if such date is not a Business Day on the next Business Day, if in CDollars, to the Borrower's CDollar Account No. 0001-277 (Transit 00011-001), at the Administrative Agent, if in USDollars, to the Borrower's USDollar Account No. 4600 292 (Transit 00011-001), at the Administrative Agent, or to such other accounts in Canada as the Borrower may designate in writing to the Administrative Agent.

9.4      Distribution to Lenders and Application of Payments

         Except as otherwise indicated herein, all payments made to the Administrative Agent by the Borrower for the account of the Lenders in connection herewith shall be distributed the same day by the Administrative Agent in funds having same day value among the Lenders to the accounts last designated in writing by the Lenders respectively to the Administrative Agent pro rata, in accordance with their respective Participations.

9.5      Currency Payment

         Principal, interest and interest on overdue amounts on the Canadian Rate Loan, all Bankers' Acceptances, all BA Equivalent Advances, and all Reimbursement Obligations with respect to Letters of Credit outstanding in CDollars and all other Advances, Bid Advances and Money Market Loans outstanding in CDollars shall be payable in CDollars, and principal, interest and interest on overdue amounts on the Libor Loan, any Libor Advance, the Canadian Base Rate Loan, all Reimbursement Obligations with respect to Letters of Credit outstanding in USDollars and all other Advances, Bid Advances and Money Market Loans outstanding in US Dollars and all other amounts payable by the Borrower under this Agreement shall be payable to the Administrative Agent in USDollars, unless otherwise indicated herein.

9.6      Set-off

         The Borrower shall make all payments hereunder regardless of any counterclaim, compensation or set-off.

9.7      Taxes

         The Borrower shall make all payments required under this Agreement free and clear of, and exempt from, and without deduction for, or on account of, any Tax imposed by the Crown or any political subdivision thereof, excluding, in the case of each Lender and the Administrative Agent, Taxes on the overall income or net profits (or franchise taxes imposed in lieu thereof) of such Lender or Administrative Agent imposed by the Crown or any political subdivision thereof or by any foreign jurisdiction in which such Lender or Administrative Agent is organized or has its applicable lending office (all such non-excluded Taxes being hereinafter referred to as "Section 9.7 Taxes"). If any Section 9.7 Tax is deducted or withheld from any payment, the Borrower shall promptly remit to the Administrative Agent the amount so deducted or withheld together with relevant receipts from the taxing authority addressed to the Administrative Agent. If the Borrower is prevented by operation of law or otherwise from paying, causing to be paid or remitting such Section 9.7 Tax, the interest payable under this Agreement will be increased to the rates necessary to yield and remit to the Administrative Agent the principal sum advanced together with interest at the rates specified in this Agreement after provision for payment of such Section
9.7 Tax. At the request of the Administrative Agent, the Borrower shall from time to time execute and deliver any and all further documents as may be necessary or advisable (to the extent reasonable and without material cost or disadvantage to the Borrower) to give full force and effect to such increase in the rate of interest. The Borrower further covenant to indemnify each Lender and the Administrative Agent in respect of any claim or loss incurred as a result of the Borrower's delay or failure to deduct or to withhold any such Section 9.7 Tax, including all penalties and interest.

         If any Lender or the Administrative Agent, as applicable, receives a refund of or a credit for a Section 9.7 Tax for which a payment has been made by the Borrower pursuant to this Section 9.7, which refund or credit in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Borrower for such amount as the Lender or the Administrative Agent, as the case may be, determines to be the proportion of the refund or credit as will leave it, after such reimbursement, in no better or worse position than it would have been if the payment had not been required. Each Lender and the Administrative Agent, as the case may be, shall claim any refund or credit that it determines is available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim.

         Each Lender and the Administrative Agent agrees that it will (i) take all reasonable actions reasonably requested by the Borrower that are without risk or material cost to such Lender or the Administrative Agent (as the case may be) to maintain all exemptions available to it from withholding taxes (whether available by treaty or existing administrative waiver), and (ii) to the extent reasonable and without material cost to it, otherwise cooperate with the Borrower to minimize any amounts payable by the Borrower under this Section.

9.8      Application of Payments

         All payments made by or on behalf of the Borrower to the Administrative Agent for the account of the Lenders pursuant to this Agreement shall in each instance be applied by the Administrative Agent in the following order:

         9.8.1 to amounts due hereunder other than those amounts described in Sections 9.8.2, 9.8.3 and 9.8.4 hereof;

         9.8.2 to amounts due pursuant to Article 5 and Section 7.9.1;

         9.8.3 to repayment of amounts due in respect of the Loan; and

         9.8.4 to repayment of amounts due in respect of Bid Loans and Money Market Loans;

provided that after acceleration pursuant to Section 12.2, payments shall be applied as the Lenders, in their discretion, may from time to time determine, provided that payments on the Loan, the Bid Loans and the Money Market Loans shall be made on a pro rata basis after acceleration.

9.9      Expenses and Indemnity

         9.9.1 The Borrower shall supply all statements, reports, certificates, opinions, appraisals and other documents or information required to be furnished to the Lenders or the Administrative Agent pursuant to this Agreement without cost to any Lender or to the Administrative Agent.

         9.9.2 The Borrower shall reimburse and indemnify the Administrative Agent (for itself and on behalf of the Lenders) and the other Agents, on demand, all of the legal fees and disbursements (and tax on goods and services in respect thereof) of Arrangers' Counsel and costs and other out-of-pocket expenses (and tax on goods and services in respect thereof) reasonably incurred from time to time in connection with (i) the due diligence, negotiation, preparation and execution of this Agreement and any other documents referred to herein or contemplated hereby, (ii) the negotiation, preparation and execution of all waivers, amendments and variations in relation to this Agreement and any other documents referred to herein or contemplated hereby, (iii) the operation and interpretation of this Agreement and any agreement among the Lenders and the Administrative Agent concerning their respective rights, remedies, duties and responsibilities, and (iv) the syndication or arrangement of the Credit and publicity, advertising and signing in connection with the Credit. In addition, the Borrower agrees to pay on demand all of the legal fees of the Administrative Agent and each of the Lenders and disbursements and costs and expenses (and tax on goods and services in respect thereof) reasonably incurred in connection with the enforcement of, or the preservation of any rights under, this Agreement and the preservation, enforcement and realization of any other documents referred to herein or contemplated hereby.

In addition, the Borrower shall pay or indemnify the Administrative Agent and the Lenders against any and all stamp, registration and similar taxes which may be payable in connection with the entry into, the performance of and the enforcement of this Agreement.

         9.9.3 Without prejudice to the rights of the Lenders under the provisions of Section 5.6, the Borrower agrees to indemnify each Lender against any loss or expense which it may sustain or incur in obtaining or redeploying deposits as a result of the failure by the Borrower to pay when due any principal of the Loan or a Bid Loan or a Money Market Loan for any reason to borrow in accordance with a Notice of Borrowing or a Notice of Bid Borrowing or other similar notice given by the Borrower to the Administrative Agent, to the extent that any such loss or expense is not recovered pursuant to any other provisions hereof. A certificate of a Lender or the Administrative Agent setting forth the basis for the determination of the interest due on overdue principal or interest and of the amounts necessary to indemnify such Lender in respect of such loss or expense, submitted to the Borrower, shall be conclusive and binding for all purposes except in case of manifest error.

         9.9.4 Notwithstanding any other provision of this Agreement, if for any reason, including the acceleration of the maturity of the Loan, the Borrower prepays, repays or converts all or any portion of a Bankers' Acceptance on a day other than the maturity date thereof or the Libor Loan on a day other than the last day of the then current Interest Period applicable to the Libor Loan or a Libor Loan Portion, or if the Borrower, having given a Notice of Borrowing requesting a Libor Advance, fails for any reason to fulfill on or before the Drawdown Date for such Borrowing the applicable conditions set forth in Article 10, the Borrower shall on demand pay to each Lender the amount required to indemnify such Lender for any loss, cost or expense incurred by such Lender as a result of such payment or conversion or failure to fulfil such conditions including, without limitation, any loss or expense incurred in liquidating or in maintaining or redeploying deposits or other funds obtained by such Lender to fund or maintain an Acceptance or the Libor Loan or such Libor Loan Portion. A certificate of a Lender setting out the basis of the determination of the amount necessary to indemnify it shall, in the absence of manifest error, be conclusive and binding for all purposes.

         9.9.5 The Borrower agrees to indemnify and hold the Administrative Agent and each of the Lenders harmless from and against any and all reasonable claims, damages, losses, liabilities and expenses incurred, suffered or sustained by the Administrative Agent or any of the Lenders by reason of, relating to, arising out of or resulting from the Credit, the entering into, carrying out or performance of this Agreement or any matter or document contemplated herein by the Administrative Agent or a Lender, other than, in respect of the Administrative Agent or a Lender, any such claim which arises as a result of the gross negligence or wilful misconduct of the Administrative Agent or such Lender.

9.10     Non-Receipt by Administrative Agent

         Where a sum is to be paid hereunder to the Administrative Agent for the account of another party hereto, the Administrative Agent shall not be obliged to make the same available to that other party hereto until it has been able to establish that it has actually received such sum, but if it does pay out a sum and it proves to be the case that it had not actually received the sum it paid out, then the party hereto to whom such sum was so made available shall on request ensure that the amount so made available is refunded to the Administrative Agent, and shall on demand indemnify the Administrative Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to its having received such sum.

9.11     Indemnity by the Borrower

         The Borrower hereby indemnifies and holds the Lenders, the Agents and their respective shareholders (provided such shareholders directly or indirectly control any one of them), directors, partners (solely in the case of any Lender or Agent that is a general or limited partnership), agents, officers, Subsidiaries and affiliates (each an "Indemnified Party") harmless from and against any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, and costs and expenses (collectively, "Indemnified Liabilities") incurred, suffered, sustained or required to be paid by an Indemnified Party by reason of, relating to, arising out of or resulting from any one or more of the following:

         (a) the Release or the threat of a Release of any Contaminant in violation of Environmental Laws from, or the presence of any Contaminant affecting, the property of the Borrower or any Subsidiary of the Borrower (the "Property") in violation of Environmental Laws, whether or not the same originates or emanates from any such Property or any contiguous real property, including any loss of value of any such Property as a result of any of the foregoing;

         (b) (i) any costs of removal or remedial action incurred by any federal, provincial, state, municipal, local or other government, (ii) any costs incurred by any other Person or damages from injury to, destruction of, or loss of natural resources, including costs of assessing such injury, destruction or loss incurred in relation with the Property, or (iii) the operators and activities of the Borrower or any Subsidiary of the Borrower as a result of the violation of Environmental Laws by the Borrower or any Subsidiary of the Borrower;

         (c) liability for personal injury or property damage arising under any statutory or common or civil law tort or delict theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of an Environmental Activity at, near, or with respect to the Property;

         (d) any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnified Party shall be designated as a party or a potential party thereto, and any fees or expenses incurred by the Indemnified Parties in enforcing this indemnity, (and all Indemnified Liabilities, whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Party, in any manner relating to or arising out of this Agreement, the Intercreditor Agreement or the Related Agreements or the transactions contemplated hereby or thereby (including the Lenders' agreement to make the Loan hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof), or any enforcement of this Agreement or the Intercreditor Agreement or any of the agreements contemplated hereby (including any enforcement of the Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender to the Borrower with respect thereto; and

         (e) any other environmental matter affecting the Property or the operations and activities of the Borrower or any Subsidiary of the Borrower within the jurisdiction any federal environmental agency, or any provincial, municipal or local environmental agency;

other than, in respect to an Indemnified Party, any such claims which shall arise or be incurred as a result of the gross negligence or wilful misconduct of such Indemnified Party. In litigation or the preparation therefor, each Indemnified Party shall be entitled to select its own counsel, which shall be subject to approval by the Borrower, acting reasonably, and, in addition to such indemnity, the Borrower shall pay promptly the reasonable fees an expenses of such counsel. Each Indemnified Party shall keep the Borrower advised on a regular basis in regard to any such litigation or the preparation therefor and no settlement shall be made in connection therewith unless the Borrower have been previously advised of the settlement and have had a chance to make representations to the Indemnified Party in respect thereof. This indemnification obligation shall survive the execution hereof and the termination of the Commitment of any Lender to make Advances hereunder.

9.12     Survival of Indemnification Obligations

         Without prejudice to the survival or termination of any other agreement of the Borrower under this Agreement, the obligations of the Borrower under Sections 7.14.3, 8.4, 9.7, 9.9 and 9.11 shall survive the termination of the Total Commitment and the repayment in full of the Loan, the Bid Loan and any Money Market Loans.


                                   ARTICLE 10

                              CONDITIONS OF LENDING

10.1     Conditions Precedent to the Closing

         The Closing Date shall occur on the date of fulfillment of the following conditions to the satisfaction of the Arrangers and Arrangers'
Counsel:

         10.1.1 Loan Party and Merger Sub Documents. On or prior to 10:00 a.m. (New York time) on the Closing Date, the Administrative Agent shall have received from the Loan Parties, in sufficient quantities to provide two copies to each Lender and to the Administrative Agent, the following, each dated as of a date satisfactory to the Arrangers and in form and substance satisfactory to the Arrangers and Arrangers' Counsel:

         (i) this Agreement duly executed by the Loan Parties, the Lenders, and the Agents;

         (ii) certified copies of the charter and by-laws of each of the Loan Parties and Merger Sub;

         (iii) copies of all documents and resolutions evidencing necessary corporate action of the Loan Parties and Merger Sub, approving and authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which such Loan Parties and Merger Sub are a party, and approving and authorizing the consummation of the Tender Offer and the Merger (in the case of the Borrower and Merger
         Sub) in the manner contemplated by the Tender Offer Materials, and approving and authorizing the manner in which and by whom the foregoing documents are to be executed and delivered, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Persons as being in full force and effect without modification or amendment;

         (iv) a certificate of status, compliance, good standing or like certificate with respect to each of the Loan Parties and Merger Sub issued by the appropriate government officials of the jurisdiction of its incorporation;

         (v) certified copies of any and all necessary governmental, regulatory and other third party authorizations and approvals (including any exchange control approvals) required to be obtained on or prior to the Closing Date with respect to this Agreement;

         (vi) a certificate of the Secretary, Associate Secretary or Assistant-Secretary of each of the Loan Parties and Merger Sub certifying the names and true signature of the officers of the Loan Parties and Merger Sub authorized to sign this Agreement and the Related Agreements to which such Loan Parties and Merger Sub are a party, and any other documents or certificates to be delivered pursuant to this Agreement;

         (vii) a certificate of the treasurer or other senior officer of the Borrower to the effect that, to the best of his knowledge after reasonable inquiry, all representations and warranties of each of the Loan Parties set forth in Article 2 hereof are true in all material respects as of the Closing Date;

         (viii) a favorable opinion of the Chief Legal Officer and Corporate Secretary of the Borrower, in substantially the form of Schedule 10.1.1-A annexed hereto; a favorable opinion of Davis Polk & Wardwell, U.S. counsel for the Loan Parties, in substantially the form of
         Schedule 10.1.1-B annexed hereto; and a favorable opinion of Hopkins & Sutter, legal counsel to the Guarantors, substantially the form of
         Schedule 10.1.1-C annexed hereto, in each case addressed to the Arrangers and each Lender; and

         (ix) a favorable opinion of Arrangers' Counsel, addressed to the Arrangers and to each Lender in substantially the form of Schedule 10.1.1-D annexed hereto.

         10.1.2 Capital Structure and Ownership. The capital structure and ownership of the Borrower and its Subsidiaries, before and immediately after giving effect to the Tender Offer, shall be as set forth on Schedule 10.1.2 annexed hereto. The Borrower shall have also set forth on Schedule 10.1.2 the proposed capital structure and ownership of the Borrower and its Subsidiaries after giving effect to the Merger.

         10.1.3 Target Documents. On or before the Closing Date, the Borrower shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Target, each dated the Closing Date:

                           10.1.3.1 Certified copies of the Certificate or Articles of Incorporation of Target as in effect on the Closing Date, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which Target is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date; and

                           10.1.3.2 Copies of the by-laws of Target as in effect on the Closing Date.

         10.1.4            Tender Offer Materials and Related Agreements.

                           10.1.4.1 Tender Offer Materials. The Arrangers shall have received a copy of all Tender Offer Materials and other documents in connection therewith filed with the Securities and Exchange Commission. The Tender Offer Materials shall not have been amended or otherwise modified, and no conditions to the Tender Offer shall have been modified or waived in any respect, if such amendment, modification or waiver would (w) increase the consideration payable per share of Target Common Stock, (x) increase the aggregate amount of cash consideration to be paid by Merger Sub in connection with the Tender Offer and the Merger, (y) decrease the number of shares constituting Minimum Shares set forth in the condition with respect to the minimum number of shares to be validly tendered, or (z) otherwise be materially adverse to the Lenders, without in each case obtaining the prior written consent of Arrangers to such amendment, modification or waiver.

                           10.1.4.2 Related Agreements. The Arrangers shall have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith. Each Related Agreement shall be in full force and effect and no provision thereof shall have been amended, modified or waived in any respect, if such amendment, modification or waiver would (w) increase the consideration payable per share of Target Common Stock, (x) increase the aggregate amount of cash consideration to be paid by Merger Sub in connection with the Tender Offer and the Merger, (y) decrease the number of shares constituting Minimum Shares set forth in the condition with respect to the minimum number of shares to be validly tendered, or (z) otherwise be materially adverse to the Lenders, without in each case obtaining the prior written consent of Arrangers to such amendment, modification or waiver.

                           10.1.4.3 Officers' Certificates. Administrative Agent shall have received Officers' Certificates from the Borrower and Merger Sub to the effect that (a) the Merger Agreement is in full force and effect and no provision thereof (except as permitted hereunder) has been modified or waived in any respect without the consent of the Arrangers and (b) each such Person has complied with all agreements and conditions contained in the Merger Agreement and any agreements or documents referred to therein required to be performed or complied with by each of them on or before the Closing Date.

                           10.1.4.4 US Credit Documents. The Arrangers shall have received a fully executed or conformed copy of the US Credit Documents, including the US Credit Agreement (and all exhibits and schedules thereto) and any promissory notes evidencing the US Term Loans and the US Revolving Loans, and the Intercreditor Agreements each of which shall be in form and substance reasonably satisfactory to the Arrangers, and each such agreement and promissory note shall be in full force and effect.

         10.1.5 Environmental Reports. The Arrangers shall have received reports and other information, in form, scope and substance satisfactory to the Arrangers, regarding environmental matters relating to the Borrower, the Guarantors and Target.

         10.1.6 Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. The Borrower shall have obtained all Governmental Authorizations and all material consents of other Persons, in each case that are necessary or advisable in connection with the consummation by the Borrower and Merger Sub of the Tender Offer and the Merger (other than final approval by the STB of the Acquisition by the Borrower of control of Target), the other transactions contemplated by this Agreement and the Related Agreements, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Arrangers shall have received evidence satisfactory to them that Borrower shall have received an informal nonbinding opinion of the STB staff that the Voting Trust established pursuant to the Voting Trust Agreement effectively insulates the Borrower from any violation of law or STB policy against unauthorized control of Target, and the Borrower shall have filed with the STB a copy of the Voting Trust Agreement and a copy of the Schedule 14D filed in connection with the Tender Offer. All applicable waiting periods shall have expired without any action being taken or, to the knowledge of the Borrower, threatened by any competent authority which would materially restrain, prevent or otherwise impose material adverse conditions on the Tender Offer or the Merger or the financing thereof.

         10.1.7 Financial Statements; Pro Forma Balance Sheet; Projections. On or before the Closing Date, Lenders shall have received from the Borrower:

         (i) unaudited financial statements (dated January 21, 1998) of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 1997, consisting of a consolidated balance sheet and the related consolidated statements of income, shareholders' equity and changes in financial position for such fiscal years, all in reasonable detail and certified by the treasurer of the Borrower that they fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such date and the results of the operations of the Borrower and its Consolidated Subsidiaries for the period ended on such date, subject to changes resulting from audit and all in accordance with generally accepted accounting principles consistently applied;

         (ii) unaudited financial statements of Target and its Subsidiaries for the fiscal year ended December 31, 1997, consisting of a consolidated balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the period ending on such date;

         (iii) the Pro Forma Closing Balance Sheet; and

         (iv) a consolidated plan and financial forecast for Borrower and its Subsidiaries for the four-fiscal year period ending on December 31, 2001 (the "Financial Projections" for such fiscal years), including, without limitation, a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Borrower and its Subsidiaries for each such fiscal year, together with an explanation of the assumptions on which such forecasts are based.

         10.1.8 No Material Adverse Effect. Since September 30, 1997, there shall have occurred (i) no material adverse change in or effect on, either individually or in the aggregate, the condition, operations, properties, business or results of operations of the Borrower and its Consolidated Subsidiaries taken as a whole; and (ii) no material adverse change in or effect on, either individually or in the aggregate, the condition, operations, properties, business or results of operations of Target and its Subsidiaries taken as a whole. Since September 30, 1997, no information submitted by the Borrower to the Arrangers shall have proved to be inaccurate, incomplete, or misleading in any material respect. Since February 9, 1998, no information, condition or event shall have occurred or come to the attention of the Lenders that (i) relates to the Borrower or Target or their respective Subsidiaries,
(ii) is inconsistent with the written information previously disclosed to the Arrangers in connection with this Agreement and (iii) would reasonably be expected to result in a material adverse change in or effect on, either individually or in the aggregate, the condition, operations, properties, business or results of operations of the Borrower, Target and their respective Subsidiaries, taken as a whole, which change or effect adversely affects or could reasonably be expected to adversely affect the ability of the Borrower and its Consolidated Subsidiaries, taken as a whole, to perform any of their obligations hereunder.

         10.1.9 Underwriting Fees. The Borrower shall have paid to the Arrangers the fees payable on the Closing Date referred to in Section 5.9.

         10.1.10 Administrative Agent's Fee. The Borrower shall have paid to the Administrative Agent the fee payable on the Closing Date referred to in Section 5.11.

         10.1.11 Fees and Expenses of Agents. The Borrower shall have paid to Agents all costs, fees and expenses payable under Section 9.9.2 to the extent incurred before the Closing Date and presented to the Borrower for payment at least one Business Day before the Closing Date.

10.2 Conditions Precedent to the Term Loans and other Advances on Initial Funding Date

         The Initial Funding Date shall occur on the date of fulfillment of the following conditions (in addition to the conditions set forth in Sections 10.1 and 10.3) to the satisfaction of the Arrangers and Arrangers' Counsel:

         10.2.1 Proceeds of Debt and Equity Capitalization of Merger Sub.

                           10.2.1.1 Use of Proceeds of Term Loan by Borrower. The Borrower shall have provided evidence satisfactory to the Arrangers that all proceeds of the Term Loans and the Revolving Loans, if any, made on the Initial Funding Date, together with certain cash on hand of the Borrower and borrowings by Grand Trunk made on the Initial Funding Date under the US Credit Agreement, shall be applied by the Borrower to the refinancing of Indebtedness under the Existing Credit Agreements and/or to the payment of Transaction Costs and contributed to the capital of Merger Sub as common equity to be applied to the purchase of the Tendered Target Shares.

                           10.2.1.2 Use of Proceeds by Merger Sub. The Borrower shall have provided evidence satisfactory to the Arrangers that all proceeds of the capitalization of Merger Sub described in the immediately preceding Section 10.2.1.1 will be applied on the Initial Funding Date to the purchase of the Tendered Target Shares.

         10.2.2 Tendered Target Shares. The Borrower shall have delivered to the Arrangers (a) a certificate of the Depositary certifying to the number of Tendered Target Shares, and (b) an Officers' Certificate of the Borrower certifying that the Tendered Target Shares to be purchased with the proceeds of the Term Loans, the Revolving Loans, the US Term Loans and the US Revolving Loans to be made on the Initial Funding Date and cash on hand of the Borrower represent, in the aggregate, not less than the Minimum Shares and not more than 46,051,761 shares of Target Common Stock.

         10.2.3 Maximum Consideration for Tendered Target Shares. Each of the Arrangers shall have received evidence satisfactory to it that the aggregate cash consideration to be paid by Merger Sub on the Initial Funding Date to purchase the Tendered Target Shares, does not exceed US$1,796,018,679.00. The Tender Offer shall have been consummated in all respects in accordance with the Tender Offer Materials.

         10.2.4 Repayment of Existing Credit Agreements and Termination of Related Liens. The Borrower and its Subsidiaries shall have, either prior to or contemporaneously with the application of the proceeds of the Term Loans and the Revolving Loans, (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreements, (b) terminated any commitments to lend or make other extensions of credit thereunder and (c) taken all action necessary to terminate or release any Liens securing Indebtedness or other obligations of the Borrower and its Subsidiaries thereunder, in each case on terms satisfactory to the Administrative Agent.

         10.2.5 US Credit Agreement. The conditions precedent to the effectiveness of the obligations to extend the initial advances under the US Credit Agreement shall have been satisfied or waived.

10.3     Conditions Precedent to each Advance

         The obligation of each Lender to make each Advance (including the initial Advance) and each Bid Advance (including the initial Bid Advance) and to issue each Letter of Credit (including the first Letter of Credit) hereunder is subject to and conditional upon the prior fulfillment of the following conditions:

         10.3.1 The Administrative Agent shall have received, as applicable, a Notice of Borrowing prior to the Drawdown Date as required in Section 3.3 or a Notice of Conversion prior to the Conversion Date as required in Section 4.3 or a Notice of Bid Borrowing prior to the date of the proposed Bid Borrowing as required by Section 3.4.1 or an application as required in Section 7.7.1 or 7.7.2;

         10.3.2 On the date of each such Advance or such Bid Advance or such Letter of Credit, as applicable, the following statements shall be true (and the acceptance by the Borrower of the proceeds of such Advance or such Bid Advance or the issuance of such Letter of Credit, as applicable, shall be deemed to constitute a representation and warranty by the Borrower and each of the Guarantors that on the date of such Advance or such Bid Advance or such Letter of Credit, as applicable, such statements are true):

         (i) the representations and warranties contained in Article 2, except for Section 2.1.3, and Sections 2.1.14, 2.1.21, 2.1.22, 2.1.26 and
         2.1.27 and except that clause (i) of Section 2.1.7 shall be read as if it referred to the most recent financial statements of the Borrower delivered by the Borrower to the Administrative Agent pursuant to
         Section 11.1.2 and the date in Section 2.1.17 shall be the last day of the most recent fiscal year for which the Borrower has furnished its audited annual consolidated statements to the Administrative Agent pursuant to Section 11.1.2, are true and correct in all material respects on and as of the date of such Advance or such Bid Advance or such Letter of Credit, as applicable, as though made on and as of such date;

         (ii) the making of such Advance or such Bid Advance or the issuance of such Letter of Credit, as applicable, requested on such Drawdown Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

         (iii) no event has occurred and is continuing, or would result from such Advance or such Bid Advance or such Letter of Credit, as applicable, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

         (iv) in the event that a Money Market Loan will be outstanding immediately after giving effect to the making of such Advance or such Bid Advance or such Letter of Credit, as applicable, the Borrower shall have complied with the provisions of Section 3.5.11.

10.4     Waiver

         The terms and conditions of Sections 10.1, 10.2 and 10.3 are inserted for the sole benefit of the Lenders and may be waived by the Administrative Agent on instruction from the Majority Lenders in whole or in part, with or without terms or conditions, in respect of any Advance or Bid Advance or Letter of Credit, as applicable, without prejudicing the right of the Lenders to assert these terms and conditions in whole or in part in respect of any other Advance or Bid Advance or Letter of Credit, as applicable.

10.5     Waiver by Lenders under Existing Credit Agreements.

         In order to facilitate the satisfaction of the condition set forth in
Section 10.2.4 above, each of the parties hereto which is a party to either Existing Credit Agreement waives (i) the requirement in Section 4.7 thereof that a notice terminating the commitments of the lenders thereunder must be given at least five (5) Business Days (as defined in the relevant Existing Credit Agreement) prior to such termination, (ii) to the extent necessary, the requirement in Section 3.5 thereof that a notice of prepayment of any Advance (as defined in the relevant Existing Credit Agreement) must be given at least three (3) Business Days prior to such termination and (iii) to the extent necessary, the prohibition in Section 4.4.4 thereof on the prepayment of any Libor Loan Portion (as defined in the relevant Existing Credit Agreement) prior to the last day of the then current Interest Period (as defined in the relevant Existing Credit Agreement) with respect thereto.

                                   ARTICLE 11

                                    COVENANTS

11.1     Affirmative Covenants

         So long as any amount owing hereunder remains unpaid or any Lender has any Commitment under this Agreement, and unless consent is given in accordance with Section 15.12, the Borrower and each of the Guarantors, as applicable, shall:

         11.1.1 duly and punctually pay all sums of money due by it under the terms of this Agreement or otherwise at the times and places and in the manner provided for by this Agreement or by any other applicable agreement and shall duly and punctually perform and observe all other obligations on its part to be performed or observed hereunder or thereunder at the times and in the manner provided for herein or therein;

         11.1.2 furnish to the Administrative Agent in sufficient copies for distribution to each Lender:

         (i) as soon as possible and in any event within five (5) Business Days after the occurrence of each Event of Default or becoming aware of each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, a statement of the principal financial officer of the Borrower setting forth details of such Event of Default, or event, and the action which the Borrower proposes to take with respect thereto;

         (ii) as soon as available and in any event within 75 days after the end of each first quarter and within 60 days after the end of each of the second and third quarters of each fiscal year of the Borrower (A) the unaudited quarterly consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of the end of such quarter (including balance sheet, statement of income and statement of cash flows) certified by the principal financial officer or treasurer of the Borrower, (B) the unaudited quarterly consolidated financial statements of Grand Trunk and its consolidated Subsidiaries as of the end of such quarter (including balance sheet, statement of income and statement of cash flows) certified by the principal financial officer or treasurer of Grand Trunk, (C) any reports which the Borrower is required to file for such quarter with the Securities and Exchange Commission or the Quebec Securities Commission, (D) a certificate of the principal financial officer or treasurer of the Borrower stating that no Event of Default, or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing or, if an Event of Default or such event has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto, (E) a certificate of the principal financial officer or treasurer of the Borrower confirming, to the best of his knowledge after reasonable inquiry, compliance with all of the covenants in Article 11 and setting forth in reasonable detail the computations used by the Borrower in determining, as of the end of such fiscal quarter, compliance with the covenants contained in Section 11.2, and (F) an unaudited quarterly consolidated financial statement of the Target and its Subsidiaries as of the end of any such quarter (including balance sheet, statement of income and statement of cash flows) ending on or prior to the STB Approval Date;

         (iii) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower (A) the audited annual consolidated financial statements of the Borrower and its Consolidated Subsidiaries containing comparative consolidated financial statements for such year (including balance sheet, statement of income and statement of cash flows) certified by independent chartered accountants of recognized national standing, (B) the unaudited annual consolidated financial statements of Grand Trunk and its consolidated Subsidiaries for such year (including balance sheet, statement of income and statement of cash flows) certified by the principal financial officer or treasurer of Grand Trunk, (C) the unaudited annual consolidated financial statements of each of the Guarantors (other than Grand Trunk) and their consolidated Subsidiaries, if any, for such year (including balance sheet, statement of income and statement of cash flows) certified by the principal financial officer or treasurer of each of such Guarantors respectively, (D) any reports which the Borrower is required to file with the Securities and Exchange Commission or the Quebec Securities Commission, (E) a certificate of the principal financial officer or treasurer of the Borrower stating that no Event of Default, or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, or if an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto, (F) certificate of the principal financial officer or treasurer of the Borrower confirming, to the best of his knowledge after reasonable inquiry, compliance with all of the covenants in Article 11 and setting forth in reasonable detail the computations used by the Borrower in determining, as of the end of such fiscal year, compliance with the covenants contained in Section 11.2, and (G) the audited annual consolidated financial statements of the Target and its Subsidiaries containing comparative consolidated financial statements for any such year (including balance sheet, statement of income and statement of cash flows) ending on or prior to the STB Approval Date certified by independent chartered accountants of recognized national standing; and

         (iv) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries, as any Lender, through the Administrative Agent, may from time to time reasonably request;

         11.1.3 as soon as possible, and in any event within five (5) Business Days after the Borrower or any of its Subsidiaries has received notice of the commencement thereof, give notice to the Administrative Agent of any litigation, proceeding or dispute affecting the Borrower or any of its Subsidiaries or its property before any court, tribunal, commission or other administrative agency which could have a Material Adverse Effect; from time to time, the Borrower shall provide all reasonable information requested by the Administrative Agent concerning the status of any such litigation, proceeding or dispute;

         11.1.4 promptly cause to be paid and discharged all lawful and material Taxes assessed against the Borrower or any of its Subsidiaries or imposed upon the income and profits of, or upon any property belonging to, the Borrower or any of its Subsidiaries, before the same shall become in default, as well as all lawful and material claims for labor, materials and supplies which, if unpaid, might become a Lien other than a Permitted Encumbrance upon such property or any part thereof, provided, however, that the Borrower shall not be required to cause to be paid and discharged any such Tax as long as the amount or validity thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Subsidiary, as the case may be, shall set aside on its books reserves with respect thereto that the Borrower and the independent chartered accountants who are at the time employed to audit the books and accounts of the Borrower or such Subsidiary consider adequate;

         11.1.5 at all times cause to be carried and maintained types and amounts of insurance in respect of the Borrower and its Material Subsidiaries' material buildings, plants, equipments (other than rolling stock) and other material property on a replacement cost basis for partial losses and on a depreciated replacement cost basis for total losses, including, without limitation, property insurance and public liability insurance, in such amounts, for such risks, on such terms (including self-insured retention), with such endorsements and with such insurance companies as are at least comparable to industry standards for Class I railroads, subject to availability; the Borrower represents that it carries, as of the date hereof, C$288,000,000 liability policies in excess of a C$5,000,000 self-insured retention and C$200,000,000 "all risks" property policies in excess of a C$2,500,000 self-insured retention; the Borrower shall deliver in due course to the Administrative Agent certificates of insurance from the Borrower's insurers confirming the insurance coverage;

         11.1.6 at all times keep, and cause each of its Subsidiaries to keep, true and complete books and records and accounts in accordance with generally accepted accounting principles; in respect of Subsidiaries of the Borrower in the United States, such generally accepted accounting principles shall be as applied from time to time in the United States;

         11.1.7 permit the Administrative Agent by its representatives and agents, after reasonable notice, to visit or inspect any of its or its Material Subsidiaries' properties, including, without limitation, corporate books, computer files and tapes and financial records, to examine and make copies of its books of accounts and other financial records and to discuss its affairs, finances and accounts with, and to be advised as to the same by, their respective senior officers at such reasonable times during normal business hours and intervals as the Administrative Agent may designate but subject always to the security requirements of the Borrower or its Subsidiaries in effect from time to time;

         11.1.8 at all times cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Material Subsidiaries;

         11.1.9 conduct, and cause each of its Material Subsidiaries to conduct, its business substantially as presently conducted; and keep in full force and effect its material rights and franchises except where failure to do so could not have a Material Adverse Effect; provided that nothing in this Section 11.1.9 shall be construed to prohibit the Reorganization or the Merger;

         11.1.10 operate, maintain and preserve, and cause each of its Material Subsidiaries to operate, maintain and preserve, in good repair, working order and condition (ordinary wear and tear excepted), all its and their material properties necessary for the proper conduct of its or their business;

         11.1.11 within sixty (60) days following the end of each fiscal year end, provide to the Administrative Agent in sufficient copies for each Lender, the Borrower's annual business plan outlining financial forecasts for the then current fiscal year, such forecasts to include balance sheet, income statement and statement of cash flows for such fiscal year including planned capital expenditures and assumptions used in such forecast;

         11.1.12 within ten (10) Business Days of any Person becoming a Material Subsidiary, notify the Administrative Agent that such a Person has become a Material Subsidiary and furnish the Administrative Agent with all details thereof such as name, date and jurisdiction of incorporation, names of shareholders and percentages of ownership, description of businesses and addresses and shall further cause to be delivered to the Lenders joinder agreements in form and substance substantially as set out in Schedule 11.1.12 annexed hereto duly executed in favor of the Lenders by each such Material Subsidiary to the extent permitted by Law, pursuant to which the payment and performance of all of the Borrower's obligations under this Agreement are guaranteed (or, in the event that a Material Subsidiary organized pursuant to the laws of Canada or a province thereof is not permitted by Law to guarantee the payment and performance of all of the Borrower's obligations under this Agreement, a joinder agreement in form and substance satisfactory to the Administrative Agent duly executed in favor of the Lenders by such Material Subsidiary to the extent permitted by Law, pursuant to which the payment and performance of all of the obligations of a Guarantor under this Agreement are guaranteed by such Material Subsidiary), together with a favorable legal opinion in form and substance satisfactory to the Lenders in respect of such Material Subsidiary and such guarantee; provided that Borrower shall not be obligated to cause Target and its Subsidiaries to deliver such joinder agreements until ten
(10) Business Days after the later of the STB Approval Date and the Merger Date;

         11.1.13 ensure at all times that the consolidated Tangible Net Worth of the Borrower and its Material Subsidiaries represents at least 90% of the consolidated Tangible Net Worth of the Borrower and its Consolidated Subsidiaries;

         11.1.14 advise the Administrative Agent, as soon as it becomes aware of
(i) any change or effect which has or could have a Material Adverse Effect or
(ii) any breach of a representation or warranty in Article 2 which would occur during the period from the STB Approval Date to the date 90 days thereafter if the Target and its Subsidiaries were deemed "Subsidiaries" of the Borrower during such period, such advice to be accompanied with all reasonable details thereof;

         11.1.15 deliver to the Administrative Agent if and when the Borrower or any ERISA Affiliate of the Borrower (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the treasurer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable ERISA Affiliate of the Borrower is required or proposes to take; provided that no such certificate shall be required unless the aggregate unpaid actual or potential liability of the Borrower and the ERISA Affiliates involved in all events referred to in clauses (ii) through (vii) above of which the said officer of the Borrower has obtained knowledge and has not previously reported under this paragraph, exceeds C$50,000,000; and

         11.1.16 no later than five (5) Business Days prior to the proposed date on which a Guarantor shall become a Borrower hereunder, notify the Administrative Agent that such Guarantor intends to become a Borrower on such date. Such Guarantor shall cause to be delivered to the Lenders on such date a joinder agreement in form and substance substantially as set out in Schedule
11.1.16 annexed hereto duly executed in favor of the Lenders by such Guarantor and each other Borrower and Guarantor hereunder to the extent permitted by Law, pursuant to which (i) such Guarantor shall agree to be bound by this Agreement as a borrower and to assume and perform its obligations as a borrower hereunder as if it were the Borrower hereunder on the date hereof, except that such Guarantor's obligations as a Borrower shall be limited to such Guarantor's Borrowings hereunder made on and after such date and (ii) each Guarantor (including Canadian National Railway Company) shall guarantee the payment and performance of all of such new Guarantor's obligations as Borrower under this Agreement (or, in the event that any such Guarantor organized pursuant to the laws of Canada or a province thereof is not permitted by Law to guarantee the payment and performance of all of such Borrower's obligations under this Agreement, such Guarantor shall execute a joinder agreement in form and substance satisfactory to the Administrative Agent duly executed in favor of the Lenders by such Guarantor to the extent permitted by Law, pursuant to which such Guarantor shall guarantee the payment and performance of all of the obligations of another Guarantor under this Agreement), together with a favorable legal opinion in form and substance reasonably satisfactory to the Administrative Agent in respect of such Guarantor as a Borrower and such guarantees.

11.2     Financial Covenants

         So long as any amount owing hereunder remains unpaid or any Lender has any Commitment under this Agreement, and unless consent is given in accordance with Section 15.12, the Borrower shall:

         11.2.1 maintain at all times during each of its fiscal quarters ending after April 1, 1998 a consolidated Tangible Net Worth of at least an amount equal to the sum of C$3.6 billion plus 50% of all positive Net Profits, if any, accruing on a cumulative basis from April 1, 1998 plus 50% of the net proceeds of equity issues after the Closing Date (including equity issuances in connection with the Merger), if any, accruing on a cumulative basis from the Closing Date, in all cases based upon the most recent financial statements of the Borrower and its Consolidated Subsidiaries;

         11.2.2 ensure that at all times during each fiscal quarter ending during any of the periods set forth below, the sum of (x) Total Debt plus (y) the obligations of the Borrower and its Subsidiaries with respect to any securitization or monetization financing, as a percentage of Total Capitalization, does not exceed the correlative percentage indicated below, in all cases based upon the then most recent financial statements of the Borrower and its Consolidated Subsidiaries:

============================================================================
                                             Maximum Total Debt to
              Period                         Total Capitalization
----------------------------------------------------------------------------
     Closing Date - 12/31/98                          60%
----------------------------------------------------------------------------
       01/01/99 - 12/31/99                            58%
----------------------------------------------------------------------------
     01/01/00 and thereafter                          55%
============================================================================

         11.2.3 maintain as at the end of each fiscal quarter ending during any of the periods set forth below, a Fixed Charge Coverage Ratio (calculated (a) for each such fiscal quarter ending during the period from April 1, 1998 to September 30, 1999, on a cumulative basis for the period from and including April 1, 1998 to and including the last day of the fiscal quarter then most recently ended, and (b) for each such fiscal quarter ending after September 30, 1999, on a rolling six-fiscal quarter basis) of not less than the correlative ratio indicated below, in all cases based upon the then most recent financial statements of the Borrower and its Consolidated Subsidiaries:

============================================================================
                                             Minimum Fixed Charge
              Period                            Coverage Ratio
----------------------------------------------------------------------------
       04/01/98 - 12/31/98                         1.85:1.0
----------------------------------------------------------------------------
      01/1/99 and thereafter                       2.00:1.0
============================================================================

; provided, however, the covenant in this Section 11.2.3 shall not apply at any time when the Public Debt Rating of the Borrower by S&P is BBB+ or higher or by Moody's is Baal or higher.

Calculations under this Section 11.2 of Tangible Net Worth and Total Capitalization for any date shall be made on a pro forma basis assuming, in each case, that the Merger was consummated on the Closing Date and that the equity to be issued under the Merger Agreement in connection with the Merger has been issued on such date, and that no shares of capital stock of Target are subject to the Voting Trust. Calculations under this Section 11.2 of the Fixed Charge Coverage Ratio (and related definitions) for any period shall be made on a pro forma basis assuming, in each case, that the Merger was consummated on the first day of such period and that no shares of capital stock of Target are subject to the Voting Trust at any time during such period. Notwithstanding the foregoing, if the Merger Agreement has terminated prior to the consummation of the Merger or the Merger is otherwise abandoned and no Event of Default shall occur as a result thereof, then the foregoing calculations shall not be made on a pro forma basis and shall be based on the most recent financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders hereunder.

11.3     Merger and Voting Trust Covenants

         So long as any amount owing hereunder remains unpaid or any Lender has any Commitment under this Agreement, and unless consent is given in accordance with Section 15.12, the Borrower shall:

         11.3.1 until consummation of the Merger, cause Merger Sub to engage in only those activities that are necessary or advisable to effect the Tender Offer upon the terms set forth in the Tender Offer Materials, to effect the Merger and to effect the transactions contemplated by this Agreement and the Merger Agreement;

         11.3.2 comply with and cause Merger Sub to comply in all material respects with all covenants set forth in the Merger Agreement applicable prior to the consummation of the Merger;

         11.3.3 comply with and cause Merger Sub to comply in all material respects with all covenants set forth in the Voting Trust Agreement applicable prior to the STB Approval Date; and

         11.3.4 use best efforts to cause the Merger to be consummated in accordance with the terms and conditions of the Merger Agreement and the Tender Offer Materials as soon as practicable and in accordance with applicable securities laws and regulations and, in any event, no later than the first anniversary of the Initial Funding Date.

11.4     Negative Covenants

         So long as any amount owing hereunder remains unpaid or any Lender has any Commitment under this Agreement and, unless consent is given in accordance with Section 15.13, Borrower shall not:

         11.4.1 except as permitted by clauses (i) through (x) of Section 11.4.2, enter into, or permit any of its Subsidiaries to enter into, any transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its business, property and assets would become the property of any other Person, or in the case of any such amalgamation, arrangement (if applicable) or merger, of the continuing company resulting therefrom except that (a) any Wholly-owned Subsidiary may merge, consolidate or amalgamate with or into the Borrower or another Wholly-owned Subsidiary, (b) any Wholly-owned Subsidiary may merge with a third party carrying on a business similar or in support of the railway business in a transaction in which the only consideration paid by the Borrower or such Wholly-owned Subsidiary is common stock of the Borrower; (c) a Wholly-owned Subsidiary may be liquidated and its assets distributed to one or more Wholly-owned Subsidiaries and/or the Borrower;
(d) the Borrower or any "Borrower" under the US Credit Agreement may merge or consolidate with any Person carrying on a business similar or in support of the railway business so long as (i) in the case of the Borrower, the Borrower is the surviving entity and in the case of a "Borrower" under the US Credit Agreement, the surviving entity (which shall be an entity organized in the United States) shall have succeeded to the obligations of such borrower under the US Credit Agreement and executed such instruments and documents as Administrative Agent shall deem necessary or advisable to evidence such succession, and (ii) the consolidated Tangible Net Worth of the Borrower immediately following such merger or consolidation is greater than or equal to the consolidated Tangible Net Worth of the Borrower immediately prior to such merger or consolidation; (e) Merger Sub may merge with and into Target in the manner contemplated by the Related Agreements and the Tender Offer Materials; (f) the Borrower and CNR Properties may consummate the Reorganization; (g) the Borrower and its Subsidiaries may consummate sales and other dispositions of stock of Target to the extent required by a United States Governmental Authority; and (h) the Borrower and its Subsidiaries may consummate any disposition expressly permitted by Section 11.4.2; provided, however, that in each of said cases (a) through
(d), (i) immediately prior to the consummation of such merger, consolidation, amalgamation or liquidation, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing, (ii) no condition or event shall exist in respect of the Borrower after giving full effect to such merger, consolidation, amalgamation or liquidation which constitutes or would, with the giving of notice or lapse of time, or both, constitute an Event of Default, and (iii) all of the representations and warranties contained in Article 2, except for Section
2.1.3 and Sections 2.1.14, 2.1.21, 2.1.22, 2.1.26 and 2.1.27, and except that clause (i) of Section 2.1.7 shall be read as if it referred to the most recent financial statements of the Borrower delivered by the Borrower to the Administrative Agent pursuant to Section 11.1.2 and the date in Section 2.1.17 shall be the last day of the most recent fiscal year for which the Borrower has furnished its audited annual consolidated statements to the Administrative Agent pursuant to Section 11.1.2, shall be true and correct in all material respects on and as of the date of such merger, consolidation, amalgamation or liquidation as though made on and as of such date;

         11.4.2 sell, exchange, lease, release or abandon or otherwise dispose of, or permit any of its Subsidiaries to sell, exchange, lease, release or abandon or otherwise dispose of, any assets to any Person other than:

         (i) sales and transfers of assets among the Borrower and its Subsidiaries or as between any Subsidiaries at fair market value; sales of inventory in the ordinary course of business;

         (ii) sales or other dispositions of Permitted Investments of the type described in clauses (a) through (f) of the definition of Permitted Investments in Section 1.1;

         (iii) sales, exchanges, leases, releases, abandonments or other dispositions of obsolete equipment, scrap or surplus material and supplies and other properties of the Borrower and its Subsidiaries which have no material economic value; any lease and/or rental by the Borrower or any of its Subsidiaries of surplus assets temporarily not being used by the Borrower or any of its Subsidiaries, provided the Borrower or such Subsidiary at all times retains title to such assets;

         (iv) sales, exchanges, leases, releases, abandonments or other dispositions pursuant to the restructuring and network rationalization as presented in the Borrower's most recent annual business plan provided to the Administrative Agent, in any case not to exceed 3,500 miles of rail lines in the aggregate after the Closing Date, and sales exchanges, leases, releases, abandonments or other dispositions of non-rail real estate assets;

         (v) (1) the disposition of Excluded Subsidiaries (including by liquidation, dissolution, winding up or surrender of charter); and (2) dispositions pursuant to the Reorganization;

         (vi) any bona fide sales, exchanges or other dispositions (including, without limitation, dispositions by way of merger, amalgamation or otherwise) at fair market value and provided that fair market value of all such sales, exchanges or other dispositions does not exceed in the aggregate in any fiscal year of the Borrower an amount equal to two percent (2%) of the Borrower's consolidated Tangible Net Worth, based upon the audited financial statements of the Borrower and its Consolidated Subsidiaries as at the end of the preceding fiscal year of the Borrower (and calculated on a pro forma basis giving effect to the Merger);

         (vii) securitizations or monetizations of assets in the ordinary course of business of the Borrower or its Subsidiaries; or sale leasebacks entered into by the Borrower and/or its Subsidiaries (including the circumstance where one such party is seller and one such party is the lessee); or the sale, transfer or assignment by the Borrower or its Subsidiaries of rights under purchase agreements;

         (viii) until the Merger Date, the sale or assignment by Merger Sub of any shares of Target Common Stock owned by it that are in excess of the Minimum Shares (but only to the extent of such excess) for cash and for fair market value;

         (ix) (1) any sale or disposition of any assets or business of Target and its Subsidiaries or of any stock of Target required by a United States Governmental Authority; provided that the sole consideration received in connection with any such sale or other disposition of stock or assets or business of Target shall be cash; (2) any grant of trackage, haulage, switching or running rights or similar rights over any rail line or with respect to any rail facility of the Borrower or of any Subsidiary of the Borrower or of Target or any Subsidiary of Target, or any sale or lease of such line or facility subject to retained trackage rights, which will, in the reasonable judgment of the Borrower, facilitate obtaining a final order of the STB approving the Borrower's acquisition of control of Target and its Subsidiaries, and which will be consummated or become effective only if any when such order becomes effective; (3) any grant of trackage, haulage, switching or running rights or similar rights to third parties in the ordinary course of business or required by applicable Law; and (4) dispositions by Merger Sub of common stock of the Borrower in payment of consideration pursuant to the Merger Agreement;

         (x) sales, exchanges, leases, releases, abandonments or other dispositions with the prior written consent of Majority Lenders;

provided, however, that in each of said cases (iv), (v), (vi) and (vii), on the date thereof and immediately thereafter no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given, or time elapse, or both, shall have occurred and be continuing.

         11.4.3 other than as outlined in its annual business plan submitted to the Lenders, make, or permit any of its Subsidiaries to make, any Investments, other than Permitted Investments, the Acquisition of the Target Common Stock pursuant to the Tender Offer and the Merger and any intercompany loans made in connection therewith;

         11.4.4 effect or allow any of its Subsidiaries to effect any Hostile Acquisition;

         11.4.5 create, incur, assume or suffer to exist or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on any of their respective present or future assets or revenues other than (x) Permitted Encumbrances, and (y) until the Merger Date, Merger Sub may directly or indirectly sell, assign, pledge or encumber any shares of Target Common Stock owned by it that are in excess of the Minimum Shares (but only to the extent of such excess) for cash and for fair market value; it being understood that the Voting Trust and the provisions thereof do not constitute a "Lien" on the shares of capital stock of Target subject thereto;

         11.4.6 in the case of the Borrower, its Subsidiaries and each of the Guarantors, materially change the nature of their respective businesses;

         11.4.7 violate, or permit any of its Subsidiaries to violate, any Law (including, without limitation, ERISA and any applicable Environmental Laws), the violation of which could have a Material Adverse Effect;

         11.4.8 after the Initial Funding Date (i) agree or permit Merger Sub to agree to any amendment to, or waive or permit Merger Sub to waive, any of its rights under, any Related Agreement or terminate or agree to terminate any Related Agreement, or (ii) agree or permit Merger Sub to agree to any amendment to the Tender Offer Materials, if the effect of any such amendment, waiver or termination (as applicable) referred to in clause (i) or (ii) would be (w) to increase the consideration payable per share of Target Common Stock, (x) to increase the aggregate amount of cash consideration to be paid by Merger Sub in connection with the Tender Offer and the Merger, (y) to decrease the number of shares constituting Minimum Shares set forth in the condition with respect to the minimum number of shares to be validly tendered, or (z) otherwise materially adverse to the Lenders, without in each case obtaining the prior written consent of Majority Lenders to such amendment, waiver or termination; and

         11.4.9 permit Grand Trunk or any of its other Subsidiaries (i) to amend or otherwise change the terms of any of the US Credit Documents described in clauses (i) through (vii) of the second sentence of Section 15.13 thereof, or make any payment consistent with such an amendment thereof or such a change thereto, without the prior written consent of all Lenders under this Agreement, or (ii) to amend or otherwise change the terms of any of the US Credit Documents, or make any payment consistent with an amendment thereof or a change thereto not described in clause (i), without the prior written consent of Majority Lenders.

                                   ARTICLE 12

                                     DEFAULT

12.1     Events of Default

         The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

         12.1.1 the Borrower shall fail to make any payment of principal on the Loan or the Bid Loan when due, whether due by acceleration or otherwise; or

         12.1.2 the Borrower shall fail to make any payment of interest, fees or other payment (other than a payment referred to in Section 12.1.1) due under this Agreement within five (5) Business Days of its due date, whether due by acceleration or otherwise; or

         12.1.3 any representation, warranty, statement or certificate made or delivered to any Lender or to the Administrative Agent in writing or any representation or warranty deemed pursuant to Section 2.2 or Section 10.2 to have been made to the Administrative Agent or any Lender or any financial statement or other information delivered in writing to the Administrative Agent or any Lender by the Borrower or any of the Guarantors or any of their officers in, or in connection with, this Agreement is incorrect or misleading in any material respect; or

         12.1.4 the Borrower or any of the Guarantors shall fail to perform, observe or comply with any of the covenants contained in Section 11.1.2(i), 11.2 or 11.3; or

         12.1.5 the Borrower or any of the Guarantors shall fail to perform, observe or comply with any other term, covenant or agreement contained in this Agreement on its part to be performed, observed or complied with and such failure shall remain unremedied for a period of thirty (30) days following notice thereof by the Administrative Agent to the Borrower; or

         12.1.6 if a change of control occurs for any Material Subsidiary other than as permitted pursuant to Sections 11.4.1 and 11.4.2 or if any Person gains control of the Borrower; or

         12.1.7 the Borrower or any of its Subsidiaries shall fail to pay any of its Indebtedness (other than that referred to in Sections 12.1.1 and 12.1.2) or any interest or premium thereon, when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise), the amount of which individually or in the aggregate at any time exceeds C$50,000,000 and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness unless, in respect of Indebtedness other than for borrowed money or Guarantees for borrowed money, the Borrower or any of its Subsidiaries, as the case may be, is contesting such failure diligently and in good faith and in respect of which no final non-appealable judgment or order for the payment of money has been rendered and no execution proceedings have been commenced and are unstayed; or any other default which has not been cured or waived under any agreement or instrument relating to any such Indebtedness, the amount of which individually or in the aggregate at any time exceeds C$50,000,000, of the Borrower or any of its Subsidiaries, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of the maturity of such Indebtedness; or any such Indebtedness, the amount of which individually or in the aggregate at any time exceeds C$50,000,000, shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or any Event of Default (as defined in the US Credit Agreement) shall occur and be continuing, if at such time the US Credit Agreement shall not have terminated; or

         12.1.8 a final non-appealable judgment or order for the payment of money be rendered against the Borrower or any of its Subsidiaries such judgment or order shall continue unsatisfied and unstayed (or shall not have been vacated) for a period of thirty (30) consecutive days unless such judgment or order could not have a Material Adverse Effect; or

         12.1.9 (i) a Reportable Event or a failure to make a required instalment or other payment (within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA) shall have occurred with respect to any Plan or Plans of the Borrower or any of its ERISA Affiliates that, in the reasonable opinion of the Majority Lenders, is likely to result in (A) the termination of such Plan or Plans, (B) the appointment of a trustee by a United States District Court to administer such Plan or Plans, or (C) the imposition of a Lien or other encumbrance in favor of a Plan or the PBGC; or (ii) a trustee shall be appointed by a United States District Court to administer any Plan; or (iii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4011(a)(2) of ERISA; or (iv) the filing by the Borrower or any of its ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or (v) the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Borrower or any of its ERISA Affiliates; or (vi) any Person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Borrower or any of its ERISA Affiliates, any Plan of the Borrower or any of its ERISA Affiliates or fiduciary of any such Plan; or (vii) the Borrower or any of its ERISA Affiliates shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan; and, in each case above, such event or condition, together with all other such events or conditions, if any, could reasonably be likely to subject the Borrower or any of its ERISA Affiliates to any Tax, penalty or other liability which in the aggregate may exceed C$50,000,000; or

         12.1.10 (i) the Merger shall not have been consummated on or prior to the first anniversary of the Initial Funding Date, (ii) the Merger, if consummated, shall be unwound, reversed or otherwise rescinded in whole or in part for any reason, or (iii) prior to the Merger Date, any party to the Merger Agreement shall have taken action to terminate the Merger Agreement; provided, however, that the occurrence of any of the events described in this Section
12.1.10 shall not constitute an Event of Default if on or prior to the first anniversary of the Initial Funding Date (x) all outstanding Term Loans and US Term Loans shall have been repaid and (y) the Revolving Loan Commitments and the commitments to make US Revolving Loans under the US Credit Agreement (and all outstanding Revolving Loans and US Revolving Loans) shall have been permanently reduced and repaid on a pro rata basis (according to the initial amounts thereof) to an aggregate amount not exceeding US$500,000,000 or the Equivalent Amount in CDollars; or

         12.1.11 the Borrower or any Material Subsidiary shall not pay its debts generally as such debts become due, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors; or any proceeding shall be commenced or instituted by or against the Borrower, or any Material Subsidiary seeking to adjudicate it bankrupt or insolvent, or seeking winding-up, reorganization, arrangement, adjustment, dissolution, protection, relief, liquidation or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee, sequestrator or other similar official for it or for any substantial or material part of its property or seeking the suspension of the operations of the Borrower or any Material Subsidiary and, in the case of any such proceeding instituted against the Borrower or any Material Subsidiary and in respect of which the Borrower or any Material Subsidiary has not by any act indicated its consent to, approval of, or acquiescence in, such proceeding, such proceeding shall remain undismissed for a period of sixty (60) days; or the Borrower, or any Material Subsidiary shall take corporate action to authorize any of the actions set forth above in this Section 12.1.11; or

         12.1.12 at any time prior to the later of the STB Approval Date and the Merger Date the Target shall fail to perform, observe or comply with any of the covenants contained in Section 6 of the Merger Agreement and such failure could reasonably be expected to result in a Material Adverse Effect; provided, however, that such failure shall not constitute an Event of Default (i) if such failure would not, if Target were a Subsidiary of the Borrower for all purposes hereunder, constitute an Event of Default under any other Section of this
Article 12, and (ii) unless such failure shall remain unremedied for a period of thirty (30) days.

12.2     Effect of a Default

         Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower (i) declare the obligation of the Lenders to make Advances or Bid Advances to the Borrower to be terminated, whereupon the same shall forthwith terminate, and/or (ii) declare the Loan and the Bid Loan, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loan and the Bid Loan, all such accrued interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and each of the Guarantors. Thereupon the Borrower shall immediately pay to the Administrative Agent all such amounts due and payable. In addition to the foregoing, in the event of the institution of any proceeding against the Borrower or a Material Subsidiary or the Borrower or any Material Subsidiary making an assignment for the general benefit of creditors or otherwise voluntarily initiating any proceeding in respect of its property or creditors under any Law relating to bankruptcy, insolvency or organization or relief of debtors the effect of which is to cause an automatic stay to come into effect with respect to the Borrower or a Material Subsidiary or an actual or deemed entry of an order for relief with respect to any proceeding instituted by or against the Borrower or a Material Subsidiary under the U.S. Federal Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada) (as amended, supplemented or replaced from time to time), as may be applicable, or any other applicable bankruptcy or insolvency laws which provide for an automatic stay, the obligation of each Lender to make Advances or Bid Advances shall automatically be terminated and the Loan and the Bid Loan, all interest accrued and unpaid thereon and all other amounts payable under this Agreement shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower and each of the Guarantors. For greater certainty, the Borrower and each of the Guarantors will be considered to be in default of their obligations hereunder by the mere lapse of time provided herein for performing such obligations, without any requirement of further notice or other act of the Administrative Agent or the Lenders unless a notice is specifically required hereunder.

12.3     Remedies Cumulative; No Waiver

         For greater certainty, it is expressly understood and agreed that the rights and remedies of the Lenders and the Administrative Agent under this Agreement are cumulative and are in addition to, not in substitution for, any rights or remedies provided by law; no failure on the part of the Lenders or the Administrative Agent to exercise, and no delay in exercising, any right or remedy hereunder or thereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lenders or the Administrative Agent of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained prejudice or preclude any other or further exercise thereof or the exercise of any other right or remedy for the same or any other default or breach and shall not waive, alter, affect or prejudice any other right or remedy.

12.4     Set-Off

         In addition to, and not in limitation of, any rights now or hereafter granted under applicable Law, each Lender is hereby expressly authorized (but not obliged), at any time or from time to time upon the occurrence and during the continuation of an Event of Default, to set off or compensate and to appropriate and to apply any and all deposits, general or special, matured or unmatured, and any other Indebtedness at any time held by or owing by such Lender to, or for the credit of, or the account of, the Borrower or any of the Guarantors against and on account of the obligations and liabilities of the

Borrower or each of the Guarantors due and payable to such Lender under this Agreement including, without limitation, all claims of any nature or description arising out of, or connected with, this Agreement, irrespective of whether or not any demand therefor has been made and although such obligations and liabilities of, or claims against, the Borrower or any of the Guarantors, are contingent or unmatured. Each Lender shall upon any such set-off, compensation or appropriation give immediate notice to the Administrative Agent and the other Lenders and thereafter give notice to the Borrower.

                                   ARTICLE 13

                                     NOTICE

13.1     Notices, Etc.

         All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing to the party for whom it is intended and shall be mailed, sent or delivered, to such party at its address set forth below with its signature or shall be sent by telecopier or other means of rapid communication at its rapid communication address set forth below with its signature, or at such other address or rapid communication address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if mailed, three (3) Business Days after deposited in the mail, first class, postage prepaid, (ii) if delivered, when delivered and (iii) if sent by telecopier or other means of rapid communication, on the date of transmission if transmitted before 3:00 p.m. (Montreal time) on a Business Day or, in any other case, on the next following Business Day; provided however that notices and communications to the Administrative Agent pursuant to Article 3, Article 4, Section 5.5 and Section
7.7 hereof shall not be effective until actually received by the Administrative Agent. In the event of a postal strike or any slow-down in the postal service, no notice of or communication by mail shall be effective if sent during or within five (5) Business Days prior to the commencement of, such strike or slow-down unless it is actually received by the party to whom it is addressed and, in such event, it shall be effective only on the date of actual receipt.


                                   ARTICLE 14

                 GOVERNING LAW: JURISDICTION; JUDGMENT CURRENCY

14.1     Governing Law

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

14.2     Jurisdiction

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LOAN PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEX- CLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 13.1;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 14.2 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

To the extent that any Loan Party now or hereafter may be entitled, in any jurisdiction in which proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its revenues, assets or properties any sovereign immunity (including, without limitation, immunity from service of process, jurisdiction, suit, judgment, counterclaim, enforcement of or execution on a judgment, attachment prior to the judgment, attachment in aid of execution of a judgment or other legal process), and to the extent that in any jurisdiction there may be attributed any such sovereign immunity (whether or not claimed), each Loan Party hereby irrevocably undertakes not to claim and hereby irrevocably waives any such immunity to the fullest extent permitted by law.

14.3     Judgment Currency

         14.3.1 If for any purpose, including the obtaining of judgment in any court, it is necessary to convert a sum due hereunder from the currency in which it is payable (the "Payment Currency") into another currency (the "Judgment Currency"), the parties hereto agree, to the fullest extent that they may lawfully and effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the Payment Currency with the Judgment Currency in the New York foreign exchange market on the Business Day preceding the date of final judgment.

         14.3.2 The obligation of the Borrower in respect of any sum due from it to the Lenders or the Administrative Agent hereunder shall, notwithstanding any judgment or payment in a currency other than the Payment Currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum so paid or adjudged to be so due in the Judgment Currency the Administrative Agent may in accordance with normal banking procedures, purchase the Payment Currency with the amount of the Judgment Currency so paid or adjudged to be due; if the amount in the Payment Currency so purchased is less than the sum originally due to the Lenders and the Administrative Agent in the Payment Currency, the Borrower and each Guarantor agrees, as a separate obligation and additional cause of action and notwithstanding any such payment or judgment, to indemnify the Lenders and the Administrative Agent against such loss and if the amount in the Payment Currency so purchased exceeds the sum originally due to the Lenders and the Administrative Agent in the Payment Currency, the Lenders and the Administrative Agent agree to remit to the Borrower such excess.

         14.3.3 The term "rate of exchange" in this Section 14.3 means the spot rate at which the Administrative Agent, in accordance with normal practices, is able on the relevant date to purchase the Payment Currency with the Judgment Currency and includes any premium and costs of exchange payable in connection with the purchase.


                                   ARTICLE 15

                           THE AGENTS AND THE LENDERS

15.1     Authorization of Agents

         Each Lender hereby irrevocably appoints and authorizes each of the Arrangers, the Advisor, the Syndication Agent, the Co-Documentation Agents and the Administrative Agent to act as its agent hereunder with such powers as are expressly delegated to the such Agent by the terms of this Agreement and the Intercreditor Agreement, together with such other powers as are reasonably incidental thereto; each Lender hereby authorizes and confirms the appointment by Administrative Agent of Bank of Montreal as Repayment Agent under the Intercreditor Agreement; and each Lender and Administrative Agent hereby authorizes Repayment Agent to act as its agent in accordance with the terms of the Intercreditor Agreement. Each Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or, in the case of the Administrative Agent and the Repayment Agent, in the Intercreditor Agreement. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall act hereunder or in connection herewith in accordance with instructions of the Majority Lenders but, in the absence of any such instructions, the Administrative Agent may (but shall not be obliged to) take such action as it deems it necessary to protect the rights of the Lenders, and any such instructions and any action taken by the Administrative Agent in accordance herewith shall be binding upon all the Lenders. Each Agent shall not, by reason of this Agreement, or, in the case of the Repayment Agent, by reason of the Intercreditor Agreement, be deemed to be a trustee for the benefit of any Lender, the Borrower, the Guarantors or any other Person. None of the Agents nor any of their respective directors, officers, employees or agents shall be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any certificate or other document referred to, or provided for in, or received by any of them under, this Agreement, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other document referred to, or provided for, herein or any collateral provided for hereby or for any failure by the Borrower or any of the Guarantors to perform its obligations hereunder. The Agents may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. None of the Agents nor any of their respective directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them under or in connection herewith, except for its or their own gross negligence or wilful misconduct. As of the date on which Syndication Agent notifies the Borrower that it has concluded its primary syndication of the Loan and Commitments, all obligations of the Arrangers, the Advisor and the Syndication Agent, in such capacities hereunder, shall terminate.

15.2     Agents' Responsibility

         15.2.1 Each Agent shall be entitled to rely upon any certificate, notice or other document (including any cable or telegram) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal advisers, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Lender as the holder of the Participation in the Loan made by such Lender and as the holder of its share of any Bid Loans and the holder of Money Market Loans made by it for all purposes hereof unless and until an assignment or transfer has been accepted by the Borrower and the Guarantors and the Administrative Agent in accordance with
Article 16.

         15.2.2 The Administrative Agent shall not be deemed to have knowledge of the occurrence of an Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower or a Guarantor describing such an

Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of an Event of Default, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Event of Default as shall be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obliged to) take such action, or refrain from taking such action, with respect to such an Event of Default as it shall deem advisable in the best interest of the Lenders.

         15.2.3 The Agents shall have no responsibility (i) to the Borrower or any of the Guarantors on account of the failure of any Lender to perform its obligations hereunder, or (iii) to any Lender on account of the failure of the Borrower or any of the Guarantors to perform its obligations hereunder.

         15.2.4 Each of the Lenders severally represents and warrants to the Agents that it has made its own independent investigation of the financial condition and affairs of each of the Borrower and each of the Guarantors in connection with the making and continuation of its Participation in the Loan or its Bid Advances or Money Market Loans hereunder and has not relied on any information provided to such Lender by any Agent in connection herewith, and each Lender represents and warrants to the Agents that it shall continue to make its own independent appraisal of the creditworthiness of the Borrower and each of the Guarantors while the Loan or any Bid Loan or any Money Market Loan is outstanding or any Commitment is in force.

15.3     Rights of Agents as Lenders

         With respect to its Commitments and its Participation in the Loan and any Bid Loans made by it, each Agent in its capacity as a Lender shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent and the terms "Lender" or "Lenders" shall, unless the context otherwise indicates, include such Agent in its capacity as a Lender. Each Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, or other business with the Borrower or any of the Guarantors as if it were not acting as an Agent.

15.4     Indemnity

         The Lenders agree to indemnify each Agent (to the extent not otherwise reimbursed by the Borrower or the Guarantors) rateably in accordance with their respective Participation in the Loan (or, if no Advances have been made, rateably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, cost, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby

(excluding, unless an Event of Default is apprehended or has occurred and is continuing, normal administrative costs and expenses incidental to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from such Agent's gross negligence or wilful misconduct.

15.5     Notice by Administrative Agent to Lenders

         Promptly after its receipt thereof, the Administrative Agent will forward to each Lender a copy of each report, notice or other document required by this Agreement to be delivered to the Administrative Agent for such Lender.

15.6     Protection of Agents

         15.6.1 No Agent shall be required to keep itself informed as to the performance or observance by the Borrower or any of the Guarantors of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower or any of the Guarantors. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by an Agent hereunder, or, in the case of the Repayment Agent, in accordance with the Intercreditor Agreement, such Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs or financial condition of the Borrower or any of the Guarantors which may come into the possession of such Agent. Nothing in this Agreement, or, in the case of the Repayment Agent, in the Intercreditor Agreement, shall oblige any Agent to disclose any information relating to the Borrower or any of the Guarantors if such disclosure would or might in the opinion of such Agent constitute a breach of any law or duty of secrecy or confidence.

         15.6.2 Unless the Administrative Agent shall have been notified in writing or by tested cable by any Lender prior to the date of an Advance or Bid Advance requested hereunder that such Lender does not intend to make available to the Administrative Agent such Lender's Participation in such Advance or Bid Advance, the Administrative Agent may assume that such Lender has made such Lender's Participation in such Advance or Bid Advance available to the Administrative Agent on the date of such Advance or Bid Advance and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such amount (together with interest thereon at the rate determined by the Administrative Agent as being its cost of funds in the circumstances) on demand from such Lender or, if such Lender fails to reimburse the Administrative Agent for such amount on demand, from the Borrower.

         15.6.3 Unless the Administrative Agent shall have been notified in writing or by cable by the Borrower prior to the date on which any payment is due hereunder that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made such payment when so due and the Administrative Agent may, in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's pro rata share of such assumed payment. If it proves to be the case that the Borrower has not in fact made such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount made available to such Lender (together with interest at the rate determined by the Administrative Agent as being its cost of funds in the circumstances).

15.7     Notice by Lenders to Administrative Agent

         Each Lender shall endeavor to use its best efforts to notify the Administrative Agent of the occurrence of any event which by the giving of notice or lapse of time or both would constitute an Event of Default forthwith upon becoming aware of such event and of any legal proceeding such Lender intends to take against the Borrower or any of the Guarantors in virtue of this Agreement, but no Lender shall be liable if it fails to give such notice to the Administrative Agent.

15.8     Resignation of Administrative Agent

         Subject to the appointment and acceptance of a successor Administrative Agent (as provided below) (i) the Administrative Agent may resign at any time by giving not less than thirty (30) days written notice thereof to the Lenders and the Borrower, and (ii) the Administrative Agent may be removed at any time with cause by the Majority Lenders by giving not less than thirty (30) days written notice of their intention to do so to the Administrative Agent and the Borrower. Upon such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which, if no Event of Default has occurred and is continuing, must be acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or receiving of notice of removal, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which, if no Event of Default has occurred and is continuing, must be acceptable to the Borrower.

         If (i) the Total Commitment has been cancelled or terminated, (ii) the Loan has been repaid, and (iii) the Administrative Agent has no outstanding Bid Loans, the Administrative Agent may resign at any time by giving not less than thirty (30) days' written notice thereof to the Lenders with outstanding Bid Loans and the Borrower. If no agreement is reached by the parties to whom such notice is given within such thirty (30) day period on the appointment of a successor Administrative Agent, the Administrative Agent may appoint as a successor Administrative Agent the Lender with the highest amount of outstanding Bid Loans and such Lender shall become the Administrative Agent effective on such appointment.

         Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, or upon the appointment by the Administrative Agent of a successor Administrative Agent as aforesaid, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

15.9     Sharing Among the Lenders

         The Lenders agree among themselves that, except as otherwise provided for by the provisions of this Agreement, all sums received by the Administrative Agent in its capacity as agent of the Lenders, for the ratable account of the Lenders relative to this Agreement or any other document contemplated hereby (whether received by voluntary payment, by the exercise of the right of set-off or compensation or by counterclaim, cross action or as proceeds of realization of any security) shall be shared by each Lender pro rata, in accordance with their respective Participations and each Lender undertakes to do all such things as may be reasonably required to give full effect to this Section 15.9. If any sum which is so shared is later recovered from the Lender who originally received it, each of the other Lenders shall restore its proportionate share of such sum to such Lender, without interest.

         If any Lender obtains any payment (whether voluntary, involuntary or through the exercise of any right of set-off or compensation or by counterclaim, cross-action or as proceeds of realization of any security) on account of the Loan in excess of its ratable share of payments on account of the Loan obtained by all the Lenders, such Lender shall promptly deliver such amount to the Administrative Agent for distribution to all Lenders pro rata in accordance with their respective Participations.

         Each Lender agrees with the other Lenders that it will not, without the prior written consent of the other Lenders, take or obtain any Lien on any property of the Borrower or any Material Subsidiary to secure the obligations of the Borrower or any of the Guarantors hereunder, except for the benefit of all Lenders or as may otherwise be required by Law.

15.10    Intercreditor Agreement

         Each Lender hereby further authorizes Administrative Agent and Repayment Agent, on behalf of and for the benefit of Lenders, to enter into the Intercreditor Agreement, and each Lender agrees to be bound by the terms of the Intercreditor Agreement.

15.11    Provisions for the Benefit of Lenders Only

         The provisions of this Article 15 relating to the rights and obligations of the Lenders and Administrative Agent inter se shall be operative as between the Lenders and Agents only, and the Borrower and the Guarantors shall not have any rights or obligations under or be entitled to rely for any purposes upon such provisions except for Sections 15.8 and 15.14.

15.12    Amendment of Article 15

         Except for such provisions of Section 15.8 and Section 15.14 that relate to the Borrower, the provisions of this Article 15 may be amended or added to, from time to time, by execution by the Administrative Agent and the Lenders of an instrument in writing and such instrument in writing shall validly and effectively amend or add to any or all of the provisions of this Article 15 affecting the Lenders without requiring the execution of such instrument in writing by the Borrower or any of the Guarantors. Notwithstanding the foregoing sentence, for so long as no Event of Default has occurred and is continuing, the second and third sentences of Section 15.13 cannot be amended without the consent of the Borrower.

15.13    Authorized Waivers, Variations and Omissions

         If so authorized in writing by Majority Lenders, the Administrative Agent may grant waivers, consents, vary the terms of this Agreement, and do or omit to do all such acts and things in connection herewith or therewith. Except with the prior written agreement of all the Lenders, nothing in this Section
15.13 shall authorize (i) any increase in the Total Commitment or subject the Lenders to any additional financial or other material obligations, (ii) any extension of the Term Loan Maturity Date, (iii) any extension of the Revolving Loan Commitment Termination Date, (iv) any change in the definition of Majority Lenders, (v) any reduction in any of the interest rates or fees (other than agency fees payable to the Administrative Agent) provided for in this Agreement,
(vi) postpone any date fixed for any payment of interest or fees or (vii) any amendments to any guarantees, security, if any, or Section 15.9 or this Section
15.13. Save as otherwise provided in Article 15 and in Section 16.1.2, all instructions, decisions, approvals, consents or actions referred to in this Agreement and required of the Lenders shall be made, taken or given by the Majority Lenders. No amendment, waiver or consent shall, unless in writing and signed by the applicable Agent in addition to the Lenders required herein to take such action, affect the rights or duties of such Agent under this Agreement. Notwithstanding anything in this Agreement to the contrary, (a) in the event Majority Lenders or all Lenders shall consent to any amendment, modification or waiver of any provision contained in Articles 2, 10, 11 or 12 (other than Sections 12.1.1, 12.1.2 and 12.1.11) of this Agreement, or the definitions in Article 1 as used in such Articles, including without limitation any waiver of compliance therewith as a condition to making any Advance or Bid Advance, such amendment, modification or waiver shall not be effective (notwithstanding approval thereof by Majority Lenders or all Lenders) with respect to either this Agreement or the US Credit Agreement unless such amendment, modification or waiver is effective with respect to both such agreements and any fees which are paid by the Borrower or any of its Subsidiaries to obtain consent to any such amendment, modification or waiver are paid on a ratable basis to Lenders and "Lenders" (as defined in the US Credit Agreement) who consent to such amendment, modification or waiver, and the Lenders hereunder hereby consent to any such amendment, modification or waiver in this Agreement and the US Credit Agreement as is necessary to give effect to this sentence, and (b) any change in the definition of Majority Lenders or to this Section 15.13 shall require the prior written agreement of all Lenders and all "Lenders" as defined in the US Credit Agreement.

15.14             Dissenting Lenders

         If a Lender (in this Section 15.14 called a "Dissenting Lender") withholds its consent or its approval following a request of the Borrower as provided in this Agreement and, as a result, the consent of all the Lenders or the Majority Lenders, as the case may be, cannot be obtained in connection with such request, the Borrower may, provided at least 51% of the Lenders based on the amount of the Total Commitment in effect from time to time have consented to such request, by giving notice to each Dissenting Lender and to the Agent within ten (10) days of being advised by the Administrative Agent of whether the Lenders or the Majority Lenders, as the case may be, have consented to such request, designate an alternate lender (which need not be an existing Lender) to purchase an assignment in accordance with Section 16.1.7 of such Dissenting Lender's Commitments and outstanding Loan and Bid Loan and Money Market Loans (which alternative lender shall purchase such assignment prior to the expiry of such ten (10) day delay) provided that no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section
15.14 unless said assignment is done on a without warranty basis and unless and until such Dissenting Lender shall have received one or more payments from either the Borrower or one or more assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Loan and Bid Loan and Money Market Loans owing to such Dissenting Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Dissenting Lender under this Agreement. Any such alternate lender is subject to the Administrative Agent's prior written approval, such approval not to be unreasonably withheld. Nothing contained herein shall be deemed to obligate any Lender or the Administrative Agent to agree to any such request made by the Borrower.


                                   ARTICLE 16

                             SUCCESSORS AND ASSIGNS

16.1     Successors and Assigns

         16.1.1 This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors, the Administrative Agent, the Arrangers, the Advisor, the Syndication Agent and each Lender and thereafter shall be binding upon and enure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Arrangers, the Advisor, the Syndication Agent, the Lenders and their respective successors and permitted assigns.

         16.1.2 Neither the Borrower nor any of the Guarantors shall have the right to assign their rights or obligations hereunder or any interest herein without the prior written consent of all the Lenders, which consent may be arbitrarily withheld.

         16.1.3 A Lender may (i) without notice to or consent of any Person, grant participations in its interest in the Credit to one or more Persons (each a "Participant"); or (ii) with the consent of the Borrower (but not the Guarantors) which consent shall not be unreasonably withheld or delayed, assign its rights and obligations in the Credit to one or more financial institutions (each an "Assignee") in whole or in part, subject to the following limitations:

                           (w) any such Assignee shall be subject to approval by the Administrative Agent and no such consent of the Borrower or approval of the Administrative Agent shall be required for assignments by a Lender to an Affiliate of such Lender or to another Lender or during the occurrence and continuance of an Event of Default;

                           (x) no Lender shall assign its Commitments (except to Affiliates of such Lender and to other Lenders) in amounts less than US$10,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments and Advances of such Lender) in the aggregate;

                           (y) no Lender may assign its Revolving Loan
         Commitment or Term Loan Commitment or Advances except together with a proportionate share of all Commitments and Advances held by such Lender; and

                           (z) notwithstanding anything to the contrary contained herein, no Lender may assign its interest in the Credit except to a resident of Canada within the meaning of the Income Tax Act (Canada).

Except in the case of an Assignee which has delivered an assumption agreement pursuant to Section 16.1.7, the Participant or Assignee shall not have any rights under this Agreement (such Person's rights against such Lender in respect of such participations and assignments to be those set forth in the agreement executed by such Lender in favor of such Person relating thereto and such Person shall not constitute a "Lender" hereunder). With respect to all such participations (i) the obligations under this Agreement of each Lender selling a participation interest hereunder shall remain unmodified and fully effective and enforceable against such Lender, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the party entitled to receive payments for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and
(v) such Lender shall not grant to its Participant(s) any rights to consent or withhold consent to any action taken by such Lender or the Administrative Agent under this Agreement other than action requiring the consent of all of the Lenders hereunder.

         16.1.4 Subject to Section 16.1.9, the Lenders may deliver a copy of any financial statement or any other information relating to the business, assets or condition (financial and otherwise) of the Borrower and its Subsidiaries or the Guarantors which may be furnished to them under this Agreement or otherwise to any prospective or other Participant or Assignee to the extent reasonably required by such Participant or Assignee in connection with its interest or the proposed acquisition of an interest in the Credit or a Bid Loan or any Money Market Loans.

         16.1.5 The Borrower and each of the Guarantors shall provide such certificates, acknowledgements and further assurances in respect of this Agreement and the Credit or a Bid Loan or a Money Market Loan as such Lender may reasonably require in connection with any participation or assignment pursuant to Section 16.1.3.

         16.1.6 Except in the case of an Assignee which has delivered an assumption agreement pursuant to Section 16.1.7:

         (a) a Lender granting a participation or making an assignment shall remain a "Lender" hereunder and shall act on behalf of all of its Participants and Assignees in all dealings with the Borrower and the Guarantors in respect of the Credit and the Bid Loans and any Money Market Loans;

         (b) the Participant or Assignee shall not constitute a "Lender" here-under; and

         (c) except with respect to Bankers' Acceptances, all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation or made such assignment.

         16.1.7 A Lender may deliver to the Borrower, the Guarantors and the Administrative Agent an agreement substantially in the form of Schedule 16.1.7 annexed hereto by which any Assignee of such Lender assumes the obligations and agrees to be bound by all the terms and conditions of this Agreement, all as if such Assignee had been an original party hereto. Upon any such assignment and assumption of the obligations of such Lender by an Assignee:

         (a) the Administrative Agent shall, upon receipt of a fee of US$2,500 from the Assignee (provided that such fee shall be paid by the Borrower in the event of any assignment pursuant to Section 7.12 or 8.5), record the assignment and any modified Commitments resulting therefrom; and

         (b) the assigning Lender, the Borrower and the Guarantors shall be released from their respective obligations hereunder (to the extent of such assignment and assumption) and thereafter shall not have any liability or obligations to each other to such extent, except in respect of matters arising prior to such assignment.

         In the event a Lender assigns the full amount of its Loan and Commitments and such Lender has an outstanding Bid Loan and/or any Money Market Loans at the time of such assignment, such Lender must also assign the full amount of such Bid Rate Loans and Money Market Loans to a Person which is a Lender at the time of such assignment.

         16.1.8 The Borrower and each of the Guarantors hereby consents to the disclosure by each Lender to any Participant or Assignee of all information in regard to this Agreement. The Borrower and each of the Guarantors further agrees to co-operate fully with each Lender in connection with any transaction pursuant to Section 16.1.7 and to execute and deliver such documents and assurances as a Lender may reasonably request in connection therewith including, without limitation, the agreement referred to in Section 16.1.7.

         16.1.9 Each Lender and the Administrative Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound lending practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Agreement (and which is not independently known to such Lender or the Administrative Agent) provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by Law or judicial process, (ii) to counsel for any of the Lender or the Administrative Agent,
(iii) to a Lender's examiners, auditors or accountants, (iv) to the Administrative Agent or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders is a party, (vi) to any Affiliate of any Lender or the Administrative Agent, or (vii) to any Assignee or Participant (or prospective Assignee or Participant) so long as such Assignee or Participant (or prospective Assignee or Participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of
Schedule 16.1.9 annexed hereto; provided, further, that, unless specifically prohibited by applicable Law or court order, each Lender shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of such Lenders financial condition by such governmental agency), or (y) pursuant to legal process; and provided finally that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries.

         16.1.10 No Lender shall be entitled to grant a participation or an assignment pursuant to Section 16.1.3 or to change its branch of account, as the case may be, if, as a result, the Borrower would be required to pay or reimburse the Participant or Assignee for any Taxes under Section 9.7 or any Compensating Amount under Section 8.2.

         16.1.11 Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it has experience and expertise in the making of loans such as the Term Loans and/or the Revolving Loans, as applicable; and
(ii) that it will make its Advances for its own account in the ordinary course of its business and without a view to distribution of its interest in the Credit within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Article 16, the disposition of such interests in the Credit shall at all times remain within its exclusive control). Each Lender listed on the signature pages hereof hereby represents and warrants that it is a resident of Canada within the meaning of the Income Tax Act (Canada). Each Lender that becomes a party hereto after the date hereof pursuant to an assignment from a Lender shall be deemed to represent and warrant that it is a resident of Canada within the meaning of the Income Tax Act (Canada).

                                   ARTICLE 17

                                    GUARANTEE

17.1     Guarantee

         Each of the Guarantors, for good and valuable consideration received, hereby absolutely, irrevocably and unconditionally guarantees, as primary obligor and not merely as surety, in favor of each of the Lenders and the Administrative Agent, the prompt and complete payment when due, whether at stated maturity, by acceleration or otherwise, of all present and future obligations of the Borrower resulting from the terms and conditions of this Agreement, including without limitation, the repayment of the Bid Loan and the Loan and all reimbursement obligations under any Letters of Credit, together with interest thereon and all fees and other amounts as provided in this Agreement (such obligations being herein called the "Obligations"). Each of the Guarantors shall be considered as primarily liable to the Lenders and the Administrative Agent, and shall not be released nor its liability hereunder limited or lessened by any variation or departure from the provisions of this Agreement nor by the Lenders or the Administrative Agent's granting time, taking or giving up securities, accepting compositions, granting releases or discharges, or otherwise dealing with any Person, nor by any other thing whatsoever, either of a like nature to the foregoing or otherwise whereby as guarantor only, a Guarantor would or might be released, and none of the Lenders or the Administrative Agent shall be bound to exhaust its recourse against the Borrower or any other Person or any security it may hold before being entitled to payment from each of the Guarantors. The Guarantors covenant and agree that until such time as each of the Lenders and the Administrative Agent shall have been indefeasibly paid in full all Obligations, no payment will be taken, demanded, received or accepted by a Guarantor of or on account of the principal amount of or interest of any indebtedness incurred by a Guarantor in fulfillment of its obligations pursuant to this Section 17.1 or on any other indebtedness payable by the Borrower, each of the Guarantors agreeing that this said indebtedness shall, at all times, be fully subordinated to and rank in time and right of payment junior to the Obligations, and each of the Guarantors hereby renounces any rights of compensation and/or set-off and/or counterclaim. Without limiting the foregoing, each of the Guarantors hereby expressly subordinates and postpones all of its rights to the benefit of subrogation (whether contractual, under the Bankruptcy Code, under common law or otherwise) and all contractual, common law, statutory and other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Borrower which may have arisen in connection with this guarantee, and agrees not to enforce or attempt to enforce any of the foregoing, until indefeasible full repayment of the Obligations and the termination of all Letters of Credit and the Total Commitment. Each of the Guarantors hereby determines and agrees that the execution, delivery and performance of this Agreement by such Guarantor is necessary and convenient to the conduct, promotion or attainment of the business of the Borrower and the Guarantors and in furtherance of the corporate purposes of the Guarantors. Notwithstanding anything herein to the contrary, the obligations of CNR Properties arising under this Article 17 are solely with respect to the obligations of Canadian National Railway Company under this Agreement in its capacity as a Borrower. Upon the reasonable request of the Administrative Agent, CNR Properties will execute a guarantee agreement with substantially the same effect as this Article 17 in order to guarantee the obligations of any future Borrower or any other future Guarantor under this Agreement to the extent that CNR Properties is permitted to guarantee such obligations under applicable Law.

17.2     Guarantee Absolute

         Each of the Guarantors guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any Law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Lenders with respect thereto. The liability of each of the Guarantors under this Agreement shall be absolute and unconditional irrespective of:

         (i) any lack of validity or enforceability of any provisions of this Agreement, any Bankers' Acceptance or any other agreement or instrument relating to this Agreement;

         (ii) any change in the time, manner or place of payment of or in any other term of, all or any of the Obligations or any other amendment, restatement or waiver of or any consent to departure from this Agreement;

         (iii) any exchange, release or non-perfection of any collateral or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Obligations;

         (iv) the reconstruction, reorganization, consolidation, amalgamation or merger of the Borrower with or into any other Person, or the transfer, sale, lease or other disposition by the Borrower of all or substantially all of its assets or business to any other Person, whether or not affected in compliance with the provisions of this Agreement;

         (v) the illegality under any applicable Law of repayment of the Obligations or the adoption of any Law purporting to render any Obligations null and void;

         (vi) any defense, setoff or counterclaim which may at any time be available to or asserted by any Guarantor against the Administrative Agent or any Lender; or

         (vii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

         The liability of each of the Guarantors under this Article 17 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

17.3     Waiver

         Each of the Guarantors hereby waives promptness, diligence, notice of acceptance, presentment, protest, demand, notice of default, and any other notice with respect to any of the Obligations and its liability hereunder and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien, if any, or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral.

17.4     Continuing Guarantee

         The obligations of each of the Guarantors under this Article 17 shall be a continuing guarantee and shall:

         (i) remain in full force and effect until payment in full of the Obligations and all other amounts payable under this Agreement;

         (ii) be binding upon each of the Guarantors, its successors and assigns; and

         (iii) enure to the benefit of and be enforceable by the Lenders, the Administrative Agent and their respective successors, transferees and assigns.

         Without limiting the generality of the foregoing clause (iii), upon any assignment by any Lender of all or any part of any interest in this Agreement by it to any other Person in accordance with the terms of this Agreement, such other Person shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise, subject, however, to the provisions of this Agreement concerning the Administrative Agent and subject to compliance with Section 16.1.7.

17.5     Fraudulent Conveyance Limitation

         17.5.1 Anything contained in this Article 17 to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Article 17, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to the Borrower or other affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of subordinated indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 17.5.1, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under Section 17.5.2).

         17.5.2 Guarantors together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Article 17. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Article 17 (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Article 17 in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Article 17, determined as of such date in accordance with Section 17.5.1; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Guarantor for purposes of this Section 17.5.2, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 17.5.2) minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 17.5.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this
Section 17.5.2 shall not be construed in any way to limit the liability of any Guarantor hereunder.

17.6     Taxes

         17.6.1 Any and all payments to the Lenders by the Guarantors in respect of the Obligations, shall be made free and clear of and without deduction or withholding for any and all present or future Taxes excluding, in the case of each Lender and the Administrative Agent, (i) Taxes on the overall income or net profits (or franchise taxes imposed in lieu thereof) of such Lender or Administrative Agent imposed by any jurisdiction in which such Lender or Administrative Agent is organized or has its Applicable Lending Office, and (ii) in the case of each Lender and the Administrative Agent, Taxes imposed solely by reason of the Lender or the Administrative Agent (as the case may be) doing business in the jurisdiction imposing such Tax, other than as a result of this Agreement or any transaction contemplated hereby (all Taxes, other than such excluded Taxes, being hereinafter referred to as "Section 17.6 Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If any Guarantor shall be required by Law or the administration thereof to deduct or withhold any such Section 17.6 Taxes from or in respect of any such amount payable hereunder then, (i) the amount payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Section 17.6), the Lenders receive an amount equal to the amount they would have received if no such deduction or withholding had been made; (ii) such Guarantor shall make such deductions or withholdings; and (iii) such Guarantor forthwith shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable Law.

         17.6.2 Each Guarantor agrees to pay forthwith any present or future stamp documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies being herein referred to as "Other Taxes") imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) which arise from any payment made by the Guarantors hereunder.

         17.6.3 Each Guarantor agrees to indemnify the Lenders for the full amount of (i) Section 17.6 Taxes and Other Taxes not deducted or withheld and paid by such Guarantors in accordance with Section 17.6.1 and 17.6.2 to the relevant taxation or other authority and (ii) any Section 17.6 Taxes or Other Taxes imposed by any jurisdiction on amounts payable by any Guarantor under this
Section 17.6, in each case paid by the Lenders and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes or Other Taxes were correctly or legally asserted; provided that, if such Taxes or Other Taxes were incorrectly or illegally imposed, such Lender shall, at the reasonable request of the applicable Guarantor, take all reasonable actions that are without risk or material cost to such Lender to claim and obtain refunds with respect to such Taxes or Other Taxes and will promptly after receipt thereof remit such refunds to such Guarantor. Payment under this indemnification shall be made within 15 days from the date the Administrative Agent or the relevant Lenders make written demand therefor. A certificate as to the amount of such Taxes or Other Taxes, providing reasonable details of the calculation thereof, and evidence of payment thereof submitted to the relevant Guarantor by the Administrative Agent shall be prima facie evidence of the amount due from such Guarantor to the Administrative Agent or the Lenders.

         17.6.4 Each Guarantor shall furnish to the Administrative Agent and the relevant Lenders the original or a certified copy of a receipt evidencing any payment of Taxes or other Taxes made by such Guarantor, as soon as such receipt becomes available.

         Each Lender and the Administrative Agent agrees that it will (i) take all reasonable actions reasonably requested by the Guarantor that are without risk or material cost to such Lender or the Administrative Agent (as the case may be) to maintain all exemptions, if any, available to it from withholding taxes (whether available by treaty or existing administrative waiver), and (ii) to the extent reasonable and without material cost to it, otherwise cooperate with the Guarantor to minimize any amounts payable by the Guarantor under this Section.

         If the Guarantor is required to pay additional amounts to or for the account of any Lender pursuant to this section 17.6, then such Lender will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, would not impose material cost on such Lender and is not otherwise disadvantageous to such Lender.

         17.6.5 The provisions of this Section 17.6 shall survive the termination of the Agreement and the repayment of all Advances and Bid Advances and all Money Market Loans.



                                   ARTICLE 18

                                  MISCELLANEOUS

18.1     Severability

         Any provision of this Agreement which is or becomes prohibited or unenforceable in any jurisdiction shall not invalidate, affect or impair the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction does not invalidate or render unenforceable any such provision in any other jurisdiction.

18.2     Amendments, Waivers, Etc.

         Except as specifically provided in Section 15.12, no amendment, modification or waiver of any provision of, and no waiver of the strict observance, performance or compliance by the Borrower or each of the Guarantors with any term, covenant, condition or agreement contained in this Agreement and no indulgence granted by the Administrative Agent or the Lenders or consent to any departure by the Borrower or any of the Guarantors therefrom, shall in any event be effective unless it shall be in writing and signed by, as the case may be, the Majority Lenders or the Administrative Agent on behalf of the Lenders or the Majority Lenders, as required, and the Borrower and each of the Guarantors, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

18.3     Direct Obligation

         Notwithstanding any other provision hereof, the Borrower shall be obligated directly towards each of the Lenders in respect of the Participation of each of the Lenders as well as any other amounts which may be payable by the Borrower pursuant to or in connection with this Agreement or any Borrowings. The obligations of each of the Lenders are independent from one another, are not joint, and may not be increased, reduced, extinguished or otherwise affected due to the default of another Lender pursuant hereto. Any default of any party hereto in the performance of its obligations shall not release any of the other parties hereto from the performance of any of their respective obligations.

18.4     Sharing of Information

         The Borrower and each of the Guarantors agrees that the Administrative Agent and the Lenders may share amongst themselves any information which any of them may possess concerning the Borrower or any of the Guarantors in respect of the Borrower's and each of the Guarantors' undertakings, obligations or indebtedness towards any Lender pursuant to this Agreement or otherwise, as well as any payment received from the Borrower or any of the Guarantors by any Lender. Without limiting the generality of the foregoing, the Administrative Agent may disclose to any Lender and the Borrower and any of the Guarantors any information contained in any notices, consents, certificates, documents or other instruments or writings delivered to it under or pursuant to this Agreement.

18.5     Term of Agreement

         This Agreement shall continue in full force and effect until both the Total Commitment of the Lenders has terminated and all Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen) of the Borrower and each of the Guarantors under or pursuant to this Agreement have been indefeasibly paid and satisfied in full.

18.6     Further Assurances

         The Borrower and each of the Guarantors agrees to do, execute, acknowledge, deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, opinions and assurances as may be reasonably requested by the Administrative Agent or any Lender from time to time during the term hereof for the purpose of effecting the transactions contemplated hereby.

18.7     Execution in Counterparts

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

18.8     Language

         The parties hereby confirm their express wish that the present Agreement and all documents and agreements directly and indirectly related thereto, including notices, be drawn up in English. Notwithstanding such express wish, the parties agree that any of such documents, agreements and notices or any part thereof or of this Agreement may be drawn up in French. Les parties reconnaissent leur volonte expresse que la presente convention ainsi que tous les documents et conventions qui s'y rattachent directement ou indirectement, y compris les avis, soient rediges en langue anglaise. Nonobstant telle volonte expresse, les parties conviennent que n'importe quel desdits documents, conventions et avis ou toute partie de ceux-ci ou de cette convention puissent etre rediges en langue francaise.

18.9     Whole Agreement

         This Agreement and the letters referred to in Sections 5.9 and 5.11 in regard to the underwriting fee and administrative fee constitute the whole agreement between the parties in respect of the Credit and the Bid Loans, and as and from the date of this Agreement cancel and supersede any other prior agreements, undertakings, declarations and representations, written or oral, in respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives thereunto duly authorized as of the date first above written.


                       CANADIAN NATIONAL RAILWAY COMPANY,
                          as Borrower


                       By:     /s/ Sean Finn
                           ------------------------------------------
                               Sean Finn
                               Treasurer and Principal Tax Counsel


                               Notice Address:

                               935 de La Gauchetiere West, 3rd Floor
                               Montreal, Quebec
                               H3B 2M9
                               Attention: Treasurer
                               Telecopier: (514) 399-4854

                       GRAND TRUNK CORPORATION,
                          as a Guarantor


                       By:      /s/ Sean Finn
                           ------------------------------------------
                               Sean Finn
                               Treasurer and Principal Tax Counsel


                       GRAND TRUNK WESTERN RAILROAD INCORPORATED,
                          as a Guarantor


                        By:      /s/ Sean Finn
                            ------------------------------------------
                               Sean Finn
                               Treasurer and Principal Tax Counsel


                       DULUTH, WINNIPEG AND PACIFIC RAILWAY COMPANY,
                          as a Guarantor


                       By:      /s/ Sean Finn
                           ------------------------------------------
                               Sean Finn
                               Treasurer and Principal Tax Counsel


                       ST. CLAIR TUNNEL COMPANY,
                          as a Guarantor


                       By:      /s/ Sean Finn
                           ------------------------------------------
                               Sean Finn
                               Treasurer and Principal Tax Counsel

                       CANADIAN NATIONAL RAILWAY PROPERTIES, INC.
                          as a Guarantor


                       By:      /s/ Sean Finn
                           ------------------------------------------
                               Sean Finn
                               Treasurer and Principal Tax Counsel

                               Notice Address for the Guarantors:

                               935 de La Gauchetiere West, 3rd Floor
                               Montreal, Quebec
                               H3B 2M9
                               Attention: Treasurer
                               Telecopier: (514) 399-4854

                       BANK OF MONTREAL,
                          as Administrative Agent and Repayment Agent


                       By:      /s/ Glenn Rourke
                           ------------------------------------------
                               Authorized Signing Officer


                       By:      /s/ Denis LaFramboise
                           ------------------------------------------
                               Authorized Signing Officer

                               Notice Address:

                               After Sales
                               100 King Street West
                               22nd Floor, F.C.P.
                               Toronto, Ontario
                               M5X lA1
                               Attention: Manager Loan Agency
                               Telecopier: (416) 867-5718


                       BANK OF MONTREAL,
                          as an Arranger and as a Lender


                       By:      /s/ Glenn Rourke
                           ------------------------------------------
                               Authorized Signing Officer


                       By:      /s/ Denis LaFramboise
                           ------------------------------------------
                               Authorized Signing Officer

                               Notice Address:

                               129, rue St-Jacques
                               12th Floor
                               Montreal, Quebec
                               H2Y 1L6
                               Attention: Director
                               Telecopier: (514) 877-6933

                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                          as Advisor and Syndication Agent and as an Arranger


                       By:      /s/ Ed Forst
                           ------------------------------------------
                               Authorized Signatory

                               Notice Address:

                               85 Broad Street
                               New York, New York 10004
                               Attention: Stephen King
                               Telephone: 212-902-8123
                               Telecopier: 212-357-3000

                               with a copy to:
                               85 Broad Street
                               New York, New York 10004
                               Attention: John Makrinos
                               Telephone: 212-902-5977
                               Telecopier: 212-357-4597


                       GOLDMAN SACHS CANADA CREDIT PARTNERS CO.,
                          as a Lender


                       By:      /s/ Ed Forst
                           ------------------------------------------
                               Authorized Signatory

                               Notice Address:

                               85 Broad Street
                               New York, New York 10004
                               Attention: Stephen King
                               Telephone: 212-902-8123
                               Telecopier: 212-357-3000

                               with a copy to:
                               85 Broad Street
                               New York, New York 10004
                               Attention: John Makrinos
                               Telephone: 212-902-5977
                               Telecopier: 212-357-4597

                       THE BANK OF NOVA SCOTIA,
                          as a Co-Documentation Agent and as a Lender



                       By:      /s/ Raymond Trempe
                           ------------------------------------------
                               Name: Raymond Trempe
                               Title: Senior Manager

                               Notice Address:

                               1002, Sherbrooke Street West
                               Montreal, Quebec H3A 3M3
                               Telephone: 514-499-5664
                               Facsimile: 514-499-5504

                       NBD BANK,
                          as a Co-Documentation Agent



                       By:      /s/ Daniel J. Thomson
                           ------------------------------------------
                               Name: Daniel J. Thomson
                               Title: First Vice President


                       By:      /s/ Richard L. Janisee
                           ------------------------------------------
                               Name: Richard L. Janisee
                               Title: First Vice President

                               Notice Address:

                               611 Woodward Avenue
                               Detroit, Michigan 48226
                               Attention: Daniel J. Thomson
                               Telephone: 313-225-1044
                               Facsimile: 313-225-1689

                      [This page intentionally left blank]

                       BANK OF AMERICA CANADA,
                          as a Lender



                       By:      /s/ Gregory B. Vit
                            ------------------------------------------
                               Name: Gregory B. Vit
                               Title: Vice President

                               Notice Addresses:

                               200 Front Street West, Suite 2700
                               Toronto, Ontario M5V 3L2
                               Attention: Gregory B. Vit
                               Telephone: 416-349-4095
                               Facsimile: 416-349-4283

                                       and

                               1250 Rene-Levesque Blvd. Ouest
                               Suite 4335
                               Montreal, Quebec H3B 4W8
                               Attention: Charline Didierjean
                               Telephone: 514-938-1600 (X5072)
                               Facsimile: 514-938-1601

                       BANCA COMMERCIALE ITALIANA OF CANADA,
                          as a Lender



                       By:      /s/ Roger Michaud
                           ------------------------------------------
                               Name: Roger Michaud
                               Title: Vice President and Regional Manager


                       By:      /s/ Mike Bucci
                           ------------------------------------------
                               Name: Mike Bucci
                               Title: Senior Manager

                               Notice Address:

                               888 rue Sherbrooke Ouest
                               Montreal, Quebec H3A 1G3
                               Attention: Mike Bucci
                               Telephone: 514-284-3627
                               Facsimile: 514-284-1860

                       THE CHASE MANHATTAN BANK OF CANADA,
                          as a Lender



                       By:      /s/ Christine Chan
                           ------------------------------------------
                               Name: Christine Chan
                               Title: Vice-President

                               Notice Address:

                               1 First Canadian Place
                               100 King Street West, Suite 6900
                               Toronto, Ontario M5X 1A4
                               Attention: Gene Gomes
                               Telephone: 416-216-4146
                               Facsimile: 416-216-4161

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                          as a Lender



                       By:      /s/ Michel Tessier
                           ------------------------------------------
                               Name: Michel Tessier
                               Title: Executive Director

                               Notice Address:

                               600 De Maisonnueve West, Suite 3210
                               Montreal, Quebec H3A 3J2
                               Telephone: 514-847-6658
                               Facsimile: 514-847-6672

                       CITIBANK CANADA,
                          as a Lender



                       By:      /s/ Camillo O. di Prata
                           ------------------------------------------
                               Name: Camillo O. di Prata
                               Title: Managing Director

                               Notice Address:

                               630 Rene-Levesque Blvd. Ouest
                               Suite 2450
                               Montreal, Quebec H3B 1S6
                               Telephone: 514-393-7507
                               Facsimile: 514-393-7545

                       FIRST CHICAGO NBD BANK, CANADA,
                          as a Lender



                       By:      /s/ Daniel J. Thomson
                           ------------------------------------------
                               Name: Daniel J. Thomson
                               Title: First Vice President


                       By:      /s/ Richard L. Janisee
                           ------------------------------------------
                               Name: Richard L. Janisee
                               Title: First Vice President

                               Notice Address:

                               611 Woodward Avenue
                               Detroit, Michigan 48226
                               Attention: Daniel J. Thomson
                               Telephone: 313-225-1044
                               Facsimile: 313-225-1689

                       JP MORGAN CANADA,
                          as a Lender



                       By:      /s/ John Maynard
                           ------------------------------------------
                               Name: John Maynard
                               Title: Vice President and Controller

                               Notice Address:

                               Royal Bank Plaza
                               South Tower
                               Suite 1800
                               Toronto, Ontario M5J 2J2
                               Telephone: 416-981-9290
                               Facsimile: 416-981-9234

                       NATIONAL BANK OF CANADA,
                          as a Lender



                       By:      /s/ Andre Marenger
                           ------------------------------------------
                               Name: Andre Marenger
                               Title: Manager

                       By:      /s/ Linda Gross
                           ------------------------------------------
                               Name: Linda Gross
                               Title: Manager


                               Notice Address:

                               North American Corporate Banking
                               600, de la Gauchetiere West
                               Main Floor
                               Montreal, Quebec H3B 4L2
                               Telephone: 514-394-6430
                               Facsimile: 514-394-6073

                       ROYAL BANK OF CANADA,
                          as a Lender



                       By:      /s/ Fiona Dubsky
                           ------------------------------------------
                               Name: Fiona Dubsky
                               Title: Senior Manager

                               Notice Address:

                               1 Place Ville Marie, 8th Floor
                               Montreal, Quebec H3C 3A9
                               Telephone: 514-874-2816
                               Facsimile: 514-874-5315

                       THE TORONTO DOMINION BANK,
                          as a Lender



                       By:      /s/ Donald Olds
                           ------------------------------------------
                               Name: Donald Olds
                               Title: Manager
                                        Corporate & Investment Banking Group


                       By:      /s/ Yves Bergeron
                           ------------------------------------------
                               Name: Yves Bergeron
                               Title: Associate Vice President
                                        Corporate & Investment Banking Group

                               Notice Address:

                               500 St. Jacques Street, 9th Floor
                               Montreal, Quebec H2Y 1S1
                               Telephone: 514-289-1500
                               Facsimile: 514-289-0788

                       UNION BANK OF SWITZERLAND [CANADA],
                          as a Lender



                       By:      /s/ Lawrence J. Maloney
                           ------------------------------------------
                               Name: Lawrence J. Maloney
                               Title: Director



                       By:      /s/ Donald R. Chung
                           ------------------------------------------
                               Name: Donald R. Chung
                               Title: Director

                               Notice Address:

                               154 University Avenue
                               Toronto, Ontario M5H 3Z4
                               Telephone: 416-343-1768
                               Facsimile: 416-343-1700

                       CREDIT LYONNAIS CANADA,
                          as a Lender



                       By:      /s/ Andre Roy
                           ------------------------------------------
                               Name: Andre Roy
                               Title: Assistant Vice-President



                       By:      /s/ Jacques Clermont
                           ------------------------------------------
                               Name: Jacques Clermont
                               Title: Vice-President and Assistant
                                        Manager Eastern Region

                               Notice Address:

                               2000 Mansfield
                               16th Floor
                               Montreal, Quebec H3A 3A4
                               Telephone: 514-499-8743
                               Facsimile: 514-288-9683

                       MELLON BANK CANADA,
                          as a Lender



                       By:      /s/ Wendy B. H. Bocti
                         ---------------------------------
                               Name: Wendy B. H. Bocti
                               Title: Vice President

                               Notice Address:

                               Royal Trust Tower
                               Toronto Dominion Tower
                               Suite 3200
                               Toronto, Ontario M5K 1K2
                               Telephone: 416-860-2412
                               Facsimile: 416-860-2409